UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐ Check the appropriate box:

☑ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to § 240.14a-12

MITEL NETWORKS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)

☑ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

MITEL NETWORKS CORPORATION

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

AND

PRELIMINARY MANAGEMENT PROXY CIRCULAR

Dated April [    ], 2017

For the Annual General Meeting of Shareholders to be held on May 15, 2017

MITEL NETWORKS CORPORATION

350 Legget Drive

Ottawa, Ontario, Canada K2K 2W7

NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that an Annual Meeting (the “Meeting”) of the shareholders of Mitel Networks Corporation (“Mitel”) will be held on Monday, May 15, 2017 at The Brookstreet Hotel, 525 Legget Drive, Ottawa (Kanata), Ontario, Canada K2K 2W2, commencing at 4:00 p.m., Ottawa time, for the following purposes:

1.	To place before the Meeting the consolidated financial statements for the year ended December 31, 2016 together with the auditor’s report.

2.	To elect directors for the ensuing year (“Annual Resolution No. 1”).

3.

To reappoint Deloitte LLP as our independent auditor (and, for purposes of U.S. securities laws, our independent registered public accounting firm) and to authorize the directors to fix the auditor’s remuneration (“Annual Resolution No. 2”).

4.	To provide an advisory vote to approve executive compensation (“Annual Resolution No. 3”).

5.	To provide an advisory vote to approve Mitel’s frequency of “say-on-pay” votes (“Resolution No. 4”).

6.	To consider and, if thought advisable, to pass, with or without variation, an ordinary resolution (“Ordinary Resolution No. 1”) to approve Mitel’s 2017 Omnibus Incentive Plan.

7.

To consider, and if thought advisable, to pass, an ordinary resolution confirming an amendment to By-Law No. 1A of Mitel to increase the quorum requirement at any meeting of Mitel’s shareholders from 25% to 33 1/3% (the “By-Law Ratification Resolution”).

8.	To transact such further and other business as may properly come before the Meeting or any adjournment thereof.

A copy of the full text of each of the proposed Annual Resolution No. 1, Annual Resolution No. 2, Annual Resolution No. 3, Resolution No. 4, Ordinary Resolution No. 1 and the By-Law Ratification Resolution is attached as Schedule A, Schedule B, Schedule C, Schedule D, Schedule E and Schedule F respectively, to the proxy circular that accompanies this notice. Any action on the items of business described above may be considered at the Meeting or at any adjournment or postponement of the Meeting. Please note that our proxy materials are also available through the Internet at http://investor.mitel.com. In the interest of convenience to you and of minimizing the environmental impact associated with printing and mailing our proxy material and annual reports in the future, you may indicate your preference for receiving all future materials electronically, by indicating as such in the manner provided for on the enclosed form of proxy or, for beneficial holders, on the voting instruction form.

The Board of Directors of Mitel has fixed a record date of March 21, 2017 for the Meeting. Accordingly, shareholders registered on the books of Mitel at the close of business on March 21, 2017 are entitled to receive notice of the Meeting and are entitled to vote thereat. This notice of the Meeting, the proxy circular and the accompanying form of proxy are first being sent to shareholders on or about April [    ], 2017.

Shareholders of record attending the Meeting should be prepared to present government-issued picture identification for admission. Shareholders owning common shares through a broker, bank, or other record holder should be prepared to present government-issued picture identification and evidence of share ownership as of the record date, such as an account statement, voting instruction form issued by the broker, bank or other record holder, or other acceptable document, for admission to the Meeting. Check-in at the Meeting will begin at 3:30 p.m., Ottawa time, and you should plan to allow ample time for check-in procedures.

As owners of Mitel, your vote is very important, regardless of the number of shares you own. Whether or not you are able to attend the Meeting in person, it is important that your shares be represented. We request that you vote as soon as possible on-line at www.investorvote.com or in writing by following the instructions noted on the form of proxy or, for beneficial shareholders, the voting instruction form, included with this notice. Your form of proxy or voting instruction form, as applicable, must be received by 4:00 p.m., Ottawa time, two business days before the Meeting, Thursday, May 11, 2017. For specific information regarding voting of your common shares, please refer to the section entitled “Voting of Proxies” in the accompanying proxy circular.

Thank you for your continued interest in Mitel.

DATED at Ottawa, Ontario this [    ] day of April, 2017.

BY ORDER OF THE BOARD OF DIRECTORS

Richard D. McBee, President and Chief Executive Officer

EXPLANATORY NOTE REGARDING THE CONTENT AND FORMAT OF THIS DOCUMENT

A copy of our annual report on Form 10-K for the year ended December 31, 2016, which is referred to as the Form 10-K, is included in the materials mailed with this proxy circular and is also available at http://investor.mitel.com. You may also review and print the Form 10-K and all exhibits from the website of the U.S. Securities and Exchange Commission, which is referred to as the SEC, at www.sec.gov or from SEDAR at www.sedar.com. In addition, we will send a complete copy of the annual report on Form 10-K (including all exhibits, if specifically requested), to any shareholder (without charge) upon written request addressed to: Investor Relations, Mitel Networks Corporation, 350 Legget Drive, Ottawa, Ontario, Canada K2K 2W7. All of our public documents are filed with SEDAR and may be found on the following website: www.sedar.com. Information on or accessible through our website is not incorporated into this proxy circular and you should not consider any information on, or that can be accessed through, our website as part of this proxy circular.

Additional financial information is contained in our audited consolidated financial statements for the year ended December 31, 2016 and management’s discussion and analysis of financial condition and results of operations for the year ended December 31, 2016. Copies of our financial statements and management’s discussion and analysis of financial condition and results of operations are included in our Form 10-K and available upon request to Investor Relations, Mitel Networks Corporation, 350 Legget Drive, Ottawa, Ontario, Canada K2K 2W7.

In this proxy circular, we refer to Mitel Networks Corporation, the Canada Business Corporations Act corporation whose shares you own (together with its subsidiaries, where applicable), as “Mitel.” Additionally, we sometimes refer to Mitel as “we,” “us,” “our,” “our corporation,” or “the Corporation.” References to “GAAP” mean generally accepted accounting principles in the United States. References to fiscal 2016, fiscal 2015 or fiscal 2014, mean the financial year ended December 31, 2016, December 31, 2015, and December 31, 2014, respectively.

Unless indicated otherwise, all dollar amounts included in this proxy circular are expressed in U.S. dollars.

APPENDIX A – MANDATE OF THE BOARD OF DIRECTORS	69
SCHEDULE A – ANNUAL RESOLUTION NO. 1 – ELECTION OF DIRECTORS
SCHEDULE B – ANNUAL RESOLUTION NO. 2 – APPOINTMENT AND REMUNERATION OF AUDITORS
SCHEDULE C – ANNUAL RESOLUTION NO. 3 – SAY ON PAY
SCHEDULE D – RESOLUTION NO. 4 – FREQUENCY OF SAY ON PAY
SCHEDULE E – ORDINARY RESOLUTION NO. 1 – 2017 OMNIBUS INCENTIVE PLAN
APPENDIX E-1 – 2017 OMNIBUS INCENTIVE PLAN
SCHEDULE F – BY-LAW RATIFICATION RESOLUTION

MITEL NETWORKS CORPORATION

350 Legget Drive

Ottawa, Ontario

K2K 2W7

PRELIMINARY MANAGEMENT PROXY CIRCULAR

April [    ], 2017

A.	INFORMATION ON VOTING AND PROXIES

1.	Who May Vote

You are entitled to vote at the annual meeting if you were a holder of Mitel common shares at the close of business on March 21, 2017, which is referred to as the record date. Each Mitel common share is entitled to one vote. On the record date, there were 122,788,211 Mitel common shares outstanding.

2.	Solicitation of Proxies

This proxy circular is furnished in connection with the solicitation of proxies by or on behalf of the management of Mitel, a corporation governed by the Canada Business Corporations Act, which is referred to as the CBCA, for use at the meeting to be held on May 15, 2017 at The Brookstreet Hotel, 525 Legget Drive, Ottawa (Kanata), Ontario, K2K 2W2, commencing at 4:00 p.m., Ottawa time, or any adjournment or adjournments thereof, for the purposes set out in the notice of the meeting, which is referred to as the notice of meeting, accompanying this proxy circular.

The enclosed proxy is being solicited by or on behalf of the management of Mitel and the cost of such solicitation will be borne by us. Mitel has retained Alliance Advisors, LLC to assist in the solicitation of proxies for a fee of U.S.$40,705 plus reasonable out-of-pocket expenses. It is expected that the solicitation of proxies will be primarily by mail communication by our directors, officers or employees. Except as otherwise stated, the information contained in this proxy circular is given as of [    ], 2017.

3.	Appointment of Proxies

The persons named in the enclosed form of proxy or voting instruction form are directors or officers of Mitel. If you wish to appoint some other person or company (who need not be a shareholder) to represent you at the meeting, you may do so by striking out the name of the persons named in the enclosed form of proxy or voting instruction form and inserting the name of your appointee in the blank space provided or complete another form of proxy and, in either case, deliver the completed and signed form in the envelope provided by 4:00 p.m., Ottawa time, on May 11, 2017, being two business days preceding the date of the meeting (or 48 hours, exclusive of Saturdays, Sundays and statutory holidays, prior to the date any adjourned or postponed meeting is reconvened). It is the responsibility of the shareholder appointing some other person to represent the shareholder to inform such person that he or she has been so appointed. The proxy or voting instruction form must be signed by the shareholder or the shareholder’s attorney authorized in writing or, if the shareholder is a corporation, by an officer or attorney of that corporation, duly authorized.

Registered Shareholders

A registered shareholder is the person in whose name a share certificate is registered. If you are a registered shareholder, you are entitled to vote your shares in one of two ways:

(a)

Attend the meeting – You may attend the meeting and vote in person. When you arrive at the meeting, please register with Computershare Investor Services, Inc. and provide government-issued picture identification for admission. Whether or not you intend to attend the meeting, you are encouraged to vote by proxy (see (b) below).

(b)	By Proxy – If you do not plan to attend the meeting in person, you may vote by proxy in one of two ways:

i.	By authorizing the management representatives of Mitel named in the proxy form to vote your Mitel common shares. You may convey your voting instructions by:

•	Internet – Go to www.investorvote.com and follow the instructions. You will need the 15 digit control number which is located on your proxy form; or

•

Mail – Complete the proxy form in full, sign and return it in the envelope provided by 4:00 p.m., Ottawa time, on May 11, 2017, being two business days preceding the date of the meeting (or 48 hours, exclusive of Saturdays, Sundays and statutory holidays, prior to the date any adjourned or postponed meeting is reconvened). The shares represented by your proxy will be voted in accordance with your instructions as indicated on your form and on any ballot that may be called at the meeting.

ii.	You have the right to appoint some other person to attend the meeting and vote your Mitel common shares on your behalf. You may do this either by:

•	Internet – Go to www.investorvote.com and follow the instructions. You will need the 15 digit control number which is located on your proxy form; or

•

Mail – Print your appointee’s name in the blank space on the proxy form and indicate how you would like to vote your Mitel common shares. Complete the proxy form in full, sign and return it in the envelope provided. Your proxyholder will decide how to vote on amendments or variations to the matters to be voted on at the meeting. Please ensure your proxyholder attends the meeting as your shares will not be voted unless your proxyholder is in attendance.

Non-Registered Shareholders

Instead of being registered in your name, your shares may be registered in the name of an intermediary (which is usually a bank, trust company, securities dealer or broker, or trustee or administrator of self-administered RRSPs, RRIFs, RESPs and similar plans). If your shares are registered in the name of an intermediary, you are a non-registered shareholder.

Mitel has distributed copies of the notice of meeting, this proxy circular and the form of proxy, which are referred to as the meeting materials, to intermediaries for distribution to non-registered shareholders. Unless you have waived your right to receive the meeting materials, intermediaries are required to deliver them to you as a non-registered shareholder of Mitel and to seek your instructions regarding how to vote your shares. Typically, a non-registered shareholder will be given a voting instruction form which must be completed and signed by the non-registered shareholder in accordance with the instructions on the form. The purpose of these procedures is to allow non-registered shareholders to direct the voting of those shares that they own but which are not registered in their own name.

As a non-registered shareholder, you may vote in person at the meeting or by proxy in one of two ways.

(a)

Attend the meeting - On the voting instruction form you received from your intermediary, insert your name in the blank space provided for the proxyholder appointment, and return it as instructed on the form to your intermediary. Do not complete the voting section of the form since you will vote in person at the meeting. Your form must be returned to your intermediary well in advance of the meeting to enable your intermediary to provide your instructions to Computershare Investor Services, Inc. by 4:00 p.m., Ottawa time, two days before the meeting, being May 11, 2017 (or 48 hours, exclusive of Saturdays, Sundays and statutory holidays, prior to the date any adjourned or postponed meeting is reconvened), in order for you to attend the meeting to vote the shares covered by the form. When you arrive at the meeting, you should advise the staff that you are a proxy appointee. If there is no space for appointing a proxyholder on the voting instruction form, you may have to indicate on the voting instruction form that you wish to receive a proxy form, and then return the voting instruction form as instructed by your intermediary. The intermediary will mail a proxy form that you will need to complete, sign and return to Computershare Investor Services, Inc. by 4:00 p.m., Ottawa time, two days before the meeting, being May 11, 2017 (or 48 hours, exclusive of Saturdays, Sundays and statutory holidays, prior to the date any adjourned or postponed meeting is reconvened). When you arrive at the meeting, please register with Computershare Investor Services, Inc. and provide government-issued picture identification and evidence of share ownership as of the record date, such as an account statement, voting instruction form issued by the broker, bank or other record holder, or other acceptable document. Whether or not you intend to attend the meeting, you are encouraged to vote by proxy (see (b) below).

(b)	By Proxy - If you do not plan to attend the meeting in person, you may vote by proxy in one of two ways:

i.

By authorizing the management representatives of Mitel named in the voting instruction form accompanying this proxy circular to vote your Mitel common shares. You may convey your voting instructions by:

•	Internet – Go to www.proxyvote.com and follow the instructions. You will need the 12 digit control number which is located on your voting instruction form.

•

Mail – Complete the voting instruction form in full, sign and return it as instructed on the form to your intermediary well in advance of the meeting to enable your intermediary to provide your instructions to Computershare Investor Services, Inc. by 4:00 p.m., Ottawa time, on May 11, 2017, being two business days preceding the date of the meeting (or 48 hours, exclusive of Saturdays, Sundays and statutory holidays, prior to the date any adjourned or postponed meeting is reconvened). Your shares will be voted in accordance with your instructions as received by Computershare Investor Services, Inc. on any ballot that may be called at the meeting.

ii.	You have the right to appoint some other person to attend the meeting and vote your Mitel common shares on your behalf. You may do this either by:

•	Internet – Go to www.proxyvote.com and follow the instructions. You will need the 12 digit control number which is located on your voting instruction form.

•

Mail – Print your appointee’s name in the blank space provided for the proxyholder appointment on the voting instruction form and indicate how you would like to vote your Mitel common shares. Complete the proxy form in full, sign and return it as instructed on the form to your intermediary well in advance of the meeting to enable your intermediary to provide your instructions to Computershare Investor Services, Inc. by 4:00 p.m., Ottawa time, on May 11, 2017, being two business days preceding the date of the meeting (or 48 hours, exclusive of Saturdays, Sundays and statutory holidays, prior to the date any adjourned or postponed meeting is reconvened). If there is no space for appointing a proxyholder on the voting instruction form, you may have to indicate on the voting instruction form that you wish to receive a proxy form, and then return the voting instruction form as instructed by your intermediary. The intermediary will mail a proxy form that you will need to complete, sign and return to Computershare Investor Services, Inc. by 4:00 p.m., Ottawa time, two days before the meeting, being May 11, 2017 (or 48 hours, exclusive of Saturdays, Sundays and statutory holidays, prior to the date any adjourned or postponed meeting is reconvened). Your proxyholder will decide how to vote on amendments or variations to the matters to be voted on at the meeting. Please ensure your proxyholder attends the meeting as your shares will not be voted unless your proxyholder is in attendance.

Proxies returned by intermediaries as “non-votes” because the intermediary has not received instructions from the non-registered shareholder with respect to the voting of certain shares will be treated as not entitled to vote on any matter before the meeting and will not be counted as having been voted in respect of any such matter. Shares represented by intermediary “non-votes” will, however, be counted in determining whether there is a quorum present at the meeting.

4.	Revocation of Proxies

A registered shareholder may change or revoke a proxy (i) by voting again on a later date, (ii) by depositing an instrument in writing executed by the shareholder or by the shareholder’s attorney authorized in writing (or, if the shareholder is a corporation, by an authorized officer or attorney of such corporation authorized in writing) at the registered office of Mitel at any time up to and including the last business day preceding the day of the meeting, or an adjournment thereof, at which such proxy is to be used, or with the Chairman of the meeting on the day of, but prior to commencement of, the meeting, (iii) by attending and voting in person at the meeting, or (iv) in any other manner permitted by law. If an instrument of revocation is deposited with the Chairman of the meeting on the day of the meeting, the instrument will not be effective with respect to any matter on which a vote has already been cast pursuant to such proxy. If the registered shareholder attends and votes in person at the meeting, the change or revocation will apply only to those matters on which the registered shareholder casts a ballot at the meeting.

A non-registered shareholder may change or revoke a voting instruction form that has been given to an intermediary at any time by providing new voting instructions to, or a written notice to, the intermediary or to the service company that the intermediary uses, in sufficient time for the intermediary to act on it.

5.	Voting of Proxies

The form of proxy or voting instruction form accompanying this proxy circular affords a shareholder an opportunity to specify that the shares registered in the shareholder’s name shall be voted FOR or AGAINST or WITHHELD in accordance with your instructions as indicated on your form of proxy. In the absence of instructions, your shares will be voted FOR each of the matters to be considered at the meeting. Votes WITHHELD and abstentions are counted as present or represented for purposes of determining the presence or absence of a quorum at the meeting but are not included in the number of shares present or represented and voting on each matter.

The form of proxy or voting instruction form accompanying this proxy circular confers discretionary authority upon the nominees named in the enclosed form of proxy with respect to amendments or variations of matters identified in the notice of meeting or other matters which may properly come before the meeting. As of the date of this proxy circular, management of Mitel knows of no amendment or variation of the matters referred to in the notice of meeting or other business that will be presented at the meeting. If any such matters should properly come before the meeting, management representatives of Mitel named in the enclosed form will vote on those matters in accordance with his or her best judgment.

6.	Authorized Capital and Voting Shares

The authorized capital of the Corporation consists of an unlimited number of Mitel common shares and an unlimited number of preferred shares, issuable in series, which are referred to as the preferred shares. As of the record date, Mitel had 122,788,211 Mitel common shares issued and outstanding and no preferred shares issued and outstanding. Each Mitel common share carries one vote in respect of each matter to be voted upon at the meeting. Only holders of outstanding Mitel common shares of record at the close of business on the record date will be entitled to vote at the meeting.

7.	Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of Mitel common shares as of [    ], 2017 and shows the number of shares and percentage of outstanding Mitel common shares owned by:

•	each person or entity who is known by us to own beneficially 5% or more of our Mitel common shares;

•	each member of the Mitel Board;

•	each of our named executive officers, each referred to as an NEO; and

•	all members of our Board and our executive officers as a group.

Beneficial ownership is determined in accordance with SEC rules, which generally attribute beneficial ownership of securities to each person or entity who possesses, either solely or shared with others, the power to vote or dispose of those securities. These rules also treat as outstanding all shares that a person would receive upon exercise of stock options or warrants, or upon conversion of convertible securities held by that person that are exercisable or convertible within 60 days of the determination date, which in the case of the following table is May 9, 2017. Shares issuable pursuant to exercisable or convertible securities are deemed to be outstanding for computing the percentage ownership of the person holding such securities but are not deemed outstanding for computing the percentage ownership of any other person. The percentage of beneficial ownership for the following table is based on 122,593,734 Mitel common shares outstanding as of [    ], 2017. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all Mitel common shares shown as beneficially owned by them.

	Amount and Nature of Beneficial Ownership
Name and Address of Beneficial Owner (1)	Number	Percentage of Class
Five Percent Shareholders:
Matthews Group (2)
Dr. Terence H. Matthews	204,685	0.2%
Wesley Clover International Corporation	6,738,590	5.5%

Total	6,943,275	5.7%

Francisco Partners Group (3)
Francisco Partners Management, LLC	399,925	0.3%
Francisco Partners II (Cayman) LP	62,470	0.1%
Francisco Partners Parallel Fund II, LP	858	0.0%
Arsenal Holdco I S.a.r.l.	6,281,568	5.1%
Arsenal Holdco II S.a.r.l.	2,424,602	2.0%
Benjamin H. Ball	8,974	0.0%

Total	9,178,397	7.5%

NWQ Investment Management(4)	15,095,919	12.3%
Elliott Management Corporation(5)	12,248,059	10.0%
Turtle Creek Asset Management Inc.(6)	8,385,047	6.8%
Guardian Capital L.P.(7)	6,891,479	5.6%

Executive Officers and Directors:
Benjamin H. Ball (3)	9,178,397	7.5%
Martha H. Bejar(8)	-	-

	Amount and Nature of Beneficial Ownership
Name and Address of Beneficial Owner (1)	Number	Percentage of Class
Peter D. Charbonneau (9)	223,406	0.2%
Dr. Terence H. Matthews (2)	6,943,275	5.7%
Richard D. McBee	2,109,646	1.7%
John P. McHugh	199,433	0.2%
Sudhakar Ramakrishna	39,153	0.0%
David M. Williams(10)	239,460	0.2%
Steven E. Spooner (11)	469,429	0.4%
Graham Bevington	226,124	0.2%
Jon D. Brinton	173,838	0.1%
Thomas G. Lokar	127,310	0.1%

All directors and executive officers as a group (14 persons)(12)	20,032,139	16.3%

(1)	Except as otherwise indicated, the address for each beneficial owner is c/o Mitel Networks Corporation, 350 Legget Drive, Ottawa, Ontario, Canada K2K 2W7.
(2)

The “Matthews Group” means Dr. Matthews and certain entities, including Wesley Clover International Corporation (formerly Kanata Research Park Corporation which merged with Wesley Clover International Corporation on January 1, 2017), controlled by Dr. Matthews. Includes stock options to acquire 166,749 Mitel common shares that are currently exercisable and 6,738,590 Mitel common shares owned by Wesley Clover International Corporation. Dr. Matthews has voting and investment power over the Mitel common shares owned by Wesley Clover International Corporation and therefore beneficially owns the Mitel common shares held by Wesley Clover International Corporation. The address for the Matthews Group and Dr. Matthews is 390 March Road, Kanata, Ontario, Canada K2K 0G7.

(3)

The “Francisco Partners Group” means Francisco Partners Management, LLC and certain of its affiliates. Includes 8,860,877 Mitel common shares and stock options to acquire 317,520 Mitel common shares that are exercisable. Benjamin Ball, a partner of Francisco Partners Management, LLC, has voting and investment power over the Mitel common shares owned by each of Francisco Partners, Francisco Partners II (Cayman) LP , Francisco Partners Parallel Fund II, LP, Arsenal Holdco I S.a.r.l. and Arsenal Holdco II S.a.r.l. and therefore beneficially owns the Mitel common shares held by each of these entities. Mr. Ball holds 8,974 Mitel common shares directly. The address for each of the Francisco Partners Group and Benjamin Ball is c/o Francisco Partners Management, LLC, One Letterman Drive, Building C-Suite 410, San Francisco, California, 94129.

(4)

The number of shares is based on the shareholder’s Schedule 13G/A filed with the SEC on February 3, 2017. The address for NWQ Investment Management is 2049 Century Park East, 16th Floor, Los Angeles, CA, 90067.

(5)	The number of shares is based on the shareholder’s Schedule 13D/A filed on August 19, 2016. The address for Elliott Management Corporation is 40 West 57th St., New York, New York, 10019.
(6)

The number of shares is based on the shareholder’s Schedule 13G/A filed with the SEC on February 14, 2017. The address for Turtle Creek Asset Management Inc. is 4 King Street West, Suite 1300, Toronto, Ontario, M5H 1B6.

(7)

The number of shares is based on the shareholder’s Schedule 13G filed with the SEC on February 14, 2017. The address for Guardian Capital LP is Commerce Court West, Suite 3100, PO Box 201, Toronto, Ontario, M4L 1E8.

(8)	Martha Bejar was appointed to the Board on March 10, 2017.
(9)

Of this total, 2,019 Mitel common shares are registered to Peter Charbonneau Trust #2, a trust of which Mr. Charbonneau is the sole trustee, and 13,927 Mitel common shares are registered to Mr. Charbonneau’s wife, Joan Charbonneau, for which he disclaims beneficial ownership. Includes options to acquire 175,185 Mitel common shares at exercise prices ranging from $2.61 to $10.83.

(10)

Of this total, 2,300 Mitel common shares are registered to Mr. Williams’ wife, June Williams, for which he disclaims beneficial ownership. Includes options to acquire 29,460 Mitel common shares at exercise prices ranging from $7.17 to $10.83.

(11)

Of this total, 5,100 Mitel common shares are registered to the Spooner Children Trust, a trust of which Mr. Spooner is one of three trustees, 287,625 Mitel common shares issuable upon the exercise of options at exercise prices ranging from $3.80 to $10.11.

(12)	In calculating this total, the Mitel common shares held by Mr. Ball have been counted only once, as all such shares are held by and through the Francisco Partners Group.

For the purpose of this table, which contains information that is also included in our Form 10-K filing for the year ended December 31, 2016, the term “executive officer” has the meaning ascribed to it under Rule 405 promulgated under the U.S. Securities Act of 1933, as amended, which is referred to as the 1933 Act, and the term “named executive officer”, or NEO, has the meaning ascribed to it under Item 403(a)(3) of Regulation S-K promulgated under the 1933 Act. The information with respect to beneficial ownership of our directors, NEOs and executive officers is based upon information furnished by each director, NEO or executive officer or information contained in insider reports made with the Canadian Securities Administrators.

B.	CORPORATE GOVERNANCE PRINCIPLES AND PRACTICES

Mitel is a Canadian reporting issuer and qualifies as a domestic issuer for purposes of the Exchange Act. Mitel common shares are listed on the NASDAQ and on the TSX. As a result, we are subject to, and comply with, a number of legislative and regulatory corporate governance requirements, policies and guidelines, including those of the NASDAQ, TSX, the Canadian Securities Administrators and the SEC.

In addition to compliance with governance requirements, Mitel and its management place significant emphasis on the structure of the Mitel Board and the committees of the Mitel Board in order to promote effective corporate governance of the Corporation. We have adopted corporate governance guidelines, mandates for each of the Mitel Board, Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee, as well as position descriptions for a chairman of the Mitel Board, a lead director and a Chief Executive Officer. Seven of our eight directors are independent. Our independent directors meet regularly without the presence of management. Mitel has share ownership guidelines for its directors and executive officers.

We have established a Global Business Ethics and Compliance Office headed by a Compliance Officer with assistance from the Legal Department and Internal Audit Department, who report directly to the Audit Committee. The responsibilities of the Compliance Officer include (but are not limited to):

•

ensuring annual distribution and certification of our Code of Business Conduct to all of our employees, directors, officers and representatives which requires each individual to certify their compliance with the Code of Business Conduct;

•	monitoring our ethics and business practices company-wide by coordinating audits, performance assessments and providing training programs;

•	monitoring and promoting anonymous hotlines to report suspected violations; and

•	reporting to the Mitel Board and/or a Committee of the Mitel Board.

We have adopted an Insider Trading Policy for directors, officers and employees who may from time to time be in possession of material, non-public information.

Certain employees who are involved in the preparation and review of financial statements and regulatory filings execute, on an annual basis, certifications in support of the certification obligations of the Chief Executive Officer and the Chief Financial Officer pursuant to the Sarbanes Oxley Act of 2002. The certification process complements the due diligence process administered by us to support reporting obligations under the Sarbanes Oxley Act of 2002.

Our significant governance principles and practices, all of which are described below, are set forth in governance documentation available on our website at http://investor.mitel.com. These include the Mandate for the Mitel Board of Directors, Audit Committee Charter, Compensation Committee Charter, Nominating and Corporate Governance Committee Charter, Corporate Governance Guidelines and Code of Business Conduct. We will provide a copy of any of these governance documents to any person, without charge, who requests a copy in writing to Investor Relations, Mitel Networks Corporation, 350 Legget Drive, Ottawa, Ontario, Canada K2K 2W7.

8.	Composition of the Mitel Board

The Mitel Board currently consists of eight members. The directors have approved a fixed number of eight directors to be elected at the meeting. Our articles of incorporation provide that the Mitel Board is to consist of a minimum of three and a maximum of fifteen directors as determined from time to time by the directors, and permit the directors to appoint additional directors in accordance with the CBCA within any fixed number from time to time. Under the CBCA, one quarter of our directors must be resident Canadians as defined in the CBCA. Under the terms of a Shareholders’ Agreement among Mitel and certain of its shareholders, certain shareholders are entitled to nominate collectively up to two directors and such shareholders have agreed to nominate our Chief Executive Officer to serve on the Board (see “Interest of Management, Nominees and Others in Material Transactions: Transactions Involving Related Parties: Shareholders’ Agreement”). The Board regularly assesses the need for additional directors in order to ensure that the Mitel Board is composed of individuals with diverse backgrounds, experience, competencies and independence as evaluated against criteria established from time to time by the Mitel Board.

9.	Independence and Other Considerations for Director Service

A majority (seven of eight) of our nominated directors are considered “independent”, as defined under the NASDAQ rules and for purposes of Canadian securities laws. Our independent directors are Peter Charbonneau, Benjamin Ball, Martha Bejar, Terence Matthews, John McHugh, Sudhakar Ramakrishna and David Williams. For purposes of the NASDAQ rules, an independent director means a person other than an executive officer or employee of the company or any other individual having a relationship which, in the opinion of the company’s board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. A director is considered to be independent for the purposes of Canadian securities laws if the director has no direct or indirect material relationship to the company. A material relationship is a relationship that could, in the view of the Mitel Board, be reasonably expected to interfere with the exercise of a director’s independent judgment. Certain individuals, such as employees and executive officers of Mitel, are deemed by Canadian securities laws to have material relationships with the Corporation.

The Audit Committee reviews related-party transactions on a quarterly basis and has determined that relationships with companies affiliated with Dr. Matthews are not material and have been at arm’s-length and therefore the Mitel Board is satisfied that Dr. Matthews is independent.

Our non-independent nominated director is Richard McBee. Our Board determined that Richard McBee is non-independent as he is the Chief Executive Officer and President of the Corporation.

We have an independent chairman, separate from our Chief Executive Officer. The Corporation believes that this leadership structure, which separates the Chairman and Chief Executive Officer roles, is appropriate at this time in light of the Corporation’s business and operating environment. As chairman, Dr. Matthews’ role is to promote the Mitel Board’s effectiveness in providing oversight to the Corporation. In particular, the chairman has the responsibility to:

•	preside over Board meetings in an efficient and effective manner that is compliant with governance policies and procedures;

•	in conjunction with the Chief Executive Officer, communicate and maintain relationships with the Corporation, its shareholders and other stakeholders;

•	set Board meeting agendas based on input from directors and senior management;

•	work cooperatively with the lead director in fulfilling the lead director’s mandate and, in the event of a conflict in their duties, yield to the lead director; and

•	carry out other duties, as requested by the Mitel Board or the Chief Executive Officer.

The Board has also appointed a lead independent director, Peter Charbonneau, who is referred to as the Lead Director. The responsibility of our Lead Director is to provide additional independent leadership to the Mitel Board and to ensure that it functions in an independent and open manner. Together with the chairman of the Mitel Board, the Lead Director ensures that the Mitel Board understands its responsibilities and communicates effectively with its subcommittees and with management. Our Lead Director is also chairman of our Nominating and Corporate Governance Committee, of which all of the members are independent. At the regularly scheduled Nominating and Corporate Governance Committee meetings, the Lead Director ensures that the independent directors have in-camera discussions. There were four such in-camera meetings held during the year ended December 31, 2016.

The attendance record of each director of the Mitel Board for all board and board committee meetings for the year ended December 31, 2016 is as follows:

Director	Board and Committee Attendance for FY2016
	Board Meetings (15 meetings)	Audit Committee Meetings (7 meetings)	Compensation Committee Meetings (6 meetings)	Nominating and Governance Committee Meetings (4 meetings)
Terence H. Matthews	100%	-	-	100%
Richard D. McBee	100%	-	-	-
Benjamin H. Ball	100%	-	100%	75%
Martha H. Bejar(1)	-	-	-	-
Peter D. Charbonneau	100%	100%	-	100%
John P. McHugh(2)	94%	100%	100%(2)	100%
Sudhakar Ramakrishna	94%	100%	-	100%
David M. Williams	100%	-	100%	100%

(1) Martha Bejar was appointed to the Board on March 10, 2017.

(2) John McHugh was appointed to the Compensation Committee on June 23, 2016. Mr. McHugh attended 2 of 2 (100%) Compensation Committee Meetings held from the date of his appointment.

At least quarterly, the independent directors hold meetings at which non-independent directors and management are not in attendance.

The Mitel Board permits, but does not require, its directors to attend the Corporation’s annual meeting of shareholders. Mr. McBee and Dr. Matthews attended the 2016 annual meeting of shareholders.

10.	Mandate of the Mitel Board and Corporate Governance Guidelines

The mandate of the Mitel Board is to oversee corporate performance and to provide quality, depth and continuity of management so that we can meet our strategic objectives. We have attached our board mandate as Appendix A to the proxy circular. In particular, the Mitel Board focuses its attention on the following key areas of responsibility:

•	appointing and supervising the Chief Executive Officer and other senior officers;

•	supervising strategy implementation and performance;

•	monitoring our financial performance and reporting;

•	identifying and supervising the management of the Corporation’s principal business risks;

•	monitoring the legal and ethical conduct of the Corporation;

•	maintaining shareholder relations; and

•	developing and supervising our governance strategy.

The Mitel Board discharges many of its responsibilities through its standing committees: the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee. Other committees may be formed periodically by the Mitel Board to address specific issues that are not on-going in nature. The duties and responsibilities delegated to each of the standing committees are prescribed in the respective charter of each standing committee.

Position Descriptions & Charters

The Mitel Board has developed and implemented a written position description for each of the Chairman, the Lead Director and the Chief Executive Officer. Committees of the Mitel Board each have a committee charter that sets out the mandate of the committee, which includes the responsibilities of the chair of each committee.

Process for Recommending Candidates for Election to the Mitel Board of Directors

The Nominating and Corporate Governance Committee is responsible for, among other things, determining the criteria for membership to the Mitel Board and recommending candidates for election to the Mitel Board. The criteria and process for evaluating and identifying the candidates that it recommends to the full Mitel Board for selection as director nominees are as follows:

•	The Nominating and Corporate Governance Committee regularly reviews the current composition and size of the Mitel Board.

•

The Nominating and Corporate Governance Committee oversees an annual evaluation of the performance of the Mitel Board as a whole and each Committee and evaluates the performance of individual members of the Mitel Board eligible for re-election at the annual meeting of the shareholders.

•

In its evaluation of the director candidates, including the members of the Mitel Board eligible for re-election, the committee seeks to achieve a balance of knowledge, experience and capability on the Mitel Board and considers:

○	the current size and composition of the Mitel Board and the needs of the Mitel Board and the respective committees of the Mitel Board;

○	factors such as issues of character, judgement, diversity including gender diversity, age, expertise, business experience, length of service, independence, other commitments and the like; and

○	such other factors as the Nominating and Corporate Governance Committee may consider appropriate.

•

In evaluating and identifying candidates, the Nominating and Corporate Governance Committee has the authority to retain and terminate any third party search firm that is used to identify director candidates and has the authority to approve the fees and retention terms of any search firm.

•	After completing its review and evaluation of the director candidates, the Nominating and Corporate Governance Committee recommends the director nominees to the full Mitel Board for selection.

•

The Nominating and Corporate Governance Committee may also consider recommendations for nomination from other sources and interested parties, including Mitel’s officers, directors and shareholders. In considering these recommendations, the Nominating and Corporate Governance Committee utilizes the same standards described above, and considers the current size and composition of the Board, and the needs of the Board and its committees. Shareholders who wish to submit any shareholder proposal which includes nominees for director, as permitted under the CBCA, may address their shareholder proposal, including any notice on Schedule 14N, in writing to Mitel Networks Corporation, 350 Legget Drive, Kanata, ON, K2K 2W7, Attention: Corporate Secretary. In order for a shareholder’s director nominee to be included in Mitel’s proxy materials for an annual general meeting of shareholders, such shareholder proposal must comply with applicable Canadian law and the rules and regulations of the SEC. We will consider such shareholder proposal (and any proposal made pursuant to Rule 14a-8 of the Exchange Act) for inclusion in the proxy materials for the 2017 annual meeting only if our Corporate Secretary receives such proposal on or before the close of business on Monday, March 27, 2017 (which is the deadline for submitting shareholder proposals under the CBCA).

Orientation and Continuing Education

Director orientation and continuing education is conducted by the Nominating and Corporate Governance Committee. All newly elected directors are provided with a comprehensive orientation on our business and operations. This includes familiarization with our reporting structure, strategic plans, significant financial, accounting and risk issues, compliance programs, policies and management and the external auditor. Existing directors are periodically updated in respect of these matters.

For the purposes of orientation, new directors are given the opportunity to meet with members of the executive management team to discuss the Corporation’s business and activities. The orientation program is designed to assist the directors in fully understanding the nature and operation of our business, the role of the Mitel Board and its committees, and the contributions that individual directors are expected to make.

Director Term Limits and Mechanisms of Board Renewal

The Mitel Board has determined that fixed term limits for directors should not be established. The Mitel Board is of the view that such a policy would have the effect of forcing directors off the Mitel Board who have developed, over a period of service, increased insight into the Corporation and who, therefore, can be expected to provide an increasing contribution to the Mitel Board.

At the same time, the Mitel Board recognizes the value of some turnover in board membership to provide on-going input of fresh ideas and views. The Corporation’s director retirement policy provides that a director may not be appointed or elected as a director once that person has reached 75 years of age, unless the Mitel Board makes an exception to this policy. David Williams turned 75 on January 16, 2017. In light of his experience, qualifications and continuing commitment, the Mitel Board has approved an exception to our director retirement policy. Accordingly, the Mitel Board has exercised its discretion to allow Mr. Williams to stand for re-election at the Meeting.

The Mitel Board has had some turnover during the last five years. Of the seven members who served as directors during the year ending December 31, 2016, two directors joined the Mitel Board within the last five years.

•	Sudhakar Ramakrishna joined the Mitel Board on May 14, 2015, and

•	David Williams joined the Mitel Board on January 31, 2014.

In addition, Martha Bejar joined the Mitel Board on March 10, 2017.

Gender Diversity

Mitel and the Board believe that diversity is important to ensure that Board members provide the necessary range of perspectives, experience and expertise required to achieve effective stewardship of the Corporation. The Board recognizes that gender diversity amongst its board members and executive officers is a significant aspect of diversity and acknowledges the important role of women in contributing to diversity of perspective in the Boardroom and to the Corporation as a whole. On March 10, 2017, Mitel appointed Martha Bejar to the Board. While education, executive and public company board experience, personal qualities, sector specific knowledge, and skill set (relative to other members of the Board), were the primary factors that the Nominating and Corporate Governance Committee and the Board considered, gender was also a significant factor in the decision to appoint Ms. Bejar to the Board. The Mitel Board is committed to seeking further qualified female candidates as vacancies arise amongst the current Directors and executive officers.

Currently, Mitel does not have a policy relating to the identification and nomination of women directors. The Nominating and Corporate Governance Committee is mandated to review annually the competencies, skills and personal qualities applicable to candidates to be considered for nomination to the board. The objective of this review is to maintain the composition of the Mitel Board in a way that provides, in the judgment of the Mitel Board, the best mix of skills and experience to provide for the overall stewardship of the Corporation. This review also takes into account the desirability of maintaining a reasonable diversity of personal characteristics including gender, origin, age, and geographic residence, and ensures that appropriate efforts are made to include women in the list of candidates being considered for nomination for a Board position. The Mitel Board will continue to evaluate the appropriateness of adopting a formal board diversity policy in the future.

In identifying nominees for election by shareholders and candidates for executive officer positions, the Corporation does not target a specific representation of women. Although Mitel does not currently have any female executive officers, gender diversity is one of several important factors that the Corporation takes into consideration in identifying qualified candidates to serve as executive officers of Mitel. Mitel, by and through its management, makes all employment decisions based on merit and without discrimination on any prohibited ground including, but not limited to, gender, age, race, religion, place of origin, sexual orientation, marital status, family status, or physical or mental handicap. Mitel will, however, continue to evaluate the appropriateness of adopting targets in the future.

11.	Code of Business Conduct

The Mitel Board has established the Code of Business Conduct, or Code which governs the conduct of the Mitel Board and Mitel’s executives, employees, contractors and agents, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. As disclosed in our Current Report on Form 8-K filed with the SEC on December 22, 2016, the Mitel Board approved and adopted an amendment to the Code on December 16, 2016. The Code was amended in order to comply with NASDAQ corporate governance requirements that apply to Mitel commencing on January 1, 2017, as the Corporation was no longer eligible to rely upon NASDAQ foreign private issuer corporate governance exemptions after that date. The amendment to the Code did not result in any explicit or implicit waiver of any provision of the Code in effect prior to the amendment. A copy of the Code, as amended, may be obtained, without charge, either on-line at http://investor.mitel.com/governance.com or, upon request, by contacting the “Global Business Ethics and Compliance Office” of the Corporation at 350 Legget Drive, Ottawa, Ontario, Canada, K2K 2W7, phone number: 613-592-2122.

Responsibility for ensuring compliance with the Code of Business Conduct rests with our Global Business Ethics and Compliance Office, which is referred to as the Compliance Office, under the guidance of its director, who is also the general counsel of the Corporation. The Compliance Office ensures that the Code of Business Conduct is distributed throughout the Corporation, monitors the ethics of our business practices, investigates potential breaches of the Code and engages in education on compliance with the Code of Business Conduct. The Audit Committee periodically reviews the ethics monitoring conducted by the Compliance Office and updates the Code of Business Conduct as required. The chair of the Audit Committee reports the results of his or her reviews to the Mitel Board following Audit Committee meetings and keeps the Mitel Board apprised of matters considered by the committee.

Directors are prohibited by the Code of Business Conduct from engaging in transactions on our behalf in which that director has, or a family member of that director has, a substantial beneficial interest. Among other things, this means that a director may not hold a financial interest in a customer, supplier or competitor of ours or our subsidiaries; notwithstanding this prohibition, a director may own $25,000 worth of stock or two percent of a publicly owned corporation, whichever is greater. Permission to deviate from these rules must be obtained from the Mitel Board. Moreover, prior to commencing service on the Mitel Board, directors are required to disclose all potential conflicts of interest to the corporate secretary. If potential conflicts arise during a director’s tenure on the Mitel Board, such conflicts must be immediately disclosed to the corporate secretary. Where a conflict of interest exists, a director is required by statute to abstain from voting on the matter and, by corporate policy, is also required to recuse him or herself from any discussion on any matter in respect of which a conflict of interest precludes the director from voting.

12.	The Role of the Mitel Board of Directors in Risk Oversight

Mitel believes that risk is inherent in innovation and the pursuit of long-term growth opportunities. Mitel’s management is responsible for day-to-day risk management activities. The Mitel Board, acting directly and through its committees, is responsible for the oversight of Mitel’s risk management. With the oversight of the Mitel Board, Mitel has implemented practices and programs designed to help manage the risks to which we are exposed in our business and to align risk-taking appropriately with our efforts to increase shareholder value.

Mitel’s management has implemented an enterprise risk management, or ERM, program designed to work across the business to identify, assess, govern and manage risks and Mitel’s response to those risks.

The Audit Committee, which oversees our financial and risk management policies, receives regular reports on ERM from internal audit. The Audit Committee meets regularly with our chief financial officer, our independent auditor, the head of internal audit, and other members of senior management to discuss our major financial risk exposures, financial reporting, internal controls, compliance risk, and key operational risks.

As part of the overall risk oversight framework, other committees of the Mitel Board also oversee certain categories of risk associated with their respective areas of responsibility.

Each committee reports regularly to the full Mitel Board on its activities. In addition, the Mitel Board participates in regular discussions among the Mitel Board and with Mitel’s senior management of many core subjects, including strategy, operations, finance, and legal and public policy matters, in which risk oversight is an inherent element.

13.	Board Committees

The Mitel Board has established three standing committees to assist it in carrying out its responsibilities: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

The Audit Committee

The Audit Committee is composed of three directors namely, Peter Charbonneau (Chairman), John McHugh and Sudhakar Ramakrishna. Peter Charbonneau was appointed to the Audit Committee in February 2002, John McHugh was appointed in February 2014 and Sudhakar Ramakrishna was appointed in August 2015. The Mitel Board has determined that each of these directors meets the independence requirements of the rules and regulations of the NASDAQ and the SEC and the independence requirements of Canadian securities rules. The Mitel Board has determined that each of these directors is financially literate. Peter Charbonneau (Chairman) has been identified as an “audit committee financial expert” as such term is defined by applicable U.S. securities laws.

The Audit Committee assists the Mitel Board in fulfilling its financial oversight obligations including responsibility for overseeing the integrity of our financial statements and accounting and financial process and the audits of our financial statements, legal and regulatory compliance, auditor independence and qualification, the work and performance of our financial management, internal auditor and external auditor and for overseeing the systems of disclosure controls and procedures and the system of internal controls regarding finance, accounting, legal compliance, risk management and ethics that management and the Mitel Board have established.

The Audit Committee has access to all books, records, facilities and personnel and may request any information about the Corporation as it may deem appropriate. It also has the authority to retain and compensate special legal, accounting, financial and other consultants or advisors to advise the committee. The Audit Committee also reviews and approves related party transactions and prepares reports for the Mitel Board on such related party transactions.

All members of the Audit Committee have experience reviewing financial statements and dealing with related accounting and auditing issues. The members of the Audit Committee have the following relevant education and experience:

•

Peter Charbonneau served as a general partner in Skypoint Capital Corporation, an early-stage technology venture capital firm from 2001 to 2015. He previously served as the Chief Financial Officer and Chief Operating Officer of Newbridge Networks Corporation. Mr. Charbonneau currently sits on the audit committee for Teradici Corporation. Mr. Charbonneau has also served as a director and audit committee member at other companies, including CBC/Radio Canada, Telus Corporation, BreconRidge Corporation, Cambrian Systems, Inc., CounterPath Corporation, March Networks Corporation, ProntoForms Corporation and Jennerex, Inc. From 1977 to 1986, Mr. Charbonneau worked as an accountant at Deloitte LLP (as it is now known). Mr. Charbonneau holds a Bachelor of Science from the University of Ottawa, an MBA from the University of Western Ontario and is a Fellow of the Chartered Professional Accountants of Ontario. Mr. Charbonneau also holds the ICD.D certification, having completed the Directors Education Program of the Institute of Corporate Directors of Canada.

•

John McHugh is the General Manager and Senior Vice President, Commercial Business Unit of NETGEAR, Inc. Prior to his current role, Mr. McHugh was the Chief Marketing Officer for Brocade Communications Systems, Inc. Prior to that, Mr. McHugh held Vice President and General Manager roles at Nortel Networks and Hewlett-Packard. In his capacity as an executive of each of these companies, Mr. McHugh has held leadership roles in research and development, marketing and manufacturing and has owned profit and loss responsibility for global business units driving business results through reseller channel and service provider markets around the world. Mr. McHugh has over 18 years of experience in general management, including management of cash and capital usage, evaluating business opportunities and acquisitions with significant capital structure and cash flow analysis. Mr. McHugh holds a Bachelor of Science degree in Electrical Engineering and in Computer Science from Rose-Hulman Institute of Technology.

•

Sudhakar Ramakrishna is the CEO and a director of Pulse Secure, LLC, where he has overseen all aspects of business strategy and execution since July 2015. Prior to his current role, Mr. Ramakrishna was the Senior Vice President and General Manager for the Enterprise and Service Provider Division of Citrix. He previously served as President of Products and Services for Polycom and held senior leadership roles at Motorola, 3COM and U.S. Robotics. Mr. Ramakrishna holds a Master’s degree in Computer Science from Kansas State and an MBA from Northwestern University’s Kellogg School of Management.

The Compensation Committee

The Mitel Board has established a compensation committee, the purpose of which is to assist the Mitel Board in establishing fair and competitive compensation and performance incentive plans. The Compensation Committee is currently composed of three directors namely, Benjamin Ball (Chairman), John McHugh and David Williams. Benjamin Ball was appointed to the Compensation Committee in October 2007, John McHugh was appointed in June 2016 and David Williams was appointed in March 2014. All members of the Compensation Committee qualify as “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code as amended (the “Tax Code”), qualify as “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act and are independent, as determined by the Mitel Board in accordance with NASDAQ independence rules and Canadian securities rules including the Chairman who is responsible for the leadership of the committee and the fulfilment by the committee of its mandate. The Compensation Committee is responsible for annually reviewing the compensation of our directors, our chief executive officer and certain other senior executives. To ensure an objective process for determining compensation, the Compensation Committee considers a variety of pre-determined, objective criteria and consults with independent third party advisors. In each case, the Compensation Committee reviews the compensation received in the most recent period and assesses its appropriateness in the context of the responsibilities and performance of the individuals and industry trends. On this basis, the Compensation Committee makes its annual compensation recommendations to the Mitel Board.

In addition to making compensation recommendations to the Mitel Board, the Compensation Committee administers our 2006 Equity Incentive Plan and 2014 Equity Incentive Plan as well as the Mavenir Systems, Inc. 2005 Stock Plan, which is referred to as the 2005 Stock Plan, and the Mavenir Systems, Inc. 2013 Equity Incentive Plan, which is referred to as the 2013 Equity Incentive Plan, inherited through acquisition, and may periodically recommend the adoption of other incentive compensation plans. The Compensation Committee also conducts annual reviews of our succession plan, reviews our policies regarding loans to directors and senior officers and monitors and maintains our insider trading policy. To fulfill its mandate, the Compensation Committee is empowered to retain legal, accounting, financial and other professionals. It is also entitled to full access to our books and records and may require our directors, officers and employees to provide information deemed necessary by the committee to fulfill its mandate.

The current members of the Compensation Committee have experience reviewing executive compensation. The members of the Compensation Committee have the following relevant education and/or experience:

•

Benjamin Ball is a partner of Francisco Partners Management, LLC, which is a leading private equity firm focused exclusively on investing in the information technology market. Mr. Ball currently sits on the Compensation Committees for such private companies as Webtrends Inc. and Watchguard Technologies, Inc. Mr. Ball also served as a director and compensation committee member at other companies including Foundation 9 Entertainment, Inc. and EF Johnson Technologies, Inc. Mr. Ball has been a director of these and other private companies where he has been responsible for hiring and retaining corporate level executives for each company. Mr. Ball holds a Bachelor of Arts degree from Harvard College and an MBA from Stanford Graduate School of Business.

•

John McHugh is the General Manager and Senior Vice President, Commercial Business Unit of NETGEAR, Inc. Prior to his current role, Mr. McHugh was the Chief Marketing Officer for Brocade Communications Systems, Inc. Prior to that, Mr. McHugh held Vice President and General Manager roles at Nortel Networks and Hewlett-Packard. In his capacity as an executive of each of these companies over the last 18 years, Mr. McHugh has reviewed, designed and implemented numerous compensation plans for a wide range of businesses.

•

David Williams serves on the board of directors of several Canadian companies. Mr. Williams has over 25 years of experience being directly or indirectly (CEO and CFO roles) responsible for the human resource function within large public and non-public corporations (Loblaw Companies Ltd., Shoppers Drug Mart Corp. and Workplace Safety & Insurance Board). Mr. Williams also has extensive experience in the role and requirements of compensation committee members, having served on five public company and three non-public company boards. He was chair of the board of four of these and served various terms on the compensation committee for all of them. He has extensive experience in areas such as salary administration, compensation reward programs, pension plan design and administration, labour relations, health and safety, succession planning, organizational design and transformation, and merger integrations. Mr. Williams is a graduate of the ICD Corporate Governance College and is a member of the Chartered Professional Accountants of Ontario.

Compensation Committee Interlocks and Insider Participation

There were no reportable interlocks or insider participation affecting the Corporation’s compensation committee during the year ended December 31, 2016. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee. None of the members of Mitel’s compensation committee is a current or former officer of Mitel. See “Interest of Management, Nominees and Others in Material Transactions — Transactions involving Related Parties” below for a description of related-person transactions.

The Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is currently composed of five directors namely, Peter Charbonneau (Chairman), Benjamin Ball, John McHugh, Sudhakar Ramakrishna and David Williams. The committee was formed in March 2010, at which time Peter Charbonneau, Benjamin Ball and John McHugh became members. David Williams was appointed in February 2014 and Sudhakar Ramakrishna was appointed in August 2015. All of the members of the Nominating and Corporate Governance Committee, including the Chairman, are independent directors, as determined by the Mitel Board in accordance with NASDAQ independence rules and Canadian securities rules, ensuring the committee receives diverse input into the Corporation’s board nomination process and functions independently.

The Nominating and Corporate Governance Committee assists the Mitel Board in identifying and/or recommending director candidates for election at the next annual meeting of shareholders. The committee also oversees and assesses the functioning of the Mitel Board and the committees of the Mitel Board, and the implementation and assessment of effective corporate governance principles. The committee conducts annual surveys of directors regarding effectiveness of the Mitel Board, the Chairman and each director, each committee and its chairman, and the individual directors. The committee also annually assesses the effectiveness of the Mitel Board and each committee as a whole and makes recommendations to the Mitel Board.

14.	Director Compensation

Except as noted below, all non-employee directors receive role-based fees paid quarterly as set forth below:

Annual service on the Mitel Board (other than Chair)	$50,000
Annual service as Chair of the Mitel Board	$125,000
Annual service as member of the Audit Committee (other than Chair)	$15,000
Annual service as Chair of the Audit Committee	$25,000
Annual service as a member of the Compensation Committee (other than Chair)	$10,000
Annual service as Chair of the Compensation Committee	$15,000
Annual service as a member of the Nominating and Corporate Governance Committee (other than Chair)	$8,000
Annual service as Chair of the Nominating and Corporate Governance Committee	$12,000

Annual service on the Mitel Board	10,000 stock options, and 10,000 restricted stock units
Initial grant for new directors	45,000 stock options

A director is reimbursed for any out-of-pocket expenses incurred in connection with attending Mitel Board or committee meetings, as well as Canadian tax return preparation fees for non-Canadian directors.

Richard McBee, who is the Chief Executive Officer of Mitel, does not receive annual service retainers or fees for serving as a director.

For the year ended December 31, 2016, each non-employee director could elect to receive the above retainers in cash, in the form of equity awards or a mix of both. Stock options and restricted stock units (“RSUs”) were granted pursuant to the 2014 Equity Incentive Plan.

The annual grants of stock options and RSUs cliff vest at the end of the calendar year. Upon vesting, the RSUs are settled for Mitel common shares. Should a director leave before the end of the calendar year (other than for cause), vesting of the annual grants is pro-rated and the remaining unvested equity awards terminate. The initial grant of 45,000 stock options vests in thirds each year on the anniversary of the date of grant. Fees paid in the form of equity incentives are split evenly in value between stock options, valued using the Black-Scholes valuation methodology, and RSUs, valued using the closing price per Mitel common share on the NASDAQ on the date of grant. The strike price of each stock option is the closing price per Mitel common share on the NASDAQ on the date of grant.

There were nil stock options exercised by directors during the year ended December 31, 2016. There were 85,105 RSUs vested for directors during the year ended December 31, 2016.

The Compensation Committee has reviewed directors’ compensation for the year ended December 31, 2016 and preceding years. In fiscal 2014, 2015 and 2016, the Compensation Committee retained Radford, a part of Aon Hewitt, a business unit of Aon plc (“Radford”), for assistance to ensure that our director compensation packages remain competitive within our industry. For the 2017 equity-based incentive awards, Radford has recommended that we discontinue the granting of stock options for non-employee directors based on institutional investor preference for the use of other compensation vehicles such as RSUs only. This recommendation will be presented to the Compensation Committee for consideration at our next fiscal (Q1) quarterly meeting to be held in May 2017. See Section 16 “Executive Officer Compensation”.

There are no loans or other indebtedness outstanding from the Corporation or any subsidiary to any of its directors, nor has any director received any financial assistance from the Corporation or from any subsidiary.

In accordance with our Insider Trading Policy, directors are prohibited from hedging or otherwise undermining their alignment with shareholder interests resulting from their holdings of Mitel common shares and equity compensation awards.

The following table sets forth a summary of compensation paid for the year ended December 31, 2016 to the non-executive directors:

Name	Fees earned ($)	Share- based awards ($) (1)	Option- based awards ($) (1)	Non-equity incentive plan compensation ($)	Pension value ($)	All other compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	Total ($)

Benjamin H. Ball (2)	73,000	71,700	31,500	-	-	-	-	176,200
Peter D. Charbonneau	87,000	71,700	31,500	-	-	-	-	190,200
Terence H. Matthews	-	138,199	98,001	-	-	-	-	236,200
John P. McHugh	-	110,702	70,498	-	-	-	-	181,200
Sudhakar Ramakrishna	73,000	71,700	31,500	-	-	-	-	176,200
David Williams	68,000	71,700	31,500	-	-	-	-	171,200

(1)

The compensation value of share-based awards is based on the fair value of the award on the grant date which is equal to the closing Mitel stock price on the same day. The grant-date fair value of awarded RSUs is expensed on a straight-line basis over the vesting period of the award. The compensation value of option-based awards is based on the fair value of the award on the grant date using the Black-Scholes option-pricing model for each award. The grant-date fair value of awarded options is expensed on a straight-line basis over the employee service period, which is the vesting period of the award. Assumptions used in the Black-Scholes option-pricing model are summarized as follows:

Year Ended December 31, 2016
Risk-free interest rate	1.3%
Dividends	0.0
Expected volatility	52.6
Annual forfeiture rate	0.0
Expected life of the options	5 years
Weighted average fair value per option	$3.11

(2)	Stock options granted in connection with Mr. Ball acting as a director of the Corporation were granted to Francisco Partners Management, LLC of which Mr. Ball is a partner.
(3)	Martha Bejar joined the Board on March 10, 2017.

For information regarding stock options and RSUs outstanding for directors, see the section entitled “Equity Incentive and Other Compensation Plans” below.

Non-Employee Director Share Ownership

Mitel’s corporate governance policies include share ownership guidelines for non-employee directors and executives (see Executive Officer Compensation section below). These guidelines call for each non-employee director to own Mitel common shares having a value equal to at least three times the regular annual cash retainer, with a five-year period to attain that ownership level. Executives and directors who do not hold the requisite number of Mitel common shares at the end of the applicable period will be required to hold 100% of any shares received as a result of any equity awards granted to them (net of shares sold or withheld to pay the exercise price of stock options or sold to pay the withholding tax.) To facilitate share ownership, part of the non-employee directors’ compensation is an annual grant of RSUs and stock options. The equity awards issued are granted under the 2014 Equity Incentive Plan. As previously noted, for the 2017 equity-based incentive awards, Radford has recommended that we discontinue the granting of stock options for our non-employee directors, which recommendation will be presented to the Compensation Committee for consideration in May 2017.

15.	Communication with the Mitel Board

Shareholders or others may contact the Mitel Board by mail to:

The Board of Directors

c/o the Corporate Secretary’s Office

Mitel Networks Corporation

350 Legget Drive

Ottawa, Ontario, Canada

K2K 2W7

C.	COMPENSATION DISCUSSION AND ANALYSIS

16.	Executive Officer Compensation

The following Compensation Discussion & Analysis, referred to as the CD&A, describes the philosophy, objectives and structure of our 2016 executive compensation program. This CD&A is intended to be read in conjunction with the tables beginning on page 26, which provide further historical compensation information for our following NEOs:

Name	Title
Richard D. McBee	President & Chief Executive Officer
Steven E. Spooner	Chief Financial Officer
Graham Bevington	Executive Vice President and Chief Sales Officer
Thomas G. Lokar	Executive Vice President and Chief Human Resources Officer
Jon D. Brinton	Executive Vice President and General Manager, Mitel Cloud Services

Quick CD&A Reference Guide

Executive Summary	Section I
Compensation Decision-Making Process	Section II
Elements of Compensation	Section III
Key Executive Compensation Program Changes Commencing in 2017	Section IV
Additional Compensation Policies and Practices	Section V

I.	Executive Summary

Mitel’s compensation program for executive officers is designed to attract, retain, motivate and engage highly skilled and experienced individuals who excel in their field. The objective of the program is to focus our executives on the key business factors that affect shareholder value. Our executives are provided incentives to pursue and achieve our key strategic business goals. For executives, the compensation program is designed to link pay to performance and is structured to reward both annual and long-term Corporation performance while not encouraging excessive risk taking.

As described below in this CD&A, a substantial portion of our NEOs’ compensation is performance-based or is linked to the value of our share price. Annual incentives are awarded based on the achievement of pre-established performance targets for the fiscal year. Our equity incentive awards are primarily in the form of RSUs, which align payouts with our share price. Executives also received stock option awards in 2016 which only have value if our share price increases after the grant date. The Compensation Committee believes that the compensation awarded to our executive officers for fiscal 2016 described below was appropriate in light of Mitel’s performance during the fiscal year.

This CD&A describes Mitel’s compensation philosophy and programs generally, and explains the compensation paid to the CEO, CFO and the three most highly compensated executives (the NEOs). Our 2016 executive compensation program was substantially similar to our program in 2015. This CD&A also describes key compensation program changes we have made for 2017.

The Compensation Committee is currently composed of three directors namely, Benjamin Ball (Chairman), John McHugh and David Williams. Benjamin Ball was appointed to the Compensation Committee in October 2007, John McHugh was appointed in June 2016 and David Williams was appointed in March 2014.

We believe that spreading compensation across the three primary components of base pay, short-term incentive plans and long-term incentive plans achieves our compensation objectives:

✓	Aligns the interests of management and shareholders

✓	Promotes Pay-for-Performance

✓	Provides competitive executive pay levels

✓	Balances fixed and at-risk compensation appropriately

✓	Balances short-term and long-term focus appropriately

	Best Practices We Employ	Practices We Avoid

✓	Pay for performance – pay aligned with both corporate and individual performance

 X     No uncapped incentive award payments

 X     Hedging and short sales are not permitted

 X     Incentive program designs are not highly leveraged and do
  not encourage excessive risk taking

 X     No option re-pricing permitted

 X     No guaranteed bonuses

 X     No discounted stock options

 X     No excessive perquisites

✓

Utilize multiple performance metrics over multiple time periods for balance and to avoid undue focus on any particular measure, and to discourage short-term risk-taking at the expense of long term results

✓	Performance metrics are directly tied to value creation for shareholders
✓	Pay at risk – 55.1% of the 2016 total direct compensation for the CEO (at target) is at-risk pay – variable, contingent and not guaranteed
✓	Executive and director stock ownership guidelines
✓	Compensation Committee is comprised entirely of independent directors
✓	Compensation Committee engages an independent consultant
✓	Compensation Committee regularly meets in executive session without management present

✓	Annual risk assessment of the compensation program

Executive Officers

The following table sets forth information with respect to our executive officers as of [    ], 2017. Unless otherwise indicated below, the business address for each of our executive officers is 350 Legget Drive, Ottawa, Ontario, Canada K2K 2W7.

Name and Place of Residence	Age	Position	Executive Officer Since	Principal Occupation
Richard D. McBee Dallas, Texas, United States	53	President and Chief Executive Officer and Director	January 19, 2011	President and Chief Executive Officer, Mitel
Steven E. Spooner Ottawa, Ontario, Canada	58	Chief Financial Officer	June 20, 2003	Chief Financial Officer, Mitel
Robert D. Agnes North Plains, Oregon, United States	58	Executive Vice President and President, Enterprise Division	August 4, 2014	Executive Vice President and President, Enterprise Division
Graham G. Bevington Frisco, Texas, United States	57	Executive Vice President and Chief Sales Officer	June 28, 2006	Executive Vice President and Chief Sales Officer, Mitel

Name and Place of Residence	Age	Position	Executive Officer Since	Principal Occupation
Jon D. Brinton Peoria, Arizona, United States	52	Executive Vice President and General Manager, Mitel Cloud Services	May 1, 2011	Executive Vice President and General Manager, Mitel Cloud Services, Mitel
Wesley D. Durow Lucas, Texas, United States	50	Chief Marketing Officer	April 6, 2015	Chief Marketing Officer, Mitel
Thomas G. Lokar Frisco, Texas, United States	50	Executive Vice President and Chief Human Resources Officer	January 13, 2014	Executive Vice President and Chief Human Resource Officer, Mitel

Richard D. McBee, who brings more than 25 years of experience in telecommunications to the Corporation, was appointed President and Chief Executive Officer in January 2011. Prior to joining the Corporation, Mr. McBee served as President of the Communications & Enterprise Group of Danaher Corporation. In this role, he was responsible for annual sales derived from carrier, enterprise, and SMB markets via both direct sales and channel partners. Mr. McBee joined Danaher in 2007 as President, Tektronix Communications, following the acquisition by Danaher of Tektronix. During his 15 years with Tektronix, he held a variety of positions including Senior Vice President and General Manager, Communications Business Unit; Senior Vice President of Worldwide Sales, Service and Marketing; and Vice President of Marketing & Strategic Initiatives. Mr. McBee holds a Master’s Degree in Business Administration from the Chapman School of Business and Economics and graduated from the United States Air Force Academy with a Bachelor of Science in 1986. Mr. McBee serves on the board of the Metroplex Technology Business Council in Texas.

Steven E. Spooner joined us in June 2003 as Chief Financial Officer. Mr. Spooner has more than 33 years of experience in corporate finance, mergers and acquisitions, corporate governance, strategic business planning and operational leadership with companies in the high technology and telecommunications sectors. Between April 2002 and June 2003, he was an independent management consultant for various technology companies. From February 2000 to March 2002, Mr. Spooner was President and Chief Executive Officer of Stream Intelligent Networks Corp., a competitive access provider and supplier of point-to-point high speed managed bandwidth. From February 1995 to February 2000, Mr. Spooner served as Vice President and Chief Financial Officer of CrossKeys Systems Corporation, a publicly traded company between 1997 and 2001. Prior to that, Mr. Spooner was Vice President Finance and Corporate Controller of SHL Systemhouse Inc., also a publicly traded company. He held progressively senior financial management responsibilities at Digital Equipment of Canada Ltd. from 1984 to 1990 and at Wang Canada Ltd. from 1990 to 1992. Mr. Spooner previously served as the Chair of the Finance and Audit Committee and was a member of the Executive Committee and Nominating Committee of The Ottawa Hospital Foundation from February 2006 to June 2016. He also previously served on the Board for Magor Communications Corporation from March 2013 to November 2015. Mr. Spooner is an honours Commerce graduate of Carleton University. He is a member of the Chartered Professional Accountants of Ontario (successor of the Institute of Chartered Accountants of Ontario) and in 2011 was elected by the Institute as a Fellow of the Institute in recognition of outstanding career achievements and leadership contributions to the community and to the profession and received his FCPA credentials in 2013. Mr. Spooner also holds the ICD.D certification, having completed the Directors’ Education Program of the Institute of Corporate Directors of Canada.

Robert D. Agnes is our Executive Vice President and President, Enterprise Division, responsible for strengthening and growing this important foundational business. Prior to this role, Mr. Agnes was Executive Vice President and General Manager of Mitel’s Asia-Pacific Operations, focused on implementing the company’s strategy in this key geography. With more than 30 years in global telecommunications organizations, Mr. Agnes is a results-driven leader with deep experience successfully growing businesses. Mr. Agnes began his career as a software engineer with Hamilton Standard, a subsidiary of United Technologies. He moved to a sales engineer position with Tektronix, Inc., in 1985. For the next 21 years, he held various roles with Tektronix, including leading several key businesses. Among his leadership roles at Tektronix, Mr. Agnes was Vice President and General Manager of the company’s video business, Vice President and General Manager of Tektronix Berlin, head of Sales and Operations in the Pacific region, and Vice President of Strategic Initiatives. Prior to his career at Tektronix, Mr. Agnes was President of Asia-Pacific for Lectra S.A.; Senior Vice President of Worldwide Sales and Marketing for X-Rite America, Inc.; Senior Vice President, Worldwide Marketing; and President of Asia-Pacific for PartMiner Worldwide, Inc. Mr. Agnes earned his Associate of Science in Electrical Engineering (ASEE) from Hartford State Technical College (Hartford, Connecticut), and a Bachelor of Science degree in Computer Science from the University of Connecticut School of Engineering. He also holds a Master of Business Administration (MBA) from George Fox University (Newburg, Oregon).

Graham G. Bevington is our Executive Vice President and Chief Sales Officer responsible for worldwide sales operations. Mr. Bevington has more than 25 years’ experience in the high-technology industry in sales and management positions. He has held several executive sales positions with the company and has been responsible for Mitel’s growth and success in EMEA, Asia-Pacific and Central and Latin America. Mr. Bevington joined us in 2000 as Managing Director for EMEA. From 1997 until December 1999, he was Managing Director at DeTeWe Limited and prior to that, Mr. Bevington was Sales Director at Shipton DeTeWe Limited from 1986 to 1997.

Jon D. Brinton is the Executive Vice President and General Manager Mitel Cloud Services, responsible for leading Mitel’s global cloud initiatives and Mitel’s U.S.-based communications services provider, Mitel NetSolutions. Mr. Brinton joined the Corporation in 1999 through the acquisition of his own corporation, Network Services Agency, Inc. by Inter-Tel Technologies, Inc. (now known as Mitel Technologies, Inc.). Through the years, Mr. Brinton has held various positions within the Corporation including: General Manager, Mitel Networks Solutions, Vice President of Networks Services, and President of Mitel NetSolutions, Inc. Mr. Brinton holds a Bachelor of Science degree from Grand Canyon University.

Wesley D. Durow joined us in April 2015 as Chief Marketing Officer as a 20-year technology industry veteran with deep domain knowledge in cloud-based, real-time communications for both enterprises and service providers. Prior to joining Mitel, Mr. Durow was Vice President of Global Marketing for Sonus Networks, Inc. Prior to that Mr. Durow was Chief Marketing Officer at Fonality, Inc. and served as Vice President and General Manager of Global Marketing for Avaya, Inc. Mr. Durow spent more than a decade with Nortel in a number of leadership roles, including end-to-end marketing, go-to-market, and strategic planning for their enterprise business. Mr. Durow began his career in advertising, helping to build brands for leading companies including American Airlines, Pace Picante Sauce, NationsBank (now Bank of America), The Dial Corporation and GTE (now Verizon). Mr. Durow earned his Master’s degree in Advertising from Northwestern University and his Bachelor’s degree in Marketing from the University of Northern Iowa.

Thomas G. Lokar joined us in January 2014 as Executive Vice President and Chief Human Resources Officer. Mr. Lokar has more than 18 years of experience in the technology sector and brings to the company deep expertise in organization effectiveness, talent management, and employee development from his previous time at several Fortune 500 companies. Prior to joining the company, Mr. Lokar worked for Hewlett-Packard as Vice President of Human Resources for Enterprise Services, Global Outsourcing, and Application Services. Prior to that, he spent six years at AOL as Senior Vice President of HR Products, Platforms, and Technology Development, before leaving to become president and co-founder of an online career management and talent management start-up. Mr. Lokar has also worked at Bristol Myers Squibb in leadership development, as well as seven years in management consulting. He holds a PhD in Industrial and Organizational Psychology from Kansas State University. He earned his BA from the University of Detroit.

II.	Compensation Decision-Making Process

We set cash and equity compensation in part by considering compensation paid to executives at comparable companies. The Compensation Committee reviews our executive officers’ overall compensation packages on an annual basis, and retains its exclusive power to determine all matters of executive compensation and benefits, although from time to time it seeks inputs and recommendations from the CEO and Human Resources department. Our CEO does not make recommendations with respect to his own compensation or participate in the deliberations regarding the setting of his own compensation. The Compensation Committee reports to the Mitel Board on the major items covered at each Compensation Committee meeting.

In determining executive compensation, the Compensation Committee also considers, among other factors, the possible tax consequences to Mitel and to its executives. To maintain maximum flexibility in designing compensation programs, the Compensation Committee, while considering company tax deductibility as one of its factors in determining compensation, will not limit compensation to those levels or types of compensation that are intended to be deductible.  Further, the Compensation Committee considers the accounting consequences to Mitel of different compensation decisions; however, this factor by itself does not drive compensation decisions.

Compensation Risk Oversight

The Compensation Committee has reviewed and discussed the concept of risk as it relates to Mitel’s compensation policies and it does not believe that Mitel’s compensation policies encourage excessive or inappropriate risk taking. The Mitel Board and the Compensation Committee assess the risks associated with the structuring of our NEOs’ respective compensation arrangements to ensure that none of the arrangements encourages a particular NEO or group of NEOs to take undue risk on behalf of the Corporation in order to maximize their respective compensation. The various elements of our NEO compensation packages are given appropriate weighting to ensure that there is commonality across the NEO’s compensation arrangements while structuring incentive arrangements for particular NEOs within their respective spheres of influence, whether based on the performance of the Corporation as a whole or the performance of the region for which the NEO has responsibility.

The Compensation Committee has concluded that the Corporation’s compensation policies and practices do not create risks that would have a material adverse effect on the Corporation.

Role of Consultants

Management also retains independent compensation consultants from time to time to assist in determining executive compensation packages. The nature and scope of the services rendered by the consultants include:

•	assisting in identifying members of our peer group for comparison purposes;

•	helping to determine compensation levels at the peer group companies;

•	providing advice regarding executive compensation best practices and market trends;

•	assisting with the redesign of any compensation program, as needed;

•	preparing for and attending selected management or committee meetings; and

•	providing advice throughout the year.

The Compensation Committee retained Radford in 2015 to provide survey data and other benchmark information related to trends and competitive practices for the director and executive compensation packages. In keeping with compensation industry practices, the 2015 data was aged 3% to adjust for market movement for 2016. As noted above under “Director Compensation”, Radford also assisted the Corporation in reviewing our director compensation package. Radford was originally retained by the Corporation in April 2006. Executive and director compensation related fees billed by Radford to the Corporation during the year ended December 31, 2016 were $163,324 (this included fees incurred for executive compensation work done relating to the proposed Polycom acquisition). None of the compensation committee members and none of our executive officers or directors have any personal relationship with Radford. The Compensation Committee has determined that no conflicts of interest exist between the Corporation and Radford and has considered the independence of Radford in accordance with SEC and NASDAQ rules.

Peer Group

The reference market used to benchmark executive compensation is based on companies who operate in a similar industry segment, and survey data. Mitel’s philosophy when setting base salaries, short term and long term incentives for its CEO and NEOs is to be mindful of that reference market and of the 50th percentile of that market. The Committee considers such reference market information, but does not base its decisions on such information. The Committee also takes into account the CEO’s and other NEOs’ individual performance and scope of responsibilities, as well as Corporation and business unit performance. Our market positioning philosophy is aligned with our compensation philosophy ensuring that our compensation programs are competitive to market/peer companies and that compensation is closely tied to incentives.

For 2014 and 2015, the peer group consisted of the 17 companies listed below, of which three are Canadian and 14 are U.S. companies, operating in the communications and computer networking industries:

ADTRAN, Inc.	Finisar Corporation	Plantronics, Inc.

Aruba Networks, Inc.	Infinera Corporation	Polycom, Inc.

CAE Inc.	JDS Uniphase Corporation (now Viavi)	Riverbed Technology, Inc.

Ciena Corporation	MacDonald, Dettwiler and Associates Ltd.	Super Micro Computer, Inc.

Constellation Software Inc.	Netgear, Inc.	ViaSat, Inc.

Comtech Telecommunications Inc.	NeuStar, Inc.

For 2016, the peer group consisted of the 20 companies listed below, of which two are Canadian and 18 are U.S. companies, operating in the communications and computer networking industries. The change to our Peer Group from 2015 to 2016 primarily reflects changes within the existing peer group (through acquisitions for instance) and the addition of companies that our Cloud Division competes against.

ADTRAN, Inc.	DH Corporation	Netgear, Inc.	ShoreTel

Broadsoft	Finisar Corporation	NeuStart, Inc.	Super Micro Computer, Inc.

Ciena Corporation	Infinera Corporation	Plantronics, Inc.	Verint Systems

Constellation Software Inc.	Interactive Intelligence Group	Polycom, Inc.	ViaSat, Inc.

Cornerstone OnDemand	I2 Global	RingCentral	Viavi Solutions (JDS Uniphase)

In selecting this group of peers, the Corporation considered scoping criteria that are reflective of the size, scale and complexity of Mitel’s businesses, including revenue, market capitalization, and headcount.

III.	Elements of Compensation

Compensation for executive officers is comprised primarily of three main components:

•	base salary;

•	short-term incentive plans; and

•	long-term incentive plans.

We believe that our compensation program encourages our employees to remain focused on both our short-term and long-term goals. For example, our Annual Incentive Plan measures performance on an annual basis, while our equity awards vest in installments over 3-4 years, which encourages our executives to focus on the long-term performance of the Corporation.

Pay Element		What it Does		Performance Measures
Base Salary	•	Provides competitive fixed pay to help us attract and retain key talent	•	Job scope, experience and market pay
	•	Balances risk-taking concerns with pay for performance
	•	Considers experience, expertise, individual performance and expected contributions to the Corporation
Annual Management Incentive Plan Awards	•	Provides an annual cash incentive opportunity, earned based on the achievement of pre-established performance metrics	• •	The Corporate measures established for 2016 awards include Adjusted EBITDA[1] for the Corporation For certain NEOs, performance metrics included metrics related to divisional and regional performance
	•	Drives short-term performance
Performance Share Units and Restricted Stock Units	•	PSUs and RSUs align the payout with Corporation performance as indicated by Mitel’s stock price	• •	Long-term stock price appreciation Some awards vest based on achievement of targeted compound annual growth in stock price
	•	Retains key talent
	•	Fosters an environment focused on long-term growth
	•	Directly ties the interests of our executives with those of long-term shareholders
Stock Option Awards	•	Mitel is phasing out stock option awards as a key component of compensation to management	•	Long-term stock price appreciation

1 Adjusted EBITDA is a non-GAAP financial measure, as defined on page 28 of this proxy circular and on page 25 of Mitel’s Form 10-K.

Base Salaries

Individual salaries are determined by each officer’s experience, expertise, individual performance and expected contributions to the Corporation. The Compensation Committee uses industry studies and comparables for reference purposes to assist in setting a range of base salaries for positions; however, these studies and comparables are only one factor that is reviewed in determining base salary for each executive officer position. The Compensation Committee annually reviews each officer’s base salary and determines such salary based on the following factors:

•	Position and responsibility (takes into account promotions and any changes in role);

•	Job performance and expected future contributions;

•	Market factors (as described above); and

•	Retention risk.

Upon concluding its 2016 review, the Compensation Committee determined to adjust base salaries as follows:

Name	2014 ($)	2015 ($)	2016 ($)	Adjustment for 2016
Richard D. McBee	700,000	775,000	813,750	5.0%
Steven E. Spooner	CAD 455,500	CAD 546,600	CAD 568,464	4.0%
Graham Bevington	GBP 198,275	375,600	390,000	3.8%
Thomas G. Lokar	300,000	321,000	335,000	4.4%
Jon D. Brinton	260,000	300,000	315,000	5.0%

In reviewing NEO compensation levels versus the market, it was determined that Mr. Spooner’s benchmark required taking into account two factors. First, in addition to his responsibilities as CFO for Mitel, Mr. Spooner has responsibility for other areas outside of the normal duties of a CFO. Secondly, while Mr. Spooner is based in Canada, it is essential that when benchmarking Mr. Spooner against the market that we consider the US competitive market as well based on the nature of Mitel’s operations.

Annual Management Incentive Plan

Mitel utilizes annual cash incentive plan bonuses to reward the achievement of corporate objectives and to recognize individual performance. The amount of annual performance incentive or “at risk” component of an executive officer’s compensation increases with the level of responsibility and impact that the executive officer has had and can have on overall performance. The Chief Executive Officer provides the Compensation Committee with an assessment of each executive’s performance annually and provides input on the annual incentive plan achievement for each executive. Each named executive officer’s annual cash incentive award target was established as a percentage of base salary. Such target cash bonus percentage was either negotiated and set forth in the NEO’s employment agreement or otherwise established by the Compensation Committee. As displayed below, the annual performance incentive targets for the year ended December 31, 2016 for the NEOs ranged between 65% and 125% of base salary, with NEOs eligible to receive up to 2 times their target award based on performance against pre-established financial metrics. The table below details the potential payouts under the Annual Management Incentive Plan for our executives.

Name	Threshold Award (% of Base Salary)	Target Award (% of Base Salary)	Maximum Award (% of Base Salary)	2016 Payout ($)
Rich McBee	50%	125%	200%	$696,773
Steven E. Spooner	50%	80%	200%	CAD$311,518
Graham Bevington	50%	75%	200%	$221,568
Thomas G. Lokar	50%	65%	150%	$183,454.
Jon D. Brinton	50%	65%	200%	$280,508

The targets for the financial objectives were established by our Compensation Committee and approved by the Mitel Board. For 2016, our Compensation Committee determined that financial objectives for Messrs. McBee and Spooner would consist of Adjusted EBITDA2 for the Corporation. For Mr. Bevington, the financial objectives consisted of Enterprise Division Contribution Margin (70%) and Enterprise Division Revenue (30%). For Mr. Lokar, the financial objectives consisted of Adjusted EBITDA2 for the Corporation (50%) and Management By Objectives (50%). Management By Objectives consists of an assessment of individual performance based on performance against objectives approved by the employee’s manager. Assessment of an individual’s performance is not a formulaic process and judgement is exercised in determining the level of performance achieved. For Mr. Brinton, the financial objectives consisted of Cloud Division Revenue (70%) and Cloud Division Contribution Margin (30%).

For 2016, the targets were established as follows:

Metric	Threshold	Target	Maximum	Actual
Adjusted EBITDA[2] ($M USD)	$ 148.0	$ 185.0	$ 203.5	$ 161.6
Enterprise Division Revenue ($M USD)	$ 684.9	$ 856.1	$ 941.7	$ 838.1
Enterprise Division Contribution Margin ($M USD)	$ 204.9	$ 256.1	$ 281.7	$ 221.9
Cloud Division Revenue ($M USD)	$ 118.4	$ 148.0	$ 162.8	$ 149.5
Cloud Division Contribution Margin ($M USD)	$ 3.8	$ 4.7	$ 5.2	$ 6.8

2 Adjusted EBITDA is a non-GAAP financial measure, as defined on page 28 of this proxy circular and on page 25 of Mitel’s Form 10-K.

Based on 2016 performance, each NEO earned between 68.5% and 137% of their target bonus.

Long-Term Incentive Plans

The Compensation Committee considers equity-based long-term incentive compensation to be a fundamental component of Mitel’s executives’ compensation program. Our LTIP, effective 2017, now consists of two equity components – time-based RSUs and, beginning in 2017, for NEOs and other executives reporting directly to the CEO, PSUs. The performance based stock units have replaced stock options as an equity vehicle for our executives. We believe that grants of PSUs and RSUs under our equity incentive plans assist us in retaining employees and attracting critical key talent by providing them with an opportunity to share in any increase in shareholder value. Additionally, we believe that the award of stock-based compensation and incentives is an effective way of aligning our executives’ interests with the goal of enhancing shareholder value. As a result of the direct relationship between the value of an equity award and Mitel’s stock price, we believe that our equity awards motivate executives to manage Mitel’s business in a manner that is consistent with shareholder interests, as well as align executives’ interests with the long-term interests of our shareholders. To that end, the time-based RSUs generally vest over 4 years, while PSUs vest only at the end of a three-year performance period if threshold compound annual stock price growth is achieved. RSUs constitute 50% of the value of an award of stock-based compensation at the time of the award, and PSUs constitute the remaining 50%. Primary factors considered in granting equity stock awards and determining the size of grants to executives are prior performance and their level of responsibility. Additionally, we may grant equity awards in order to attract new executive officers and to recognize job promotions.

The Chief Executive Officer recommends levels of equity awards including stock options and RSUs, and commencing in 2017, PSUs, for the NEOs to the Compensation Committee based on skills, responsibilities and performance. Previous grants of equity awards are also taken into consideration. During the year ended December 31, 2016, the committee determined to grant 651,750 options to the NEOs at a strike price and grant date fair value of $7.17 and $3.15 per share respectively and 533,250 RSUs at a grant date fair value of $7.17. The time-based RSUs granted in 2016 vest over 4 years (25% each year), while the option awards granted for 2016 vest over 4 years also (1/16 every quarter). For our NEOs, the total equity grant in 2016 was split 33% in options and 67% in RSUs. The 2016 awards are reflected in the 2016 Executive Equity Awards table on page 38.

IV.	Key Executive Compensation Program Changes Commencing in 2017

To align executive compensation more closely with the Corporation’s operating and stock price performance, the Compensation Committee has made several key changes to the design of the Corporation’s executive compensation program commencing in 2017. The Compensation Committee has retained Radford to assist in the review of and to make recommendations to the Compensation Committee in respect of the component elements of the Corporation’s executive compensation program for 2017 and beyond. In reviewing and implementing a 2017 executive compensation program, the Compensation has taken into account governance best practices and the policies and preferences of its shareholders. The Compensation Committee believes that the changes that have been made for 2017, together with certain risk mitigators previously adopted, have significantly strengthened pay for performance alignment for the Corporation’s CEO and other NEOs.

Majority Performance-Based Long Term Incentives.  In previous years, the Compensation Committee has granted equity-based long term incentives comprised of 67% RSUs and 33% stock options. To further enhance the performance-based portion of the executive compensation program, in 2017 the Corporation introduced a stock-based performance element as a key component of its overall executive compensation program and shifted the program’s structure to 50% PSUs and 50% RSUs. In addition, and as discussed further below, the Compensation Committee continues to be mindful of the median of the competitive market in terms of long term equity-based incentives, and as a result PSU awards granted in 2017 will be made with this in mind. After careful consideration of various performance-based options and alternatives, the performance measure for the PSUs under the 2017 program will be based on the compound annual growth rate, or CAGR, of the Corporation’s stock price at the end of a three-year performance period. The three year target CAGR is 15%, and to receive a payout, the CEO and NEOs must be employed at the time of measurement, vesting and payout. The Compensation Committee believes that by expressly conditioning payout under a PSU grant on the achievement of specified levels of stock price performance, this element of the executive compensation program now directly aligns the interests of the CEO and the other NEOs with the shareholders in respect of stock price growth.

Annual Performance-Based Short Term Cash Incentives.    To further tighten alignment between short term incentive compensation and operating performance, the Compensation Committee has structured the CEO’s short term incentive opportunity based on two key Corporation-wide metrics, namely, Adjusted EBITDA3 (80%) and, new for 2017, revenue component (20%). The Compensation Committee also increased the minimum performance level necessary for the short term incentive to be earned, establishing the threshold level at 95% of the targets. No changes have been made to the target percentages of base salary representing the short term incentive opportunity, and the committee has capped the maximum performance factor multiplier at 200%. Similarly, for the NEOs, the Compensation Committee also tightened the alignment for the other NEOs by increasing the threshold level necessary for a payout from 80% to 85% of target for any measure based on Adjusted EBITDA4, revenue or margin. These changes to the short term incentive component serve to further tie payouts to the achievement of higher levels of certain key performance measures.

3 Adjusted EBITDA is a non-GAAP financial measure. Mitel defines Adjusted EBITDA as net income (loss), adjusted for interest expense, income tax recovery, amortization and depreciation, special charges and restructuring costs, stock-based compensation, purchase accounting adjustments and goodwill as set out more fully on page 26 of Mitel’s Form 10-K. Management assesses performance on a reported basis and on an adjusted basis and considers both to be useful in its assessment.

4 Adjusted EBITDA is a non-GAAP financial measure, as discussed on page 28 of this proxy circular and on page 25 of Mitel’s Form 10-K.

Base Salaries.  The Compensation Committee has determined that there will be no increases to the base salaries of the CEO or the other NEOs in 2017. As discussed above, the committee also did not increase target bonus opportunities. As a result, the target total cash compensation will remain unchanged from the prior year. The Compensation Committee also took into account that base salaries among the CEO and NEOs generally approximate the 50th percentile of the market, with some variance by position and individual responsibilities, and has determined to keep base salaries within that range.

Compensation-Setting Considerations.  The Compensation Committee was mindful of the composite of the competitive benchmark compensation (see discussion below), and of the cash compensation paid to the executives of the competitive market group with similar roles. However, while the committee continued its past practice of obtaining competitive, positional market data, this was not the driving factor in the determination of the total direct compensation for 2017. As a result, the Compensation Committee has made pay decisions for the NEOs based on a variety of individual factors including prior year company, business unit and individual performance, and scope of responsibility.

Reference Sources for Competitive Compensation.  For 2017, the Compensation Committee reviewed the peer group of companies and updated the list from the prior year in order to include cloud-based competitors and to replace peer companies that have merged or that have been acquired, for a total peer group composed of 20 (2 Canadian companies and 18 U.S.) companies. The Corporation is positioned at the 56th percentile of the peer group in terms of revenues, and at the 30th percentile in terms of operating income. In addition to the peer group of companies, the Compensation Committee also incorporated information from the Radford Global Technology Survey, and blended this information together to arrive at a composite of competitive market compensation.

Risk Mitigating Factors.  To further enhance the alignment of the Corporation’s executive compensation program with the interests of shareholders, the Corporation continues to enforce the following policies:

•

Stock ownership guidelines for executive officers and directors. The CEO is required to hold 3.0x his base salary, and the other NEOs are required to hold 1.5x their respective base salaries, to be achieved within a five year period. If the guidelines are not met within the prescribed time period, the CEO and the other NEOs must hold 100% of any shares received through equity-based incentive awards (net of shares sold or withheld to pay the exercise price of stock options or sold to pay withholding tax) until the prescribed ownership levels are achieved. These guidelines reinforce the common interest of shareholders and the CEO and executive officers with stock price performance.

•	Prohibition on hedging and short sales of Corporation securities. This prevents Corporation insiders from reducing their risk of stock ownership.

•	Caps on payouts under both the long term and short term incentive programs. This is intended to limit the possibility of excessive risk taking to the maximum set level.

The Compensation Committee believes that the changes made to the Corporation’s 2017 executive compensation program, together with risk mitigators that the Corporation previously put in place, have substantially increased the pay for performance alignment of the program.

V.	Additional Compensation Policies & Practices

Insider Trading Policy (including anti-hedging)

In accordance with our Insider Trading Policy, an NEO is not permitted to purchase financial instruments, including, for greater certainty, prepaid variable forward contracts, equity swaps, collars, or units of exchange funds, that are designed to hedge or offset a decrease in market value of equity securities granted as compensation or held, directly or indirectly, by the NEO.

Executive Share Ownership Guidelines

Mitel’s corporate governance policies include share ownership guidelines for non-employee directors (as described in the Director Compensation section above) and executive officers. These guidelines are as follows:

Role	Ownership Requirement (as a multiple of base salary)
CEO	3x
All other executive officers	1.5x

All executives have a five-year period to attain these ownership levels. Executives and directors who do not hold the requisite number of Mitel shares at the end or the applicable period will be required to hold 100% of any shares received as a result of any equity awards granted to them (net of shares sold or withheld to pay the exercise price of stock options or sold to pay the withholding tax). RSUs and options granted under Mitel’s equity compensation plans are not included when determining whether an executive satisfies the applicable minimum ownership guideline.

As of [    ], 2017, all executives were in compliance with their share ownership guideline in that they had either already attained or they still have time left to achieve the required level of share ownership.

Performance Graph

The following graph compares the total cumulative return of a shareholder who invested $100 in Mitel’s common shares over the five-year period ended December 31, 2016 compared to the total cumulative return of the NASDAQ Composite Indices and the NASDAQ Telecommunications Index.

The NEO total compensation (as a group and as reported in the Summary Compensation Table) has not been historically based on performance of the Corporation’s share price, however, the trend in the total compensation of the NEOs has generally corresponded to the trend shown in the performance graph, excluding the impact of individual performance factors and increases in compensation due to promotion. Mitel has historically determined compensation and related adjustments annually based on a number of factors including market competitive rates, reviewing the compensation peer group annually to ensure the comparators used to assess competitiveness are aligned in terms of business size, scope, and revenue. As the Corporation has completed acquisitions, the comparators have increased in size and complexity over time, resulting in increased pay. Mitel has made adjustments to the CEO and executive team compensation taking into consideration the peer median each year, base salary, target incentives, and annual equity values. As such, reported values may not correspond with share price movement as the size of equity grants reported in the Summary Compensation Table do not consider shareholder returns, but more importantly, the likely final value realized by an NEO is directly related to performance of the Corporation’s share price; where the share price drops between the time of grant and when the equity vests, the value vesting reflects the lower share price, and can be significantly lower than the value granted and reported in the Summary Compensation Table. Annual performance incentive targets for our NEOs has been primarily based on the financial performance of the Corporation in order to provide added incentive to our NEOs to focus on their respective roles within the Corporation and their ability to continue to strengthen the Corporation’s performance (see Annual or Short-term Incentive Plans above). For key changes to our executive compensation program commencing in 2017, please see Section IV.

Summary Compensation Table

The following table sets forth a summary of compensation paid during the year ended December 31, 2016, referred to in the table below as 2016, the year ended December 31, 2015, referred to in the table below as 2015, and during the year ended December 31, 2014 referred to in the table below as 2014:

Name and Principal Position	Year	Salary ($) (1)	Bonus ($)	Share- based Awards ($) (2)	Option- based Awards ($) (3)	Non-equity annual incentive plan compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (4)		All Other Compensation ($) (5)	Total ($)
Richard D. McBee President & Chief Executive Officer	2016	806,894	542,636	1,645,515	883,575	696,773	–		180,556	4,755,949
	2015	762,019	–	2,262,525	1,122,500	654,900	–		25,950	4,827,894
	2014	696,154	–	1,166,694	1,172,500	1,513,008	–		20,856	4,569,212
Steven E. Spooner Chief Financial Officer	2016	414,905	319,989	967,950	519,750	235,196	–		28,354	2,486,144
	2015	419,016	–	905,010	444,510	218,782	–		26,412	2,013,730
	2014	412,805	–	349,806	351,750	481,593	–		32,641	1,628,595
Graham Bevington Executive Vice President and Chief Sales Officer	2016	387,508	72,013	483,975	259,875	253,295	237,628		26,981	1,721,275
	2015	356,994	–	679,970	333,607	115,520	–	(6)	98,592	1,584,683
	2014	291,696	–	116,265	186,700	221,530	176,566		127,369	1,120,126
Thomas G. Lokar Chief Human Resources Officer	2016	332,577	68,823	435,578	233,888	183,454	–		24,129	1,278,449

Jon D. Brinton Executive Vice President and General Manager, Mitel Cloud Services	2016	312,369	29,218	290,385	155,925	280,508	–		18,682	1,087,087

(1)	Compensation to Mr. Spooner is paid in Canadian dollars, but converted to U.S. dollars at the average rate for the relevant period. The Canadian dollar salaries for 2016, 2015, and 2014 are as follows: 2016—C$549,543 2015—C$530,837 and 2014—C$453,143.
Compensation to Mr. Bevington from January 1, 2015 to July 3 2015 was paid in British pounds sterling but converted to U.S. dollars at the average rate for the relevant period. The British pounds sterling salary for 2015 and 2014 for Mr. Bevington is as follows: 2015—£115,369 and 2014—£176,300. Compensation for July 4, 2015 to December 31, 2015, and all of 2016 was paid in U.S. dollars.
(2)	The compensation value of share-based awards is based on the fair value of the award on the grant date which is equal to the closing Mitel stock price on the same day. The grant-date fair value of awarded RSUs is expensed on a straight-line basis over the vesting period of the award.
(3)	The compensation value of option-based awards is based on the fair value of the award on the grant date using the Black-Scholes option-pricing model for each award commensurate with Topic 718. The grant-date fair value of awarded options is expensed on a straight-line basis over the employee service period, which is the vesting period of the award. Assumptions used in the Black-Scholes option-pricing model are summarized as follows:

	Year Ended December 31, 2016	Year Ended December 31, 2015	Year Ended December 31, 2014
Risk-free interest rate	1.3%	1.5%	1.6%
Dividends	0.0	0.0	0.0
Expected volatility	52.0	52.0	55.0
Annual forfeiture rate	10.0	10.0	10.0
Expected life of the options	5 years	5 years	5 years
Weighted average fair value per option	$3.15	$4.18	$4.57

(4)	Change in pension value is related to a defined benefit plan that was closed to new service in November 2012. Mitel has no deferred compensation earnings.
(5)	For fiscal 2016, all other compensation includes contributions under defined contribution plan, car allowance, relocation assistance, tax equalization payment, and other perquisites and personal benefits, as set forth in the table below.

Name	Matching contributions under defined contribution plan ($)	Car allowance ($)	Relocation assistance ($)	Tax equalization payment ($)	Other ($)
Richard D. McBee	7,950	18,000	–	150,502	4,104
Steven E. Spooner	14,714	9,060	–	–	4,580
Graham Bevington	8,383	–	14,848	–	3,750
Thomas G. Lokar	7,389	8,000	–	–	8,740
Jon D. Brinton	7,006	8,000	–	–	3,676

(6)	For fiscal 2015, the change in the pension value was a decline of $57,306.

Equity Incentive and Other Compensation Plans

2006 Equity Incentive Plan

The 2006 Equity Incentive Plan was established to assist in attracting, retaining and motivating employees, directors, officers and consultants through performance related incentives. The 2006 Equity Incentive Plan provided flexibility and choice in the types of equity compensation awards, including options, deferred share units, RSUs, performance share units and other share-based awards. Prior to March 5, 2010, the 2006 Equity Incentive Plan provided that, unless otherwise determined by the Compensation Committee, one-quarter of the Mitel common shares that an option holder is entitled to purchase become eligible for purchase on each of the first, second, third and fourth anniversaries of the date of grant, and that options expire on the fifth anniversary of the date of grant. The 2006 Equity Incentive Plan was amended on March 5, 2010 such that, unless otherwise determined by the Compensation Committee, any options granted after that date will vest as to one-sixteenth of the Mitel common shares that an option holder is entitled to purchase on the date which is three months after the date of grant and on each subsequent quarter, and that options expire on the seventh anniversary of the date of grant. The 2006 Equity Incentive Plan provides that in no event may an option remain exercisable beyond the tenth anniversary of the date of grant.

As of the date hereof, options to acquire [    ] Mitel common shares and restricted stock unit awards for [    ] Mitel common shares were granted and outstanding under the 2006 Equity Incentive Plan and options to acquire [    ] Mitel common shares vested under the 2006 Equity Incentive Plan. During the year ended December 31, 2016, there were 70,150 vested RSUs under the 2006 Equity Incentive Plan. Effective May 8, 2014, new equity grants were made under the 2014 Equity Incentive Plan (described below). Shares subject to outstanding awards under the 2006 Equity Incentive Plan which lapse, expire or are forfeited or terminated will no longer become available for grants under this plan.

2014 Equity Incentive Plan

The Corporation adopted the 2014 Equity Incentive Plan on May 8, 2014, which is referred to as the 2014 Equity Incentive Plan.

The 2014 Equity Incentive Plan provides that the Compensation Committee is authorized to determine the individuals to whom equity awards will be granted, the number of Mitel common shares subject to equity grants and other terms and conditions of equity grants. Other than the number of shares available for grant under the 2014 Equity Incentive Plan and the term of the 2014 Equity Incentive Plan, the 2014 Equity Incentive Plan is substantially similar to the 2006 Equity Incentive Plan, except that whereas no RSUs granted pursuant to the 2006 Equity Incentive Plan could vest and be payable after December 31 of the third calendar year following the year of service for which the RSU was granted, under the 2014 Equity Incentive Plan the duration of the vesting period and other vesting terms applicable to the grant of RSUs is set out in the applicable Award Agreement without any such restriction. In addition, the 2006 Equity Incentive Plan contained an “evergreen” provision in which the number of Mitel common shares authorized for issuance under the 2006 Equity Incentive Plan increased by 3% on each of March 5, 2011, 2012 and 2013. In contrast, the number of Mitel common shares authorized for issuance under the 2014 Equity Incentive Plan is fixed at 8,900,000 Mitel common shares. The 2014 Equity Incentive Plan will expire no later than 2024.

As of the date hereof, options to acquire [    ] Mitel common shares, RSUs for [    ] Mitel common shares and performance share units to acquire [    ] Mitel common shares (if maximum performance is achieved) were granted and outstanding under the 2014 Equity Incentive Plan. During the year ended December 31, 2016, we granted options to acquire 919,806 Mitel common shares and RSUs for 1,824,162 Mitel common shares under the 2014 Equity Incentive Plan and options to acquire 533,633 Mitel common shares vested under the 2014 Equity Incentive Plan. During the year ended December 31, 2016, there were 671,159 vested RSUs under the 2014 Equity Incentive Plan.

2017 Omnibus Incentive Plan

The Corporation intends to place before Shareholders at the Meeting, the 2017 Omnibus Incentive Plan (the “2017 Plan”) for approval. The 2017 Plan will have 10,000,000 Mitel common shares available for issuance through a variety of equity compensation awards including options, deferred share units, RSUs, performance share units and other share-based awards. In addition, the 2017 Plan includes provisions that are intended to allow Mitel to make cash bonus awards that could be eligible for a U.S. tax deduction under Section 162(m) of the Tax Code if the Compensation Committee so desires. See the description of the prior Equity Incentive Plans immediately below and “Business to be Transacted at the Meeting – Ordinary Resolution No. 1 – The 2017 Omnibus Incentive Plan” below for further details on the 2017 Plan. No awards have been made under this Plan.

Material Terms of the 2006 Equity Incentive Plan and the 2014 Equity Incentive Plan:

Terminations

Subject to certain provisions relating to the termination of the participant’s employment, term of office or engagement with the Corporation by virtue of the participant’s death, disability or retirement, the 2006 Equity Incentive Plan and the 2014 Equity Incentive Plan, which are collectively referred to as the Equity Incentive Plans, provide that:

•

in respect of termination without cause, unless otherwise specified in the award agreement with the participant, any options that are exercisable at the date of such termination may be exercised for a period of ninety (90) days after the termination date or for the remaining term of such option, whichever is lesser. Any options that are not yet exercisable will immediately expire and be cancelled and any other awards that have not yet vested are immediately forfeited to the Corporation.

•

in respect of a voluntary resignation of a participant (other than a director), all options, to the extent they were exercisable at the date of such resignation, may be exercised for a period of thirty (30) days after the date of resignation or for the remaining term of such option, whichever is lesser. Any options that are not yet exercisable will immediately expire and be cancelled and any other awards that have not yet vested are immediately forfeited to the Corporation.

•

in respect of termination of employment or services for cause of a participant (or for a breach of fiduciary duty in the case of a director), any options and any other awards held by the participant, whether or not exercisable at the termination date, will immediately expire and be cancelled.

•

in respect of termination of a director’s appointment (other than for breach of fiduciary duty), the Compensation Committee may permit the exercise of all options held by such director, whether or not exercisable at the termination date and provide for the vesting of any or all other awards held by the director on the termination date.

Other specific provisions apply upon the death of a holder of deferred share units of the Corporation.

Eligibility

Persons eligible to receive awards under the Equity Incentive Plans are employees and directors of Mitel and its subsidiaries, as well as other individuals, as determined by the Compensation Committee, who perform services for Mitel or a subsidiary in the capacity of a consultant.

Participation Limits

The number of Mitel common shares issuable under the Equity Incentive Plans to persons who are reporting insiders (as defined in Part VI of the TSX Company Manual), at any time, under all security-based compensation arrangements of the Corporation, cannot exceed 10% of issued and outstanding Mitel common shares. The number of Mitel common shares issued under the Equity Incentive Plans to such insiders, within any one year period, under all security-based compensation arrangements of the Corporation, cannot exceed 10% of Mitel’s issued and outstanding Mitel common shares.

Exercise Price of Options

The exercise price per share for each option issued under the Equity Incentive Plans may not be less than 100% of the closing price of the Mitel common shares on the trading day immediately preceding the date of grant.

Change of Control

The Equity Incentive Plans provide that, unless otherwise determined by the Compensation Committee or the Mitel Board, any options outstanding immediately prior to the occurrence of a Change in Control (as defined in the Equity Incentive Plans) but which are not then exercisable, shall terminate and be cancelled upon the occurrence of a Change in Control and shall be of no further force or effect. Unless otherwise determined by the Mitel Board or the Compensation Committee, any vested outstanding options that are in-the-money shall be cashed out as of the date of such Change in Control or other date as determined by the Compensation Committee or the Mitel Board. The Mitel Board or Compensation Committee shall also have the right to provide for the acceleration of vesting of any outstanding options or to provide for the conversion or exchange of any option into or for options, right or other securities in any entity participating in or resulting from the Change of Control.

In addition, unless otherwise determined by the Compensation Committee or the Mitel Board, any unvested or unearned restricted share units, deferred share units, performance share units or other share-based awards outstanding immediately prior to the occurrence of a Change in Control shall terminate and be cancelled. The Board or the Compensation Committee shall, however, have the right to accelerate the vesting or determine that any restricted share units, deferred share units, performance share units or other share-based awards outstanding immediately prior to the occurrence of Change in Control shall become fully vested and fully earned upon the occurrence of such event.

Assignment

Subject to certain exercise rights for options held by a participant upon death, disability or retirement, no assignment or transfer of any awards, whether voluntary, involuntary, by operation of law or otherwise is permitted. Notwithstanding the foregoing, an eligible participant may transfer an award (other than an award of incentive stock options) to a permitted assign and an award of incentive stock options may only be transferred by will or by the law of descent and distribution.

Amendments to the Equity Incentive Plans

The Mitel Board may, without notice or shareholder approval, at any time, amend the Equity Incentive Plans, provided that such amendment does not alter or impair any rights or increase any obligations with respect to an award previously granted under the Equity Incentive Plans, unless consented to by the affected participant. Specifically, the Mitel Board may amend the Equity Incentive Plans without shareholder notice or approval for the following amendments:

•	Amend the general vesting provisions of an award;

•

Amend the general term of an option provided that no option held by an insider may extend beyond its original expiry date and no option may be exercised beyond the tenth anniversary of the date of grant;

•	Amend any of the provisions contained in article 9 (Termination of Employment) of the Equity Incentive Plans;

•	Add covenants of the Corporation for the protection of directors, employees and consultants;

•	Amend any provision as may be necessary or desirable with respect to matters that may be expedient to make such amendment in the Mitel Board’s good faith opinion; and

•	Change or correct any provision required to cure or correct any ambiguity, defect, inconsistent provision, clerical omission, mistake or manifest error.

•

Notwithstanding the above, none of the following amendments shall be made to the Equity Incentive Plans without approval of the TSX and the NASDAQ, to the extent such approval is required, and the approval of shareholders in accordance with the requirements of such exchange(s):

•	Increase the number of Mitel common shares issuable under the Equity Incentive Plans (except in connection with a Change in Control or pursuant to the provisions of the Equity Incentive Plan);

•	Increase the number of Mitel common shares issuable to insiders (except in connection with a Change in Control or pursuant to the provisions of the Equity Incentive Plans);

•	Increase the number of Mitel common shares issuable to directors;

•	Amend the exercise period of any options held by insiders;

•	Extend the expiration of an option beyond ten (10) years from the date of grant;

•	Reduce the exercise price of any options held by insiders (except in connection with the purposes of maintaining option value in connection with a Change in Control);

•	Add any form of financial assistance available to a participant;

•	Permit options or rights under the Equity Incentive Plans to be transferred other than for normal estate settlement purposes;

•	Amend the amendment section of the Equity Incentive Plans; and

•	Make any other amendments which the applicable exchange rules require shareholder approval.

Inducement Options

On January 19, 2011, Richard McBee was granted stock options to acquire 515,175 Mitel common shares as a component of his employment compensation. These stock options were granted as an inducement material to his entering into employment with Mitel and will vest on the same vesting schedule as options granted under the 2006 Equity Incentive Plan. These options are outside of the pool of stock options available for grant under the 2006 Equity Incentive Plan, the 2014 Equity Incentive Plan and all other security-based compensation arrangements.

Total Equity Awards Outstanding

As of the date hereof, options to acquire [    ] Mitel common shares, RSUs to acquire [    ] Mitel common shares and performance share units to acquire [    ] Mitel common shares (if maximum performance is achieved) were granted and outstanding under the following Plans: 2005 Stock Plan, 2013 Equity Incentive Plan, 2006 Equity Incentive Plan and 2014 Equity Inventive Plan. There were also inducement options to acquire 515,175 Mitel common shares. In aggregate the total outstanding equity awards represents approximately 9.8% of the Corporation’s outstanding Mitel common shares.

The following table sets out information in respect of our 2005 Stock Plan and 2013 Equity Incentive Plan and the Corporation’s 2006 Equity Incentive Plan, and 2014 Equity Incentive Plan and inducement options as of December 31, 2016, and also aggregates plans approved by Mitel shareholders collectively and all of the plans not approved by Mitel shareholders collectively:

Plan Category	Number of Securities to be issued upon exercise of outstanding options (a)	Weighted average exercise price of outstanding options (b)	Number of Securities to be issued upon vesting of restricted stock units (c)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) and (c)) (d)
2005 Stock Plan	104,203	$ 2.38	N/A	N/A
2006 Equity Incentive Plan	4,253,181	$ 6.20	121,800	N/A
Inducement options (1)	515,175	$ 5.16	N/A	N/A
2013 Equity Incentive Plan	927,344	$ 8.14	N/A	N/A
2014 Equity Incentive Plan(2)	2,489,992	$ 8.55	3,013,144	5,503,136
Plans approved by Mitel Shareholders	6,743,173	$ 7.07	3,134,944	4,691,206
Plans not approved by Mitel Shareholders	1,546,722	$ 6.76	N/A	N/A
(1)	The 515,175 inducement options remain outstanding as of [ ], 2017.
(2)	The aggregate number of Mitel common shares that may be issued under the 2014 Equity Incentive Plan is 8,900,000.

Grant of Plan-Based Awards

2016 Executive Equity Awards

Name	Grant Date	Estimated Future Payouts Under Non- Equity Incentive Plan Award			Estimated Future Payouts Under Equity Incentive Plan Award			All Other Stock Awards: Number of Shares Of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value ($)
		Threshold ($)	Target ($)	Max ($)	Threshold (#)	Target (#)	Max (#)
Richard D. McBee		406,875	1,017,188	1,627,500	—	none	none
	3/1/2016							229,500		7.17	1,645,515
	3/1/2016								280,500	7.17	883,575
Steven E. Spooner		214,595	343,352	858,380	—	none	none
	3/1/2016							135,000		7.17	967,950
	3/1/2016								165,000	7.17	519,750
Graham Bevington		195,000	292,500	780,000	—	none	none
	3/1/2016							67,500		7.17	483,975
	3/1/2016								82,500	7.17	259,875
Thomas G. Lokar		167,500	217,750	502,500	—	none	none
	3/1/2016							60,750		7.17	435,578
	3/1/2016								74,250	7.17	233,888
Jon D. Brinton		157,500	204,750	630,000	—	none	none
	3/1/2016							40,500		7.17	290,385
	3/1/2016								49,500	7.17	155,925

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding stock options for the purchase of Mitel common shares outstanding as of December 31, 2016 to our directors and NEOs. The closing price of the Mitel common shares on the NASDAQ on December 31, 2016 was $6.80 per share.

Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Number of securities underlying unexercised unearned options (#)	Option Exercise Price ($)	Option Expiration Date

Terence H. Matthews	18,038	—	—	3.06	6-Dec-19
Chairman	18,313	—	—	3.94	7-Mar-20
	18,313	—	—	3.80	1-Jul-20
	16,190	—	—	4.64	5-Sep-20
	10,146	—	—	9.58	12-Dec-20
	9,329	—	—	8.79	5-Feb-21
	9,281	—	—	10.83	20-May-21
	9,281	—	—	9.96	14-Aug-21
	9,816	—	—	9.96	13-Nov-21
	3,585	—	—	9.70	5-Mar-22
	10,000	—	—	8.94	14-May-22
	4,220	—	—	8.94	14-May-22

Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Number of securities underlying unexercised unearned options (#)	Option Exercise Price ($)	Option Expiration Date
	4,542	—	—	8.30	12-Aug-22
	4,307	—	—	8.75	11-Nov-22
	5,278	—	—	7.17	4-Mar-23
	—	10,000	—	7.17	4-Mar-23
	5,674	—	—	6.74	26-May-23
	4,723	—	—	8.12	10-Aug-23
	5,713	—	—	6.62	9-Nov-23
Peter D. Charbonneau	32,668	—	—	6.50	16-Sep-17
Lead Director	20,441	—	—	4.00	7-Jul-18
	10,083	—	—	3.29	7-Sep-18
	8,756	—	—	3.05	23-Dec-18
	8,756	—	—	3.44	7-Mar-19
	10,550	—	—	4.22	26-Jun-19
	10,544	—	—	2.61	6-Sep-19
	10,819	—	—	3.06	6-Dec-19
	10,338	—	—	3.94	7-Mar-20
	10,338	—	—	3.80	1-Jul-20
	6,782	—	—	4.64	5-Sep-20
	4,960	—	—	9.58	12-Dec-20
	4,778	—	—	8.79	5-Feb-21
	4,682	—	—	10.83	20-May-21
	4,682	—	—	9.96	14-Aug-21
	4,854	—	—	9.96	13-Nov-21
	1,154	—	—	9.70	5-Mar-22
	10,000	—	—	8.94	14-May-22
	—	10,000	—	7.17	4-Mar-23
Francisco Partners	62,200	—	—	6.50	16-Sep-17
Benjamin H. Ball/	28,336	—	—	4.00	7-Jul-18
Director (2)	21,250	—	—	3.29	7-Sep-18
	18,819	—	—	3.05	23-Dec-18
	18,131	—	—	3.44	7-Mar-19
	22,343	—	—	4.22	26-Jun-19
	21,569	—	—	2.61	6-Sep-19
	20,194	—	—	3.06	6-Dec-19
	20,263	—	—	3.94	7-Mar-20
	20,263	—	—	3.80	1-Jul-20
	8,588	—	—	4.64	5-Sep-20
	7,061	—	—	9.58	12-Dec-20
	6,909	—	—	8.79	5-Feb-21
	6,828	—	—	10.83	20-May-21
	6,828	—	—	9.96	14-Aug-21
	6,972	—	—	9.96	13-Nov-21
	966	—	—	9.70	5-Mar-22
	10,000	—	—	8.94	14-May-22
	10,000	—	—	8.94	14-May-22
	—	10,000	—	7.17	4-Mar-23
David M. Williams	9,721	—	—	10.83	20-May-21
Director	4,595	—	—	9.96	14-Aug-21
	4,850	—	—	9.96	13-Nov-21
	294	—	—	9.70	5-Mar-22
	10,000	—	—	8.94	14-May-22
	—	10,000	—	7.17	4-Mar-23
Sudhakar Ramakrishna	7,500	—	—	8.94	14-May-22
Director	15,000	30,000	—	8.94	14-May-22
	—	10,000	—	7.17	4-Mar-23
John P. McHugh	9,238	—	—	3.05	23-Dec-18

Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Number of securities underlying unexercised unearned options (#)	Option Exercise Price ($)	Option Expiration Date
Director	10,200	—	—	3.44	7-Mar-19
	11,008	—	—	4.22	26-Jun-19
	12,675	—	—	2.61	6-Sep-19
	11,713	—	—	3.06	6-Dec-19
	10,475	—	—	3.94	7-Mar-20
	10,475	—	—	3.80	1-Jul-20
	9,213	—	—	4.64	5-Sep-20
	6,356	—	—	9.58	12-Dec-20
	6,071	—	—	8.79	5-Feb-21
	6,215	—	—	10.83	20-May-21
	6,215	—	—	9.96	14-Aug-21
	6,508	—	—	9.96	13-Nov-21
	1,964	—	—	9.70	5-Mar-22
	10,000	—	—	8.94	14-May-22
	2,316	—	—	8.94	14-May-22
	2,493	—	—	8.30	12-Aug-22
	2,364	—	—	8.75	11-Nov-22
	2,897	—	—	7.17	4-Mar-23
	—	10,000	—	7.17	4-Mar-23
	3,114	—	—	6.74	26-May-23
	2,592	—	—	8.12	10-Aug-23
	3,565	—	—	8.12	10-Aug-23
Richard D. McBee	892,575	—	—	5.16	19-Jan-18
President and Chief Executive Officer	515,175	—	—	5.16	19-Jan-18
	56,250	—	—	4.22	26-Jun-19
	46,937	14,063	—	3.80	1-Jul-20
	156,250	93,750	—	10.11	3-Apr-21
	109,375	140,625	—	9.70	5-Mar-22
	52,593	227,907	—	9.70	4-Mar-23
Steven E. Spooner	25,000	—	—	8.79	15-Jul-17
Chief Financial Officer	18,750	—	—	4.22	26-Jun-19
	12,500	9,375	—	3.80	1-Jul-20
	100,000	100,000	—	5.73	9-Oct-20
	46,875	28,125	—	10.11	3-Apr-21
	43,312	55,688	—	9.70	5-Mar-22
	30,937	134,063	—	7.17	4-Mar-23
Graham Bevington	30,000	—	—	8.79	15-Jul-17
Executive Vice President,	9,375	—	—	4.22	26-Jun-19
Chief Sales Officer	30,000	—	—	3.80	1-Jul-20
	24,375	5,625	—	10.11	3-Apr-21
	15,625	9,375	—	9.96	14-Aug-21
	8,437	6,563	—	9.70	5-Mar-22
	32,506	41,794	—	7.17	4-Mar-23
	15,468	67,032	—	7.17	4-Mar-23
Thomas G. Lokar	58,437	26,563	—	8.79	5-Feb-21
Chief Human Resources Officer	18,331	23,569	—	9.70	5-Mar-22
	13,921	60,329	—	7.17	4-Mar-23
Jon D. Brinton	7,000	—	—	8.79	15-Jul-17
Executive Vice President and General Manager, Mitel Cloud Services	20,000	—	—	4.00	7-Jul-18
	30,000	—	—	4.22	26-Jun-19
	24,375	5,625	—	3.80	1-Jul-20
	15,625	9,375	—	10.11	3-Apr-21
	18,331	23,569	—	9.70	5-Mar-22
	9,281	40,219	—	7.17	4-Mar-23

(1)

Stock option awards were granted pursuant to the 2006 Equity Incentive Plan or the 2014 Equity Incentive Plan. In the case of Mr. McBee, a portion of the options were granted as an inducement (as described in note 3 below); all of these stock options have not been exercised to date.

(2)	The stock options granted to Francisco Partners Management, LLC include options granted in lieu of director fees to Mr. Ball.
(3)

515,175 of the stock options granted to Mr. McBee as a component of his employment compensation, have been granted as an inducement, material to his entering into employment with us in 2011. These inducement options will vest on the same vesting schedule as options granted under the 2006 Equity Incentive Plan. These options are outside of the pool of stock options available for grant under the 2006 Equity Incentive Plan, the 2014 Equity Incentive Plan and all other security-based compensation arrangements of the Corporation, and were granted in accordance with the NASDAQ rules permitting inducement option grants to the Chief Executive Officer in certain circumstances.

(4)	Martha Bejar joined the Board on March 10, 2017.

Restricted Stock Units Outstanding for Executive Officers and Directors

The following table sets forth information regarding RSUs for Mitel common shares granted as of December 31, 2016 to our directors and NEOs. The closing price of the Mitel common shares on the NASDAQ on December 31, 2016 was $6.80 per share.

Name	Number of shares or units of shares that have not vested (#)	Market or payout value of share- based awards that have not vested ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)

Richard D. McBee President and Chief Executive Officer	462,138	3,142,538	—	—

Steven E. Spooner Chief Financial Officer	222,275	1,511,470	—	—

Graham G. Bevington Executive Vice President and Chief Sales Officer	125,825	855,610	—	—

Thomas G. Lokar Executive Vice President and Chief Human Resources Officer	90,375	614,550	—	—

Jon D. Brinton
Executive Vice President and General Manager, Mitel Cloud Services	75,875	515,950	—	—

Benjamin H. Ball fbo Francisco Partners (1) Director	10,000	68,000	—	—

Peter D. Charbonneau Director	10,000	68,000	—	—

Terence H. Matthews Director	10,000	68,000	—	—

Name	Number of shares or units of shares that have not vested (#)	Market or payout value of share- based awards that have not vested ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)

John P. McHugh Director	10,000	68,000	—	—

Sudhakar Ramakrishna Director	10,000	68,000	—	—

David M. Williams Director	10,000	68,000	—	—
(1)	Stock option grants to Mr. Ball in lieu of director fees were granted directly to Francisco Partners Management, LLC, of which Mr. Ball is a partner.

Incentive Plan Awards – Option Exercises and Stock Vested

The following table lists, with respect to each of our NEOs and directors, the value of all option-based and share-based awards that have been exercised and all non-equity incentive plan compensation vested during the year ended December 31, 2016.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value realized on exercise ($) (1) (2)	Number of Shares Acquired on Vesting (#)	Value realized on vesting ($) (1) (2)

Richard D. McBee	—	—	87,162	615,622

Steven E. Spooner	—	—	31,975	213,913

Graham G. Bevington	—	—	20,400	146,268

Thomas G. Lokar	—	—	9,875	70,804

Jon D. Brinton	—	—	12,750	91,418

Benjamin H. Ball, fbo Francisco Partners (3)	—	—	20,000	143,400

Peter D. Charbonneau	—	—	10,000	66,900

Terence H. Matthews	—	—	21,244	153,322

John P. McHugh	—	—	16,361	112,955

Sudhakar Ramakrishna	—	—	7,500	50,175

David M. Williams	—	—	10,000	66,900

(1)

Represents the total value of options that vested during the year ended December 31, 2016. The values were calculated using the closing price of our Mitel common shares on the NASDAQ on the date the options vested (or if the option vested on a non-trading day, the next trading day).

(2)	Stock options granted to board members vested immediately upon grant where equity is elected in lieu of cash while Annual Awards cliff vest at the end of the fiscal year in which they are granted.
(3)	Stock option grants to Mr. Ball in lieu of director fees were granted directly to Francisco Partners Management, LLC, of which Mr. Ball is a partner.
(4)	Martha Bejar joined the Board on March 10, 2017.

Pension and Retirement Plans

The Corporation maintains defined contribution pension plans that cover substantially all of our employees. We contribute to defined contribution pension plans based on a percentage, as specified in each plan, of a participating employee’s pensionable earnings.

The following table sets forth, for each of our NEOs, information regarding defined contribution pension plan amounts credited to or earned by each of them during or as at the end of the year ended December 31, 2016.

Defined Contribution Plan Table

Name	Accumulated value at start of year $	Compensatory $	Non- compensatory (1) $	Accumulated value at year end $

Richard D. McBee	9,962	7,950	2,108	20,020
Steven E. Spooner	98,998	14,714	26,329	140,041
Graham G. Bevington	189,902	8,383	(4,561)	193,724
Thomas G. Lokar	12,359	7,389	1,381	21,129
Jon D. Brinton	109,948	7,006	6,264	123,218

(1)	Includes the effect of plan market value and foreign exchange, where applicable.

There were no material accrued obligations at the end of the year ended December 31, 2016 pursuant to our defined contribution pension plans.

We currently maintain a defined benefit pension plan for certain of our past and present employees in the United Kingdom. The plan was closed to new employees in June 2001. The plan was closed to new service in November 2012. The defined benefit plan provides pension benefits based on length of service up to November 2012 and final average earnings. The pension costs are actuarially determined using the projected benefits method pro-rated on services and management’s best estimate of the effect of future events. Pension plan assets are valued at fair value. As of December 31, 2016, the $248.0 million projected benefit obligation exceeded the fair value of the defined benefit plan assets of $168.4 million, resulting in a pension liability of $79.6 million.

Pension Benefits

Name	Plan Name	Number of year credited service	Present value of accumulated benefit ($)	Payments during last fiscal year ($)

Graham G. Bevington	Mitel Networks Limited Family Security Plan	13 years	886,546	—

For the purposes of the pension plan in the United Kingdom, the age of retirement is 65 years. There are provisions for early retirement starting at 55 years with the benefit decreasing for each of the years retired before 65 years. This value is determined by the plan actuary. There is no policy for granting additional years of service or additional credit of service. In November 2012, the defined benefit plan was closed to new service. Since November 2012, Mr. Bevington receives amounts under a defined contribution plan, as disclosed above.

Assumed Plans

On April 29, 2015, in connection with the acquisition of Mavenir, the Corporation adopted the 2005 Stock Plan and the 2013 Equity Incentive Plan.

2005 Stock Plan

The 2005 Stock Plan provided flexibility and choice in the types of equity compensation awards, including options, deferred share units, RSUs, performance share units and other share-based awards. Various vesting schedules were granted under the plan and were determined at the time of the original grant date. The 2005 Stock Plan provides that in no event may an option remain exercisable beyond the tenth anniversary of the date of grant.

As of the date hereof, options to acquire [    ] Mitel common shares and no RSUs were outstanding under the 2005 Stock Plan. As of the year ended December 31, 2016, 55,724 options had vested under the 2005 Stock Plan. Common shares subject to outstanding awards under the 2005 Stock Plan which lapse, expire, terminate or are forfeited will no longer become available for grant under the 2005 Stock Plan.

2013 Equity Incentive Plan

The 2013 Equity Incentive Plan provided flexibility and choice in the types of equity compensation awards, including options, deferred share units, RSUs, performance share units and other share-based awards. Various vesting schedules were granted under the plan and were determined at the time of the original grant date. The 2013 Equity Incentive Plan provides that in no event may an option remain exercisable beyond the tenth anniversary of the date of grant.

As of the date hereof, options to acquire [    ] Mitel common shares and no RSUs were outstanding under the 2013 Equity Incentive Plan. As of the year ended December 31, 2016, 386,676 options had vested under the 2013 Equity Incentive Plan. Mitel common shares subject to outstanding awards under the 2013 Equity Incentive Plan which lapse, expire, terminate or are forfeited will no longer become available for grants under the 2013 Equity Incentive Plan.

On February 28, 2017, Mitel completed the sale of its Mobile Division (formerly Mavenir Systems, Inc.) to the parent company of Xura, Inc. As of February 28, 2017, a total of 1,004,929 Mitel common shares were subject to options granted to Mitel employees of the Mobile Division under the 2005 Stock Plan and 2013 Equity Incentive Plan. In connection with the sale, all unvested options immediately expired and were cancelled and all vested options (representing 658,419 Mitel common shares) held by Mobile Division employees must be exercised by May 28, 2017 after which such options shall be cancelled. As a result, and as of the date hereof, [    ] Mitel common shares remain subject to options granted under the 2005 Stock Plan and 2013 Equity Incentive Plan to employees who remained with Mitel after the sale.

17.	Employment Agreements, Termination and Change of Control

Employment Agreements

Richard D. McBee. Rich McBee is employed as our CEO and President. Effective as of January 13, 2011, we executed an Employment Agreement with Mr. McBee. Mr. McBee is employed for an indefinite term, subject to termination in accordance with the terms of his employment agreement. If Mr. McBee’s employment is terminated by us without cause, or if, in the event of a “change of control” (as such term is defined in his employment agreement) of the Corporation we either terminate Mr. McBee’s employment without cause or Mr. McBee ends his employment relationship with us, in either case within 12 months of such change of control, he will receive a severance payment totaling 24 months’ salary and bonus compensation (such monthly bonus compensation being 1/36 of the aggregate bonus compensation received by Mr. McBee during the three most recently completed fiscal years), paid over a 24-month period, plus benefit continuation and, except in the event of a change of control, continued vesting of options for the same period. In the event of a change of control, all equity based compensation becomes 100% fully vested and payable, and any performance-based targets shall be deemed to have been satisfied at 100%. For the year ended December 31, 2016, Mr. McBee received a base salary of $813,750, equity awards, a monthly car allowance of $1,500, fuel and maintenance reimbursement for one vehicle and he participated in our standard employee benefit plans. Mr. McBee was also entitled to receive an annual targeted bonus payment of 125% of base salary, dependent upon the achievement of business goals and subject to the approval of the Compensation Committee. Mr. McBee’s employment agreement contains provisions addressing confidentiality, non-disclosure, non-competition and ownership of intellectual property.

Steven E. Spooner. Steve Spooner is employed as our CFO, reporting to our President and CEO. Effective as of March 12, 2010, we executed an Amended and Restated Employment Agreement with Mr. Spooner under which he is employed for an indefinite term, subject to termination in accordance with its terms. If Mr. Spooner’s employment is terminated by us without cause, or if, in the event of a “change of control” (as such term is defined in his employment agreement) of the Corporation we either terminate Mr. Spooner’s employment without cause or Mr. Spooner ends his employment relationship with us, in either case within 12 months of such change of control, he will receive a severance payment totaling 18 months’ salary and bonus compensation (such monthly bonus compensation being 1/36 of the aggregate bonus compensation received by Mr. Spooner during the three most recently completed fiscal years), paid over an 18-month period, plus benefit continuation and, except in the event of a change of control, continued vesting of options for the same period. In the event of a change of control, all equity based compensation becomes 100% fully vested and payable, and any performance-based targets shall be deemed to have been satisfied at 100%. Upon death or disability, Mr. Spooner is entitled to a lump sum payment of one year’s total salary plus bonus and, in addition, accelerated vesting of 25% of any remaining unvested options. For the year ended December 31, 2016, Mr. Spooner received a base salary of C$568,464, equity awards, a monthly car allowance of C$1,000, fuel and maintenance reimbursement for one vehicle and he participated in our standard employee benefit plans. Mr. Spooner is also entitled to receive an annual bonus payment in an amount determined by the Compensation Committee, in its sole discretion. Mr. Spooner’s employment agreement contains provisions addressing confidentiality, non-disclosure, non-competition and ownership of intellectual property.

Graham G. Bevington. Graham Bevington is employed as our Executive Vice President and Chief Sales Officer, reporting to our President and CEO. Mr. Bevington is employed for an indefinite term, subject to termination in accordance with the terms of his employment letter agreement, as amended. If Mr. Bevington’s employment is terminated by us without cause, or if, in the event of a “change of control” (as such term is defined in his employment agreement) of the Corporation we either terminate Mr. Bevington’s employment without cause or Mr. Bevington ends his employment relationship with us, in either case within 12 months of such change of control, he will receive a severance payment totaling 16 months’ salary and bonus compensation (such monthly bonus compensation being 1/36 of the aggregate bonus compensation received by Mr. Bevington during the three most recently completed fiscal years), paid in a lump sum. In the event Mr. Bevington’s employment is terminated by us without cause, or by Mr. Bevington for “good reason” (as such term is defined in his employment agreement), within 12 months of a “change of control” (as such term is defined in his employment agreement), all equity based compensation shall become 100% fully vested upon the change of control, and any performance-based targets shall be deemed to have been satisfied at 100%. For the year ended December 31, 2016, Mr. Bevington received a base salary of $390,000, equity awards and he participated in our standard employee benefit plans. Mr. Bevington is also entitled to receive an annual bonus payment related to his achievement of defined targets. Mr. Bevington’s employment agreement contains provisions addressing confidentiality, non-disclosure, non-competition and ownership of intellectual property.

Thomas G. Lokar Thomas Lokar is employed as our Chief Human Resources Officer. Mr. Lokar is employed for an indefinite term, subject to termination in accordance with the terms of his employment agreement. If Mr. Lokar’s employment is terminated by us without cause, or if, in the event of a “change of control” (as such term is defined in his employment agreement) of the Corporation we either terminate Mr. Lokar’s employment without cause or Mr. Lokar ends his employment relationship with us, in either case within 12 months of such change of control, he will receive a severance payment totaling 12 months’ salary and bonus compensation (such monthly bonus compensation being 1/36 of the aggregate bonus compensation received by Mr. Lokar during the three most recently completed fiscal years), paid in a lump sum. In the event Mr. Lokar’s employment is terminated by us without cause, or by Mr. Lokar for “good reason” (as such term is defined in his employment agreement), within 12 months of a “change of control” (as such term is defined in his employment agreement), all equity based compensation shall become 100% fully vested upon the change of control, and any performance-based targets shall be deemed to have been satisfied at 100%. For the year ended December 31, 2016, Mr. Lokar received a base salary of $335,000, equity awards, a yearly car allowance of $8,000, and he participated in our standard employee benefit plans. Mr. Lokar was also eligible to receive an annual variable, at-risk payment of 65% of base salary. Mr. Lokar’s employment agreement contains provisions addressing confidentiality, non-disclosure, non-competition and ownership of intellectual property.

Jon D. Brinton Jon Brinton is employed as our Executive Vice President & General Manager, Mitel Cloud Services. Mr. Brinton is employed for an indefinite term, subject to termination in accordance with the terms of his employment agreement. If Mr. Brinton’s employment is terminated by us without cause, or if, in the event of a “change of control” (as such term is defined in his employment agreement) of the Corporation we either terminate Mr. Brinton’s employment without cause or Mr. Brinton ends his employment relationship with us, in either case within 12 months of such change of control, he will receive a severance payment totaling 12 months’ salary and bonus compensation (such monthly bonus compensation being 1/36 of the aggregate bonus compensation received by Mr. Brinton during the three most recently completed fiscal years), paid in a lump sum. In the event Mr. Brinton’s employment is terminated by us without cause, or by Mr. Brinton for “good reason” (as such term is defined in his employment agreement), within 12 months of a “change of control” (as such term is defined in his employment agreement), all equity based compensation shall become 100% fully vested upon the change of control, and any performance-based targets shall be deemed to have been satisfied at 100%. For the year ended December 31, 2016, Mr. Brinton received a base salary of $315,000, equity awards, a yearly car allowance of $8,000, and he participated in our standard employee benefit plans. Mr. Brinton was also eligible to receive an annual variable, at-risk payment of 65% of base salary. Mr. Brinton’s employment agreement contains provisions addressing confidentiality, non-disclosure, non-competition and ownership of intellectual property.

Potential Payments upon Termination or Change of Control

Information regarding payments to our NEOs in the event of a termination or a change in control may be found in the table below. This table sets forth the estimated amount of payments each NEO would be entitled to receive upon the occurrence of the indicated event, assuming that the event occurred on December 31, 2016 and using average exchange rates for the year ended December 31, 2016. The salary payments are calculated based on the salaries stated in the employment agreements of each NEO as of December 31, 2016. Amounts potentially payable under plans which are generally available to all salaried employees, such as health, life and disability insurance, are excluded from the table. Actual payments made at any future date may vary, including the amount the NEO would have accrued under the applicable benefit or compensation plan as well as the price of the Mitel common shares.

In the event of retirement, resignation or termination for cause, no salary, benefits or other compensation is payable to a NEO beyond the last effective date of employment and the NEO would only be entitled to exercise equity that had already vested or would continue to vest in accordance with the terms of their employee agreement and consistent with the plan under which they were granted, and no incremental payments or benefits are payable. In the event of death or disability, a pro rata portion of the next instalment of any equity award due to vest shall immediately vest, based on the number of days elapsed since the last instalment vested compared to the period from the last vesting date to the next vesting date (or if none have vested, the date of grant). Had an NEO died or if their employment had been terminated due to disability on December 31, 2016, the incremental value the NEO would have received was: Richard D. McBee ($nil), Steven E. Spooner ($975,462), Graham Bevington ($nil), Thomas G. Lokar ($nil) and Jon D. Brinton ($nil).

Potential Payments upon Termination or Change of Control

	Termination without Cause		Change of Control

Name	Salary and Bonus ($) (1) (2)	Equity Vesting ($) (3) (4)	Salary and Bonus ($) (1) (2)	Equity Vesting ($) (3) (4)

Richard D. McBee(5)	3,899,045	2,636,835	3,899,045	5,809,873

Steven E. Spooner(5)	1,258,195	301,250	1,258,195	1,844,283

Graham Bevington	669,800	114,188	502,350	970,585

Thomas G. Lokar	579,482	—	579,482	614,550

Jon D. Brinton	513,164	206,525	513,164	740,950

(1)	See Section 16 – “Summary Compensation Table” for the salary and bonus payments used in calculating payments on termination without cause or change of control.
(2)	In addition, upon termination without cause or a change of control resulting in termination, each NEO would be entitled to:
•	benefit continuation during the severance or notice periods, as applicable, or where not available, a cash payment in-lieu,
•	a payment equal to car allowance over the applicable period, and
•	in respect of pension, an amount equal to the employer contribution over the applicable period.

In the event of a change of control without termination, each NEO would only be entitled to the indicated payments under “Change of Control” – “Equity Vesting”. No payments for salary or bonus would be payable.

(3)

The amounts related to stock options and other equity awards are based upon the fair market value of the Mitel common shares of $6.80 per share as reported on the NASDAQ on December 30, 2016, the last trading day of the Corporation’s year ended December 31, 2016.

(4)

Upon a change of control, all vested options are paid out at the change of control price. The amounts related to stock options and other equity awards are based upon a value of the Mitel common shares of $6.82 per share (change of control price), which is the highest per share price in the 5 trading days prior to December 31, 2016 as reported on the NASDAQ, as required by the 2006 Equity Incentive Plan and the 2014 Equity Incentive Plan.

(5)

Upon a change of control, all equity based compensation for Mr. McBee and Mr. Spooner becomes 100% fully vested and payable, and any performance-based targets shall be deemed to have been satisfied at 100%. In all other circumstances following a change of control, an amount is only payable if the employee is terminated either by Mitel without cause within twelve months of the change of control, or by the employee for good reason within twelve months of the change of control.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy circular with management of Mitel and, based on such review and discussion, the compensation committee recommended to the Mitel Board that the information set forth under “Compensation Discussion and Analysis” below be included in this proxy circular.

Respectfully submitted,

Compensation Committee

Benjamin H. Ball, Chair

John P. McHugh

David M. Williams

D.	ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Mitel’s compensation program for executive officers is designed to attract, retain, motivate and engage highly skilled and experienced individuals who excel in their field. The objective of the program is to focus our executives on the key business factors that affect shareholder value. Mitel believes that its compensation programs are consistent with those objectives, and are in the best interest of shareholders. Detailed disclosure of our executive compensation program is provided under “Compensation Discussion and Analysis” starting on page 18 and the compensation tables and accompanying narrative disclosure.

The Mitel Board has adopted a policy to hold a non-binding advisory vote to approve executive compensation as disclosed in the management information circular at each annual meeting. This shareholder vote forms an important part of the ongoing process of engagement between shareholders and the Mitel Board on executive compensation. Last year, approximately 91% of the shareholder votes cast on this proposal were voted in favor of the proposal.

At the meeting, shareholders will have an opportunity to vote to approve executive compensation through consideration of the following advisory resolution:

“Resolved, on an advisory basis and not to diminish the role and responsibilities of the board of directors, that the shareholders approve the executive compensation disclosed in the management proxy circular delivered in advance of the 2016 annual meeting of shareholders of the Corporation.”

Approval of this resolution will require that it be passed by a majority of the votes cast by shareholders in person and by proxy. Because your vote is advisory, it will not be binding upon the Mitel Board. However, the compensation committee will take into account the results of the vote when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS OF MITEL RECOMMENDS THAT YOU VOTE FOR THE ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION DISCLOSED IN THIS MANAGEMENT PROXY CIRCULAR.

The named proxyholders, if named as proxy, intend to vote the common shares represented by such proxy for approval of the advisory resolution to approve Mitel’s executive compensation, unless the shareholder has directed in the proxy that such common shares be voted against it or such shareholder abstains from voting.

E.	ADVISORY VOTE ON FREQUENCY OF SAY ON PAY VOTES

As described in section D above, in accordance with the requirements of Section 14a of the Exchange Act and the related rules of the SEC, our shareholders have the opportunity to cast an advisory vote to approve the compensation of our named executive officers. This Resolution No. 4 affords shareholders the opportunity to cast an advisory vote on how often we should include a say-on-pay proposal in our proxy materials for future annual shareholder meetings or any special shareholder meeting for which we must include executive compensation information in the proxy statement for that meeting (a “say-on-pay frequency proposal”). At the meeting, shareholders will have an opportunity to vote to have the say-on-pay vote every year, every two years, or every three years through the consideration of the following advisory resolution:

“Resolved, on an advisory basis and not to diminish the role and responsibilities of the board of directors, that the shareholders determine whether the preferred frequency of an advisory vote on the executive compensation of the Corporation’s NEOs as set forth in the Corporation’s proxy statement should be every one year, two years, or three years.”

A plurality of the votes cast for Resolution No. 4 will determine the shareholders’ preferred frequency for holding an advisory vote on executive compensation. This means that the option for holding an advisory vote every one year, two years, or three years receiving the greatest number of votes will be considered the preferred frequency of the shareholders.

THE BOARD OF DIRECTORS OF MITEL RECOMMENDS THAT YOU VOTE TO HOLD SAY ON PAY VOTES EVERY YEAR (AS OPPOSED TO EVERY TWO OR THREE YEARS).

The named proxyholders, if named as proxy, intend to vote the common shares represented by such proxy for approval to hold an advisory vote on executive compensation every one year, unless the shareholder abstains from voting or has directed in the proxy that such common shares be voted in favor of holding an advisory vote on executive compensation every two years or three years.

F.	INTEREST OF MANAGEMENT, NOMINEES AND OTHERS IN MATERIAL TRANSACTIONS

18.	Review, Approval or Ratification of Transactions Involving Related Parties

The Audit Committee of the Mitel Board has adopted written standards and procedures regarding transactions involving related parties, which are set forth in the Audit Committee Charter. The Audit Committee considers “related party transactions” as any transaction in which the Corporation was or is to be a participant and the amount involved exceeds US$120,000, and in which any related person (as defined in Item 404(a) of Regulation S-K) had or will have a direct or indirect material interest. The Audit Committee reviews and approves related party transactions between the Corporation and persons or entities that are deemed to be related parties to the Corporation to ensure that the terms are fair and reasonable to the Corporation and to ensure that corporate opportunities are not usurped. The Audit Committee provides a report to the Mitel Board that includes:

•	a summary of the nature of the relationship with the related party and the significant commercial terms of the transaction, such as price and total value;

•	the parties to the transaction;

•	an outline of the benefits to the Corporation of the transaction;

•	whether terms are at market and whether they were negotiated at arm’s length; and

•	for related party transactions involving our officers or directors, whether there has been any loss of a corporate opportunity.

Since January 1, 2016, Mitel has been involved in the following related party transactions.

Wesley Clover International Corporation

We lease our Ottawa-based headquarters facilities from Wesley Clover International Corporation (formerly Kanata Research Park Corporation), 390 March Road, Ottawa, ON, K2K 0G7, a corporation wholly-owned by our chairman Dr. Matthews.

We negotiated a lease in October 2010 under terms and conditions that management believes reflected then-current market rates. The initial term of the lease was five years and three months ending on February 15, 2016 and could be renewed at our option for an additional five years. However, in November 2013, we amended the lease for our Ottawa-based headquarter facilities, which, among other things, extended the term of the lease for an additional five years, two months, expiring on April 30, 2021. We have also been granted an option to extend the lease term for an additional five-year period, at then-current market rates.

The lease contains property reinstatement terms which have not been accrued at this time as the amount is not estimable. The lease contains certain changes in the rental rate over the term of the lease. During the year, we recorded lease payments for base rent and operating costs of $4.6 million. At December 31, 2016, balances payable relating to the lease totaled nil.

Other Parties Related to Dr. Matthews

We have entered into technology transfer, technology licensing and distribution agreements with certain companies related to Dr. Matthews under terms reflecting what management believes were prevailing market conditions at the time the agreements were entered into. These companies develop technology that we integrate with, distribute or sell alone or as part of our own products. In the normal course of business, we may enter into purchase and sale transactions with other companies related to Dr. Matthews under terms reflecting what management believes are then-prevailing market conditions.

We made sales to and purchases from other companies related to Dr. Matthews, arising in the normal course of business, of $1.5 million and $3.4 million, respectively, for the year. The balances receivable and payable at December 31, 2016 as a result of these transactions were $0.3 million and $0.8 million, respectively.

Shareholders’ Agreement

We, Francisco Partners Management, LLC, Francisco Partners GP II Management (Cayman) Limited and Francisco Partners GP III Management, LLC, which are referred to as the Francisco Partners Group, and Dr. Terence H. Matthews and Wesley Clover International Corporation (formerly known as Kanata Research Park Corporation which was formerly known as Wesley Clover Corporation), which are referred to as the Matthews Group, are parties to a shareholders’ agreement, or the Shareholders’ Agreement, which became effective at the closing of our IPO. As at [    ], 2017, each of the Matthews Group and Francisco Partners Group beneficially owned less than 10% of the Mitel common shares of the Corporation. All of the provisions of the Shareholders’ Agreement are expressly subject to any requirements as to governance imposed by applicable securities laws and by any exchange on which our securities are listed. The Shareholders’ Agreement covers matters as set forth below.

Board Nomination Rights

The terms of the Shareholders’ Agreement provide that so long as the Francisco Partners Group beneficially owns at least 15% of our outstanding Mitel common shares, the Francisco Partners Group may nominate three members of our board of directors; that so long as the Francisco Partners Group beneficially owns at least 10% of our outstanding Mitel common shares, the Francisco Partners Group may nominate two members of our board of directors; and that so long as the Francisco Partners Group beneficially owns at least 5% of our outstanding Mitel common shares, the Francisco Partners Group may nominate one member of our board of directors. The Shareholders’ Agreement also provides that so long as the Matthews Group beneficially owns at least 10% of our outstanding Mitel common shares, the Matthews Group may nominate two members of our board of directors; and that so long as the Matthews Group beneficially owns at least 5% of our outstanding Mitel common shares, the Matthews Group may nominate one member of our board of directors. As of [    ], 2017, the Francisco Partners Group and the Matthews Group each held less than 10% of the outstanding Mitel common shares of the Corporation and each is therefore entitled to nominate one member of our board of directors. Further, each of the Francisco Partners Group and the Matthews Group, to the extent they beneficially own at least 5% of our outstanding Mitel common shares, will nominate our Chief Executive Officer to serve as a member of our board of directors.

Committee Representation

The Shareholders’ Agreement provides that, for so long as the Francisco Partners Group beneficially owns at least 10% of our outstanding Mitel common shares, unless prohibited by U.S. federal securities laws or the NASDAQ rules, the Francisco Partners Group is entitled to designate one member of each committee of our board of directors, other than our audit committee. As of [    ], 2017, the Francisco Partners Group hold less than 10% of the outstanding Mitel common shares of the Corporation.

Special Approval Rights of the Francisco Partners Group

The Shareholders’ Agreement provides that we may not take certain significant actions, such as acquisitions and mergers, incurrence of certain debt, declaration of dividends and amendments to our organizational documents, without the approval of the Francisco Partners Group if the Francisco Partners Group owns at least 15% of our outstanding common shares. As of [    ], 2017, the Francisco Partners Group hold less than 15% of the outstanding Mitel common shares of the Corporation.

19.	Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires directors, executive officers (as defined under the 1933 Act as noted above), and shareholders owning more than 10% of any class of a company’s outstanding equity shares (other than certain banks, investment funds and other institutions holding securities for the benefit of third parties or in customer fiduciary accounts) to file reports of ownership and changes of ownership with the SEC. As of January 1, 2017, we are required to comply with Section 16(a) because we are no longer eligible to rely upon foreign private issuer exemptions under U.S. securities laws and NASDAQ’s corporate governance rules.

Based solely upon its review of the copies of such forms it received, or written representations from certain reporting persons for whom no such forms were required, the Corporation is aware of no late Section 16(a) filings.

G.	BUSINESS TO BE TRANSACTED AT THE MEETING

20.	Financial Statements

The consolidated financial statements of the Corporation for the year ended December 31, 2016 have been provided to shareholders on Form 10-K, which is included with these proxy materials and is available on our website at http://investor.mitel.com, as well as at www.sec.gov and www.sedar.com. In accordance with the provisions of the CBCA, the financial statements will not be the subject of any vote at the meeting.

Audit Committee Report

The Audit Committee assists the Mitel Board in fulfilling its financial oversight obligations including responsibility for overseeing the integrity of our financial statements and accounting and financial process and the audits of our financial statements, legal and regulatory compliance, auditor independence and qualification, the work and performance of our financial management, internal auditor and external auditor and for overseeing the systems of disclosure controls and procedures and the system of internal controls regarding finance, accounting, legal compliance, risk management and ethics that management and the Mitel Board have established.

The Audit Committee has:

•	Reviewed and discussed the audited consolidated financial statements with management and with Deloitte LLP, Mitel’s independent registered public accounting firm;

•	Discussed with Deloitte LLP the matters required to be discussed by AS No. 1301, “Communications with Audit Committees,” as adopted by the Public Company Accounting Oversight Board;

•

Received the written disclosures and the letter from Deloitte LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte LLP’s communications with the Audit Committee concerning independence, and has discussed with Deloitte LLP its independence; and

•

Based upon these discussions and review, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Mitel’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 for filing with the U.S. Securities and Exchange Commission.

Respectfully submitted by the members of the Audit Committee of the Board of Directors.

Peter D. Charbonneau

John P. McHugh

Sudhakar Ramakrishna

21.	Annual Resolution No. 1 – Election of Directors

The articles of the Corporation provide for a board of directors of not less than three directors and not more than 15 directors to be elected annually, with the fixed number of directors within such range authorized by the directors of the Corporation from time to time. The directors of the Corporation have fixed the number of directors at eight and there are eight directors being nominated. Each director who is elected will hold office until the next annual meeting of shareholders, or until a successor is duly elected or appointed, unless the office is earlier vacated in accordance with the by-laws of the Corporation, the CBCA or the Shareholders’ Agreement (as defined and discussed above under the heading “Interest of Management, Nominees and Others in Material Transactions”).

Eight of eight nominees proposed for election in this proxy circular are currently incumbent directors. Pursuant to the Shareholders’ Agreement, the Mitel Board must be comprised of no more than ten members with the Francisco Partners Group entitled to nominate one director to the Mitel Board as long as it beneficially owns more than 5% of the outstanding Mitel common shares and the Matthews Group entitled to nominate one director to the Mitel Board as long as it beneficially owns more than 5% of the outstanding Mitel common shares. Terence H. Matthews is the nominee of the Matthews Group and Benjamin Ball is the nominee of the Francisco Partners Group. In addition, as long as each of the Francisco Partners Group and the Matthews Group beneficially owns at least 5% of the outstanding Mitel common shares, they have agreed to nominate the Chief Executive Officer of the Corporation to the Mitel Board. The parties to the Shareholders’ Agreement have also agreed to act and vote from time to time so that, on any election of directors by the shareholders of the Corporation, the nominees of the Francisco Partners Group and the Matthews Group and the Chief Executive Officer (or equivalent) are elected.

Majority Vote for Directors

We have adopted a majority voting policy for the election of directors. If a director standing for election or re-election receives more withheld votes (a “Majority Withheld Vote”) than for votes, he or she must offer to resign. Directors other than those who received a Majority Withheld Vote at the same meeting will consider whether to accept or reject the resignation. The Mitel Board will announce its decision by way of press release within 90 days of the meeting.

The persons named in the form of proxy will, unless a shareholder has instructed that the Mitel common shares it represents be WITHHELD from voting in respect of the election of directors or unless someone else is appointed as proxy holder, be voted FOR the election of the nominees for director listed below. In the event a nominee is unable or unwilling to serve, an event that management has no reason to believe will occur, the persons named in the form of proxy will vote for a substitute nominee in accordance with his or her best judgment.

The following table sets forth the name and age of each person nominated for election as a director; the period or periods of service as a director; the principal occupation, business or employment, and all positions with the Corporation and any significant affiliate of ours, within the preceding five years, as well as the number of shares beneficially owned or over which control or direction is exercised. All nominees currently serve as directors of the Corporation.

Name and Municipality of Residence	Principal Occupations	Shares Beneficially Owned or Controlled(1)
Dr. Terence H. Matthews Ottawa, Ontario, Canada Age: 73 Director since February 16, 2001	Chairman, Wesley Clover International Corporation; Chairman of the Board of March Networks Corporation from June 2000 to April 2012; Chairman and/or Director of a number of other companies.	6,776,526 Mitel common shares

Richard D. McBee Dallas, Texas, U.S.A. Age: 53 Director since January 19, 2011	Chief Executive Officer and President of the Corporation since January 2011. Prior to joining the Corporation, President of the Communications & Enterprise Group of Danaher Corporation since 2007.	267,647 Mitel common shares

Benjamin H. Ball San Francisco, California, U.S.A. Age: 51 Director since October 23, 2007; Chair of the Compensation Committee; Member of the Nominating and Corporate Governance Committee	Managing Director of Francisco Partners L.P. since August 1999.	8,860,877 (2)
Martha H. Bejar Medina, Washington, U.S.A. Age: 54 Director since March 10, 2017	Co-Founder of Red Bison Advisory Group, LLC established in January, 2014. Until December 2015, CEO and Director of Flow Mobile. Prior to that Chairperson/CEO of Wipro Infocrossing Cloud Computing Services (A Wipro Company). Prior to Wipro, Corporate Vice President for Communications at Microsoft and before Microsoft, Ms. Bejar held various executive positions at Nortel Networks reporting to the CEO, including president of the Caribbean and Latin America (CALA) region.	-
Peter D. Charbonneau Ottawa, Ontario, Canada Age: 63 Director since February 16, 2001; Chair of the Audit Committee; Chair of the Nominating and Corporate Governance Committee	Independent Corporate Director. Served as a General Partner of Skypoint Capital Corporation from January 2001 to 2015.	48,221 Mitel common shares

Name and Municipality of Residence	Principal Occupations	Shares Beneficially Owned or Controlled(1)
John P. McHugh San Jose, California, U.S.A. Age: 56 Director since March 12, 2010; Member of the Audit Committee, Compensation Committee and of the Nominating and Corporate Governance Committee

General Manager and Senior Vice President, Commercial Business Unit at NETGEAR, Inc. since July 2013; prior to that, he was Chief Marketing Officer of Brocade Communications; prior to that, he was Vice President and General Manager of Nortel Networks Limited’s Enterprise Network Solutions Business Unit.

51,766 Mitel common shares
Sudhakar Ramakrishna Saratoga, California, U.S.A. Age: 49 Director since May 14, 2016; Member of the Audit Committee; Nominating and Corporate Governance Committee

Chief Executive Officer for Pulse Secure LLC since July 2015; prior to that Senior Vice President and General Manager of Enterprise and Service Provider Division at Citrix Systems Inc. since March 2013; prior to that, he served as President, Products and Services from February 2012 to March 2013 at Polycom Inc. Mr. Ramakrishna also served as Executive Vice President , General Manager, Unified Communications Solutions and Chief Development Officer at Polycom Inc. from February 2011 to February, 2012 and as Senior Vice President and General Manager, Unified Communications Products and Chief Development Officer from October 2010 to February 2011. Prior to joining Polycom, Mr. Ramakrishna served as Corporate Vice President and General Manager for Wireless Broadband Access Solutions and Software at Motorola, Inc., from May 2007 to October 2010.

16,653 Mitel common shares
David M. Williams Toronto, Ontario, Canada Age: 75 Director since January 31, 2014; Member of the Compensation Committee and the Nominating and Corporate Governance Committee

Independent Corporate Director of several Canadian companies including President’s Choice Bank, Chairman of Morrison Lamothe Inc. and lead Director of Mattamy Homes Corporation. Interim President and Chief Executive Officer of Shoppers Drug Mart Corporation from February 2011 to November 2011.

210,000 Mitel common shares

(1)

Certain spouses of nominees own Mitel common shares. For more information see “Security Ownership of Certain Beneficial Owners and Management.” The relevant nominees disclaim beneficial ownership of such Mitel common shares.

(2)

Certain funds managed by Francisco Partners LLC, of which Mr. Ball is a Principal, own or control, directly or indirectly, 8,851,903 Mitel common shares and Mr. Ball owns 8,974 Mitel common shares directly. For more information, see “Security Ownership of Certain Beneficial Owners and Management.”

Dr. Terence H. Matthews is our founder, our Chairman and a shareholder. Dr. Matthews has been a member of our board of directors since February 16, 2001 and has been an investor of Mitel Corporation (re-named Zarlink Semiconductor Inc. and acquired by Microsemi Corporation) for over 34 years. In 1972, he co-founded Mitel Corporation and served as its President until 1985 when British Telecommunications plc bought a controlling interest in the company. In 2001, companies controlled by Dr. Matthews purchased a controlling interest in Mitel Corporation’s communications systems division and the “Mitel” trademarks from Mitel Corporation. Between 1986 and 2000, Dr. Matthews founded Newbridge Networks Corporation and served as its Chief Executive Officer and Chairman. Dr. Matthews is also the founder and Chairman of Wesley Clover International Corporation, an investment group, with offices in the United Kingdom and Canada, that invests in a broad range of next-generation technology companies, real estate and hotels and resorts. In addition, Dr. Matthews is currently Chairman, or serves on the board of directors, of a number of high technology companies including CounterPath Corporation, ProntoForms Corporation, Solace Systems Inc. and Benbria Corporation. Dr. Matthews holds an honors degree in electronics from the University of Wales, Swansea and is a Fellow of the Institute of Electrical Engineers and of the Royal Academy of Engineering. He has been awarded honorary doctorates by several universities, including the University of Wales, Glamorgan and Swansea, and Carleton University in Ottawa. In 1994, he was appointed an Officer of the Order of the British Empire, and in the 2001 Queen’s Birthday Honours, he was awarded a Knighthood. In 2011, he was appointed Patron of the Cancer Stem Cell Research Institute at Cardiff University.

Peter D. Charbonneau is an independent corporate director of several companies. Mr. Charbonneau served as a General Partner at Skypoint Capital Corporation, an early-stage technology venture capital firm, a position he held from January 2001 to March 2015. From June 2000 to December 2000, Mr. Charbonneau was an Executive Vice President of March Networks Corporation. Mr. Charbonneau was appointed to our board of directors on February 16, 2001. Prior to his involvement with March Networks Corporation, Mr. Charbonneau spent 13 years at Newbridge Networks Corporation acting in numerous capacities including as Chief Financial Officer, Executive Vice President, President and Chief Operating Officer and Vice Chairman. He also served as a member of Newbridge Networks Corporation’s board of directors between 1996 and 2000. Mr. Charbonneau currently serves on the board of directors of Teradici Corporation. Mr. Charbonneau holds a Bachelor of Science degree from the University of Ottawa and an MBA from University of Western Ontario. He has been a member of the Chartered Professional Accountants of Ontario (and its predecessor, the Institute of Chartered Accountants of Ontario) since 1979 and in June 2003 was elected by the Institute as a Fellow of the Institute in recognition of outstanding career achievements and leadership contributions to the community and to the profession. Mr. Charbonneau also holds the ICD.D certification, having completed the Directors’ Education Program of the Institute of Corporate Directors of Canada.

Benjamin H. Ball is a founding partner of Francisco Partners Management, LLC, which is a leading private equity firm focused exclusively on investing in the information technology market. Mr. Ball focuses primarily on investments in the communications and hardware systems sectors. Mr. Ball was appointed to our board of directors on October 23, 2007. He also serves on the board of directors of Cross Match Technologies, Inc., Source Photonics, Inc., WatchGuard Technologies, Inc., Metaswitch Networks, Inc. and WebTrends, Inc. Prior to founding Francisco Partners, Mr. Ball was a Vice President with TA Associates where he led private equity investments in the software, semiconductor and communications segments. Earlier in his career, Mr. Ball worked for AEA Investors, a New York-based private equity firm, and also for the consulting firm of Bain & Company. Mr. Ball holds a Bachelor of Arts degree from Harvard College and an MBA from Stanford Graduate School of Business.

Martha H. Bejar was appointed to our board of directors on March 10, 2017. Ms. Bejar is co-Founder of Red Bison Advisory Group, LLC established in January 2014. Red Bison is a company that identifies opportunities with proven enterprises in China, the Middle East, and the United States, and creates dynamic partnerships focused in two sectors; natural resources, and information, communication, technology (ICT). Ms. Bejar serves on the board of directors at CenturyLink Inc., Humm Kombucha LLC, and UniumWiFi Inc. Ms. Bejar is a member of the President’s Advisory Group at EastWest Institute in New York, and a Board Trustee at Rainiers Scholars in Seattle. Most recently, Ms. Bejar served on the Board of Polycom, Inc. from October 2013 to September 2016 when the company was sold. Until December 2015, Ms. Bejar held the position of CEO and Director of Flow Mobile. Prior to joining Flow Mobile, Ms. Bejar was Chairperson/CEO of Wipro Infocrossing Cloud Computing Services (A Wipro Company). Prior to Wipro, Ms. Bejar was Corporate Vice President for Communications at Microsoft responsible for service and content providers, addressing the specific needs of wireline and wireless telecommunications companies, cable operators, hosting service providers, and media and entertainment companies. Before Microsoft, Ms. Bejar held various executive positions at Nortel Networks reporting to the CEO, including president of the Caribbean and Latin America (CALA) region. Ms. Bejar is the recipient of numerous industry awards including; top fifty Hispanic women in the United States by Hispanic Inc. Business Magazine, and the Hispanic Business Media’s award for the 2008 Woman of the Year and the Visionary Award from LISTA (Latinos in Information Sciences and Technology Association). Ms. Bejar received an Advanced Management Program degree from Harvard University Business School. She graduated Cum Laude with a Bachelor of Science degree in Industrial Engineering from the University of Miami and also graduated Cum Laude with MBA from Nova Southeastern University.

John P. McHugh was appointed to our board of directors on March 12, 2010. Mr. McHugh is an enterprise networking industry veteran with over 30 years of related experience. Since July 2013, Mr. McHugh has been the Senior Vice President of NETGEAR Inc., a company providing networking, storage and media solutions to consumers, small businesses and service providers. Mr. McHugh is the General Manager of the Commercial Business Unit where he is responsible for SMB networking product marketing, research and development, strategic planning and business development. Prior to this role, Mr. McHugh was the Chief Marketing Officer for Brocade Communications Systems, Inc., a public company which offers data center networking and end-to-end enterprise and service provider networking solutions. Previously, Mr. McHugh was Vice President and General Manager of Nortel Networks Limited’s Enterprise Network Solutions Business Unit and oversaw the restructuring and divestiture of that organization from Nortel. He also served briefly as a consultative executive at Silver Lake Management, L.L.C. where he worked on technology and company evaluations. Mr. McHugh also had a 26-year career at Hewlett-Packard Co., where he held a variety of executive management positions including Vice President and Worldwide General Manager of HP ProCurve Networking. Mr. McHugh was responsible for global operations, sales, channels, marketing, research and development, strategic planning and business development. Mr. McHugh holds a Bachelor of Science in Electrical Engineering and Computer Science from the Rose-Hulman Institute of Technology.

Sudhakar Ramakrishna was appointed to the board on May 14, 2015. He is Chief Executive Officer for Pulse Secure LLC, where he has overseen all aspects of business strategy and execution since July 2015. Mr. Ramakrishna brings nearly 25 years of experience across the cloud, mobility, networking, security and collaboration markets. Prior to joining Pulse Secure, Mr. Ramakrishna served as the Senior Vice President and General Manager for the Enterprise and Service Provider Division of Citrix where he had profit and loss responsibility for approximately a $2.5 billion portfolio of virtualization, cloud networking, mobile platforms and cloud services solutions. Prior to Citrix, he was at Polycom and was President of Products and Services. Mr. Ramakrishna has also held senior leadership roles at Motorola, 3COM and US Robotics. Mr. Ramakrishna is also a member of the board of directors at Tely Labs. Mr. Ramakrishna earned his Master’s degree in Computer Science from Kansas State, and an MBA from Northwestern University’s Kellogg School of Management.

David M. Williams was appointed to the board of directors in January 2014. Mr. Williams is an independent corporate director of several Canadian companies. Mr. Williams served as Interim President and Chief Executive Officer of Shoppers Drug Mart Corporation from February 2011 to November 2011. Prior to this, he served as President and Chief Executive Officer of the Ontario Workplace Safety and Insurance Board and held senior executive and finance roles with George Weston Limited and Loblaw Companies Limited, including a term as Chief Financial Officer of Loblaw Companies Limited. Mr. Williams is a director of President’s Choice Bank, Mattamy Homes Corporation and Morrison Lamothe Inc. Mr. Williams is a graduate of the ICD Corporate Governance College and is a member of the Chartered Professional Accountants of Ontario.

Cease Trade Orders, Bankruptcies, Penalties or Sanctions.

Skypoint Capital Corporation invests in new ventures that may involve risks. As a result, Mr. Charbonneau was a director of Metconnex Inc., which went into receivership in 2006 (he resigned in June 2007) and was a director of Trellia Networks Corporation, which filed a proposal under the Canadian Bankruptcy and Insolvency Act that was accepted by the Courts in February 2011 (he resigned in November 2011).

Mr. McHugh took a position as Vice President and General Manager of the Enterprise Data Networking Product Unit for Nortel Networks in December 2008. In January 2009, Nortel Networks filed for Chapter 11 bankruptcy protection in Canada, the United States and the United Kingdom.

No other director has, in the past 10 years, been an officer or director of a company that has become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or was subject to or instituted any proceedings, or made a compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets.

None of the directors have been a director or officer of a company in the last 10 years that is or was subject to a cease trade order, an order similar to a cease trade order or an order that denied such company access to any exemption under securities legislation.

None of the directors have, in the last 10 years, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings.

None of the directors have been subject to any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or have entered into a settlement agreement with a securities regulatory authority or any other penalties or sanctions imposed by a court or regulatory body.

22.	Annual Resolution No. 2 – Appointment and Remuneration of Auditors

Appointment of Auditors

On the recommendation of the Audit Committee, management proposes to present a resolution (“Annual Resolution No. 2”) to appoint Deloitte LLP, Chartered Professional Accountants, Ottawa, Ontario, as auditors of the Corporation for the fiscal year ending December 31, 2017 to hold office until the close of the next annual meeting of shareholders and to authorize the directors to determine and fix the remuneration of the auditors. Deloitte LLP was first appointed auditors of the Corporation on December 4, 2001.

Deloitte LLP representatives are expected to attend the Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate shareholder questions.

Remuneration of Auditors

In the past, the Audit Committee has negotiated with the auditors of the Corporation on an arm’s length basis for the purpose of determining the fees to be paid to the auditors. Such fees have been based upon the complexity of the matters in question and the time incurred by the auditors. Management believes that the fees negotiated in the past with the auditors of the Corporation were reasonable in the circumstances and would be comparable to fees charged by other auditors providing similar services.

Deloitte LLP is our external auditor. Fees billed by Deloitte LLP to the Corporation for the year ended December 31, 2016 and the year ended December 31, 2015 are set forth below.

	Year ended December 31,
	2016	2015

Audit Fees	$2,438,000	$1,978,000

Audit-related Fees	67,000	61,000

Tax Fees	59,000	126,000

All other fees	160,000	126,000

Total	2,724,000	2,291,000

(1)	Audit Fees

Audit fees relate to professional services rendered for the audit of our annual consolidated financial statements and, as required, the unconsolidated statutory financial statements of certain of our subsidiaries. Audit fees include professional services related to quarterly reviews of our consolidated financial statements. The aggregate fees billed for professional services rendered by Deloitte LLP for the fiscal years ended December 31, 2016 and December 31, 2015 for the audit of our consolidated annual financial statements and the reviews of the financial statements included in our Forms 10-Q, or services that are normally provided by Deloitte LLP in connection with statutory and regulatory filings or engagements in 2016 and 2015, were $2,438,000 and $1,978,000, respectively.

(2)	Audit Related Fees

Audit-related fees billed by Deloitte LLP primarily relate to the defined contribution pension plan in Canada and the defined benefit pension plan in the United Kingdom. It also includes fees for accounting consultation, advisory services and the pass-through cost of regulatory fees. The aggregate fees billed for audit-related services rendered by Deloitte LLP during the fiscal year ended December 31, 2016 that are reasonably related to the performance of the audit or review of our financial statements and are not included in “Audit Fees” above were approximately $67,000. The aggregate fees billed by Deloitte LLP during the fiscal year ended December 31, 2015 for these audit-related services were approximately $61,000.

(3)	Tax Fees

Tax fees relate to assistance with tax compliance, expatriate tax return preparation, tax planning and various tax advisory services. The aggregate fees billed for tax services rendered by Deloitte LLP during the fiscal years ended December 31, 2016 and December 31, 2015 were $59,000 and $126,000, respectively.

(4)	All Other Fees

“All other fees” include other non-audit services, including services provided relating to the Polycom transaction during 2016, and the Mavenir acquisition during 2015. The aggregate fees billed for all other services rendered by Deloitte LLP during the fiscal years ended December 31, 2016 and December 31, 2015 that are not included in “Audit Fees”, “Audit Related Fees” or “Tax Fees” above were approximately $160,000 and $126,000 respectively.

Pre-approval Policies and Procedures

From time to time, management recommends to and requests approval from the audit committee for audit and non-audit services to be provided by our auditors. The audit committee considers such requests on a quarterly basis and, if acceptable, pre-approves such audit and non-audit services. During such deliberations, the audit committee assesses, among other factors, whether the services requested would be considered “prohibited services” as contemplated by the SEC, and whether the services requested and the fees related to such services could impair the independence of the auditors. Since the implementation of our audit committee pre-approval process in December 2003, all audit and non-audit services rendered by our auditors have been pre-approved by our audit committee.

The persons named in the form of proxy will, unless a shareholder has instructed that the shares it represents be WITHHELD from voting in respect of the appointment of auditors or someone else is appointed as proxy holder, be voted FOR the reappointment of Deloitte LLP as auditors of the Corporation and to authorize the directors to determine and fix the remuneration of the auditors.

23.	Annual Resolution No. 3 – Say on Pay

The Mitel Board has adopted a policy to hold a non-binding advisory vote on approving executive compensation as disclosed in the management information circular at each annual meeting, which disclosure includes the disclosure under “Compensation Discussion and Analysis—Executive Officer Compensation,” the compensation tables and the narrative discussion following the compensation tables. This shareholder vote forms an important part of the ongoing process of engagement between shareholders and the Mitel Board on executive compensation. At the meeting, shareholders will have an opportunity to vote to approve executive compensation (“Annual Resolution No. 3”).

The persons named in the form of proxy will, unless a Shareholder has instructed that the shares it represents be voted AGAINST or such Shareholder ABSTAINS from voting to approve Mitel’s executive compensation or someone else is appointed as proxy holder, be voted FOR approving Mitel’s approach to executive compensation.

24.	Resolution No. 4 – Frequency of Say on Pay Votes

As described in Annual Resolution No. 3 above, in accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, our shareholders have the opportunity to cast an advisory vote to approve the compensation of our named executive officers. This Resolution No. 4 affords shareholders the opportunity to cast an advisory vote on how often we should include a say-on-pay proposal in our proxy materials for future annual shareholder meetings or any special shareholder meeting for which we must include executive compensation information in the proxy statement for that meeting (a “say-on-pay frequency proposal”). At the meeting, shareholders will have the opportunity to vote to have the say-on-pay vote every year, every two years, or every three years.

It is expected that the next vote on a say-on-pay frequency proposal will occur at the 2023 annual meeting of shareholders. Shareholders may cast their advisory vote to conduct advisory votes on executive compensation every “1 Year,” “2 Years,” or “3 Years,” or “Abstain”. The persons named in the form of proxy will, unless a shareholder ABSTAINS from voting in respect of the frequency of a say on pay vote, or has instructed that the shares it represents be voted for 2 YEARS or 3 YEARS, be voted to approve the frequency of a say on pay vote every 1 YEAR.

25.	Ordinary Resolution No. 1 – The 2017 Omnibus Incentive Plan

We are asking shareholders to approve our 2017 Omnibus Incentive Plan (the “2017 Plan”). As of the date hereof, our board of directors approved the 2017 Plan, subject to shareholder approval at the annual meeting.

Awards have been made under the 2014 Plan that cover 8,059,611 shares of the 8,900,000 shares that were available under that Plan. Some of these have been exercised or settled, and the remaining awards that are still outstanding as of the date hereof are [    ]. As of April [    ], 2017 [    ] shares remained available from the 2014 share Pool. If the 2017 Plan is approved by shareholders, then any un-awarded shares from the 2014 share pool will not be used and will not be available for awards.

Rather than amending the 2014 Equity Incentive Plan to extend the term and to replenish the pool of Mitel common shares available for future awards, the Corporation wishes to adopt the 2017 Omnibus Incentive Plan, as described below.

In considering the approval of the 2017 Plan, we ask our shareholders to note the following important features:

•	Share Pool: 10,000,000 Mitel common shares will be reserved for issuance under the 2017 Plan, which represents approximately [ ]% of our outstanding shares as of the date hereof.

Prior Plan Pool: We will no longer grant awards under our 2014 Equity Incentive Plan, if the 2017 Omnibus Incentive Plan is approved by the Shareholders, which means that any remaining share pool under that plan will not be available for issuance.

Adjustments to Pool: The 2017 Plan has a fixed number of shares available for issuance. It does not contain an “evergreen” provision, and only certain types of add-backs would result in shares re-entering the pool.

•	Exercise Price. Options must be granted with an exercise price that is not less than 100% of the fair market value on the date of grant. Repricing of stock options is expressly prohibited.

•	Double Trigger. A change in control does not result in automatic vesting of awards under the 2017 Plan, unless the Board provides otherwise.

•	Vesting: Imposes a minimum vesting schedule so that at least 95% of the awards under the Plan (other than vested elective deferrals) do not have any vesting before the first year.

•

A New Type of Award: The 2017 Plan includes provisions to allow the Committee to award cash performance compensation, in a manner that could be eligible for deduction under Section 162(m) of the Tax Code, if the Committee so decides.

Section 162(m) of the Tax Code places a limit of $1,000,000 on the amount of compensation that Mitel may deduct in any one year with respect to certain executive officers. The Committee has the ability, through the use of the 2017 Plan, subject to shareholder approval, to grant awards that qualify as “performance-based compensation” exempt from that $1,000,000 limitation but, in order to maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, we have not adopted a policy requiring all compensation to be deductible, and have in the past and will in the future make grants of compensation that do not qualify to be exempt from the $1,000,000 limitation when the Committee believes that it is appropriate to meet its compensation objectives.

We believe the 2017 Plan strikes the right balance between providing management the proper flexibility to manage the business with a longer term approach while practicing good corporate governance around our equity strategy. Our management, with oversight from our Compensation Committee, continues to enhance our governance practices for equity. This includes, but is not limited to, the management of the three year average burn rate, which is below Institutional Shareholder Services Inc.’s (“ISS’s”) benchmark for our industry classification.

We believe that the adoption of the 2017 Plan is in the best interests of our company and shareholders because of the continuing need to provide equity-based incentives to attract and retain the most qualified personnel, and cash-based performance compensation that would be eligible for U.S. tax deduction. We arrived at 10,000,000 Mitel common shares reserved for issuance under the 2017 Plan by forecasting the number of shares likely needed for newly hired employees as well as ongoing awards to our current employees, executives and members of our board of directors and potential acquisition activity. Accordingly, we expect that the number of shares available under the 2017 Plan will provide us with enough shares for equity awards for the next three to four years.

The 2017 Plan will serve as an important part of this practice and is a critical component of the overall compensation package that we offer to recruit, retain and motivate our employees. The use of equity compensation has historically been, and will continue to be, a key element of our overall compensation philosophy at Mitel. In addition, equity awards provide our employees an opportunity to acquire or increase their ownership stake in us, and we believe this aligns their interests with those of our shareholders, creating strong incentives to grow shareholder value driven by our future growth and success.

The 2017 Equity Incentive Plan, has been submitted for TSX approval subject to shareholder approval. The following is a summary of the 2017 Omnibus Incentive Plan and is qualified in its entirety by the full text of the 2017 Omnibus Incentive Plan, a copy of which is included as Appendix E-1 to this Circular.

2017 Plan Summary

Participation

Current full-time or part-time employees of the Corporation or a subsidiary (approximately 3,283 persons), directors of the Corporation (approximately eight persons) and individual or consultant companies (none at this time) are eligible to participate in the 2017 Plan subject to the terms and conditions set forth in the 2017 Omnibus Incentive Plan, a copy of which is included as Appendix D-1 to Schedule D of this proxy statement.

Shares Subject to the 2017 Omnibus Incentive Plan

The maximum number of Mitel common shares available for issuance under the 2017 Plan is fixed at 10,000,000 Mitel common shares, which represents approximately [    ]% of the issued and outstanding Mitel common shares of the Corporation as of the date hereof. The number of Mitel common shares issuable to insiders under the 2017 Plan and all other security-based compensation arrangements cannot exceed 10% of the issued and outstanding Mitel common shares at any time. The number of Mitel common shares issued to insiders within any one year period under the 2017 Plan and all other security-based compensation arrangements cannot exceed 10% of the issued and outstanding Mitel common shares. In addition, the plan includes further individual award limits:

•	No participant may receive awards covering in excess of 2,500,000 Mitel common shares in any calendar year (which represents approximately [ ]% of our outstanding shares as of the date hereof).

•

No non-employee director may receive a grant of cash and awards, in the aggregate with a grant date value in excess of $400,000 during any calendar year, provided however that a non-employee director who is newly elected as a director shall be eligible to receive a grant of cash and awards with a value in the aggregate up to $700,000 in such in such initial year; and provided further that any advance election by a director to defer cash retainer into deferred share units do not count against these limits).

•	The maximum amount that can be paid in any calendar year to any participant pursuant to a cash performance compensation award shall be $5,000,000.

If any Mitel common shares subject to an award are forfeited, cancelled, exchanged or surrendered, or if an award terminates or expires without a distribution of Mitel common shares to the participant, the Mitel common shares with respect to the award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for awards under the 2017 Plan. Mitel common shares that are exchanged by a participant or withheld by the Corporation for full or partial payment for an award shall not be available for subsequent awards under the Plan.

Any awards that have previously been granted pursuant to the 2014 Equity Incentive Plan or the 2006 Equity Incentive Plan but that have not yet vested or been exercised will continue to be governed by the original applicable plan until their expiration or termination. As of the date hereof, the Board has not granted any awards under the 2017 Plan.

Administration of the 2017 Plan.

The 2017 Plan will be administered by the Board in its discretion. The Board may, from time to time, delegate its powers under the 2017 Plan to a committee (the “ Committee ”). To the extent required for employees subject to Section 162(m) of the Tax Code, as amended from time to time, the Committee will be composed of two or more directors of Mitel, each of whom is an “outside director” to comply with the applicable requirements of Section 162(m) of the Tax Code and Section 16 of the U.S. Securities Act of 1934.

The Board will determine which employees, directors, officers or consultants are eligible to receive awards under the 2017 Plan. In addition, the Board will interpret the 2017 Plan and may adopt administrative rules, regulations, procedures and guidelines governing the 2017 Plan or any awards granted under the 2017 Plan as it deems to be appropriate.

Types of Awards

All of the awards described below are subject to the conditions, limitations, restrictions, exercise price, vesting and forfeiture provisions determined by the Committee, in its sole discretion, subject to such limitations provided in the 2017 Plan. In addition, subject to the limitations provided in the 2017 Plan and in accordance with applicable law, the Committee may accelerate or defer the vesting or payment of awards, cancel or modify outstanding awards, and waive any condition imposed with respect to awards or Mitel common shares issued pursuant to awards.

Non-Qualified Stock Options

An award of a non-qualified stock option grants a participant the right to purchase a certain number of Mitel common shares during a specified term in the future, after a vesting period, at an exercise price equal to at least 100% of the Fair Market Value (as defined below) of our Mitel common shares on the grant date. The “Fair Market Value” of Mitel common shares as of a particular date shall generally mean the closing price per Common Share on the national securities exchange on which the Mitel common shares are principally traded on such date (or if the Mitel common shares did not trade on an exchange on such day, the average bid and ask prices of such Mitel common shares at the closing of trading on such day). Currently, our Mitel common shares are principally traded on the NASDAQ.

Unless otherwise specified by the Board or the Committee at the time of granting an option and except as otherwise provided in the 2017 Plan, each option will vest and be exercisable as to one-quarter of the Mitel common shares which are subject to the option, beginning on the first anniversary of the date of grant and thereafter in subsequent one-sixteenth portions quarterly on each subsequent three-month anniversary of the date of grant.

The exercise price of an option must be fully paid with cash.

Subject to any Black Out Period (as defined below), each option granted will expire on the 7th anniversary of the date of grant. The Committee shall have the authority to condition the grant or vesting of an option upon the attainment by the participant of specified performance goals or such other factors as the Committee may determine in its sole discretion.

Incentive Stock Options

An incentive stock option is a stock option that meets the requirements of Section 422 of the Code and is designated as such in the applicable award agreement with the participant.

Where an option is granted to a participant who owns shares representing more than 10% of the voting power of all classes of shares of the Corporation, its parent or one of its subsidiaries, any incentive stock option granted must have a term of not more than five years and have an exercise price which is at least 110% of the Fair Market Value of the Mitel common shares subject to the option. In addition, if the aggregate Fair Market Value of the Mitel common shares (as of the grant date) for which incentive stock options are exercisable for the first time by a participant during any calendar year exceeds $100,000, such excess will be treated as non-qualified stock options.

Deferred Share Units

A deferred share unit is a unit equivalent in value to a Common Share credited by means of a bookkeeping entry in the books of the Corporation and payable by the Corporation at a future date. The Committee may grant deferred share units to employees, directors and officers of Mitel. Distribution of deferred share units will be settled by a lump sum payment in cash equal to the number of deferred share units on the participant’s account. At the Committee’s option, the Corporation may settle the deferred share units in Mitel common shares.

Restricted Share Units

A restricted share unit is a right to receive cash or Mitel common shares that does not vest until after a specified period of time, or satisfaction of other vesting conditions as determined by the Committee, and which may be forfeited if the conditions to vesting are not met.

Performance Share Units

A performance share unit is a right, denominated or payable in cash, Mitel common shares or other securities or property and which will confer on the holder rights valued as determined by the Committee. A performance share unit is payable to, or exercisable by, the holder upon the achievement of certain performance goals established by the Committee. The initial value of a performance share unit will be established by the Committee on the date of grant and to the extent related to Mitel common shares, other securities or other property will initially be equal to 100% of the Fair Market Value of a Common Share or the fair market value of such other security or property as determined by the Board on the grant date. The performance goals to be achieved during any performance period, the length of any performance period, the amount of any performance share unit granted, the termination of a participant’s employment and the amount of any payment or transfer made pursuant to any performance share unit will be determined by the Committee and by the other terms and conditions of any performance share unit.

Other Share-Based Awards

The Committee may, subject to the provisions of the 2017 Plan and applicable law, grant other share-based awards to any director, officer or consultant, other than those described above. Such awards are to be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Mitel common shares (including securities convertible into Mitel common shares).

Performance Compensation Awards

A performance compensation award is a cash bonus, designated by the Committee as a performance compensation award in order to qualify such award as “performance-based compensation” under Section 162(m). The Committee will designate within the first 90 days of a performance period (or or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code) which participants will be eligible, the length of the performance period, the types of performance goals and the measurement criteria which will be used to establish the performance goals. A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that the measurement factors established by the Committee as applied against the Performance Goals determines that all or some portion of such Participant’s Performance Compensation Award has been earned for the Performance Period, as certified by the committee.

Vesting

The 2017 Plan provides that 95% of awards granted must have a vesting schedule of at least one year. This restriction does not apply to elective deferrals of vested cash compensation, for example, elective deferred share units.

Black Out Periods

The 2017 Plan provides that if an option expires during or immediately after the period of time during which the Corporation has imposed trading restrictions on insiders (a “ Black Out Period ”), the expiration of such options shall be extended until ten (10) business days following the expiration of the Black Out Period, provided that in no event will the exercise period of an option exceed ten (10) years from the date of grant.

Adjustments

The 2017 Plan provides that the Board may make appropriate equitable adjustments to the number of Mitel common shares available under the Plan or that may be acquired on the vesting of an outstanding award or the exercise of any outstanding options, the exercise price of any outstanding options and/or the terms of any other award in order to preserve proportionately the rights and obligations of the participants holding such awards. These changes are to be made to reflect changes in Mitel’s capital structure including a subdivision, consolidation in Mitel common shares or any similar capital reorganization, a payment of a stock dividend (other than a stock dividend that is in lieu of a cash dividend), or any other change in the capitalization of Mitel that does not constitute a Change in Control (as defined in the 2017 Plan) that would warrant an adjustment to be made.

Terminations

Subject to certain provisions relating to the termination of the participant’s employment, term of office or engagement with the Corporation by virtue of the participant’s death, disability or retirement, the 2017 Plan provides that:

•

In respect of termination without cause, unless otherwise specified in the award agreement with the participant, any options that are exercisable at the date of such termination may be exercised for a period of ninety (90) days after the termination date or for the remaining term of such option, whichever is lesser. Any options that are not yet exercisable will immediately expire and be cancelled and any other awards that have not yet vested are immediately forfeited to the Corporation.

•

In respect of a voluntary resignation of a participant (other than a director), all options, to the extent they were exercisable at the date of such resignation, may be exercised for a period of thirty (30) days after the date of resignation or for the remaining term of such option, whichever is lesser. Any options that are not yet exercisable will immediately expire and be cancelled and any other awards that have not yet vested are immediately forfeited to the Corporation.

•

In respect of termination of employment or services for cause of a participant, any options and any other awards held by the participant, whether or not exercisable at the termination date, will immediately expire and be cancelled.

•

In respect of termination of a director’s appointment for a breach of such director’s fiduciary duty, then all options held by such director, whether or not exercisable, shall immediately expire and are cancelled and any other award held by such director are immediately forfeited to the Corporation on the termination date.

•

In respect of termination of a director’s appointment (other than for death, disability or breach of fiduciary duty), the Committee may permit the exercise of all options held by such director, whether or not exercisable at the termination date and provide for the vesting of any or all other awards held by the director on the termination date.

•

In respect of termination of a director’s appointment (other than for breach of fiduciary duty), the Committee may permit the exercise of all options held by such director, whether or not exercisable at the termination date and provide for the vesting of any or all other awards held by the director on the termination date.

Upon the death or disability of a participant, the 2017 Plan provides that:

•	The executor or administrator of the participant’s estate may exercise a number of options equal to the sum of:

(A) all vested options held by such participant; and

(B) the number of options due to vest on the next installment multiplied by a fraction, the numerator of which is the number of days that have elapsed since the date of vesting of the last instalment of options (or, if none have vested, the date of grant) to the termination date and the denominator of which is the number of days between the date of vesting and the last instalment of the options (or, if none have vested, the date of grant) and the date of vesting of the next instalment of options.

The right to exercise such options terminates the earlier of: (i) the date that is twelve months from the termination date; and (ii) the date on which the exercise period of the particular option expires and, subject to (B) above, all options held by the participant which are not exercisable at the termination date immediately expire and are cancelled on the termination date.

•

Except for any performance compensation awards granted under the plan, a portion of the next instalment of any other awards due to vest shall immediately vest, such portion to equal the number of awards next due to vest multiplied by a fraction the numerator of which is the number of days that have elapsed since the date of vesting of the last instalment of the awards (or if none have vested, the date of grant) to the termination date and the denominator of which is the number of days between the date of vesting of the last instalment of the awards (or if none have vested, the date of grant) and the date of vesting of the next instalment of the awards. Subject to the foregoing, all awards held by the participant which are not vested at the termination date are immediately forfeited to the Corporation on the termination date.

Other specific provisions apply upon the death and disability of a holder of deferred share units of the Corporation.

Change of Control

The 2017 Plan provides that, if the Corporation is subject to a corporate transaction that results in a change in control, outstanding awards are subject to the applicable agreement of merger or sale, which may provide for assumption of awards, replacement of outstanding options and other awards with a cash incentive, or cancellation of awards with or without consideration.

Generally, awards and options do not automatically vest upon a change in control (no single-trigger). The Board or the Committee shall, however, have the right provide in an individual agreement or at any time after grant, to accelerate the vesting or determine that any options, restricted share units, deferred share units, performance share units or other share-based awards outstanding immediately prior to the occurrence of Change in Control shall become fully vested and fully earned upon the occurrence of such event.

Assignment

Subject to certain exercise rights for options held by a participant upon death, disability or retirement, no assignment or transfer of any awards, whether voluntary, involuntary, by operation of law or otherwise is permitted. Notwithstanding the foregoing, an Eligible Participant may transfer an award (other than an award of incentive stock options) to a permitted assign and an award of incentive stock options may only be transferred by will or by the law of descent and distribution.

Amendments to the 2017 Plan

Subject to stock exchange rules, the Board may, without notice or shareholder approval, at any time, amend the 2017 Plan, provided that such amendment does not materially alter or impair any rights or increase any obligations with respect to an award previously granted under the 2017 Plan, unless consented to by the affected participant. Specifically, the Board may amend the 2017 Plan without shareholder notice or approval for the following amendments:

a)      Amend the general vesting provisions of an award, including accelerating the vesting conditions in situations addressing Change in Control, Corporation Transaction, death, Disability or certain terminations of service, based on such factors as the Board may determine,

b)      Amend the general term of an option provided that no option held by an insider may extend beyond its original expiry date and no option may be exercised beyond the tenth anniversary of the date of grant;

c)      Amend any of the provisions contained in article 9 (Termination of Employment) of the 2017 Plan;

d)      Add covenants of the Corporation for the protection of directors, employees and consultants;

e)      Amend any provision as may be necessary or desirable with respect to matters that may be expedient to make such amendment in the Board’s good faith opinion; and

f)      Change or correct any provision required to cure or correct any ambiguity, defect, inconsistent provision, clerical omission, mistake or manifest error.

Notwithstanding the above, none of the following amendments shall be made to the 2017 Plan without approval of the TSX and the Nasdaq, to the extent such approval is required, and the approval of shareholders in accordance with the requirements of such exchange(s):

a)     Increase the number of Mitel common shares issuable under the 2017 Plan (except adjustments in connection with a Change in Control or pursuant to the provisions of the 2017 Plan);

b)     Increase the number of Mitel common shares issuable to insiders (except adjustments in connection with a Change in Control or pursuant to the provisions of the 2017 Plan);

c)     Increase the number of Mitel common shares issuable to directors;

d)     Amend the exercise period of any options held by insiders;

e)     Extend the expiration of an option beyond ten (10) years from the date of grant;

f)     Reduce the exercise price of any options held by insiders (except in connection with the purposes of maintaining option value in connection with a Change in Control)

g)     Add any form of financial assistance available to a participant;

h)     Permit options or rights under the 2017 Plan to be transferred other than for normal estate settlement purposes;

i)     Amend the amendment section of the 2017 Plan; and

j)     Make any other amendments which the applicable exchange rules require shareholder approval.

Financial Assistance

No financial assistance is being provided to participants by Mitel to facilitate the purchase of securities under the 2017 Omnibus Incentive Plan.

Recommendation of the Board of Directors

At the Meeting, shareholders will be asked to consider and, if deemed appropriate, to adopt the 2017 Omnibus Incentive Plan by passing Ordinary Resolution No. 1, substantially in the form of the resolution set forth in Schedule E to this Circular. Ordinary Resolution No. 1 must be approved by a majority of the votes cast by shareholders entitled to vote who are represented in person or by proxy at the Meeting who vote in respect of such resolution. Should the 2017 Omnibus Incentive Plan not be approved, the 2017 Omnibus Incentive Plan will not be adopted.

The Board considers the 2017 Omnibus Incentive Plan to be in the best interests of the Corporation and recommends that shareholders vote in favour Ordinary Resolution No. 1. The persons named in the form of proxy will, unless a Shareholder has instructed that the shares it represents be voted AGAINST or such Shareholder ABSTAINS from voting on our 2017 Omnibus Incentive Plan or someone else is appointed as proxy holder, be voted in favour of Mitel’s 2017 Omnibus Incentive Plan.

26.	By-Law Ratification Resolution – Ratification of Amendment to Bylaws

On December 16, 2016, the Mitel Board approved and adopted an amendment to By-Law No. 1A of the Corporation (the “By-Laws”), being a by-law relating generally to the transaction of the business and affairs of the Corporation, effective as of December 16, 2016. The amendment increases the number of shares necessary to constitute a quorum at any meeting of the Corporation’s shareholders from 25% to 33 1/3%. The By-Laws were amended in order to comply with corporate governance requirements of NASDAQ that applied to the Corporation commencing on January 1, 2017, as the Corporation was no longer eligible to rely upon NASDAQ foreign private issuer corporate governance exemptions thereafter.

Section 8.8 of the By-Laws previously provided that:

“8.8 Quorum

A quorum of shareholders is present at a meeting of shareholders if the holders of 25% of the shares entitled to vote at the meeting are present in person or represented by proxy, provided that a quorum shall not be less than two persons. A quorum need not be present throughout the meeting provided a quorum is present at the opening of the meeting.”

Following the amendment by the Board, Section 8.8 of the By-Laws reads as follows:

“8.8 Quorum

A quorum of shareholders is present at a meeting of shareholders if the holders of not less than 33 1/3% of the shares entitled to vote at the meeting are present in person or represented by proxy, provided that a quorum shall not be less than two persons. A quorum need not be present throughout the meeting provided a quorum is present at the opening of the meeting.”

No other amendments to the By-Laws have been made.

Under the CBCA, the directors are required to submit the amendment of the By-Laws to the shareholders at the next meeting of shareholders, and the shareholders may confirm, reject or amend the amendment. A resolution confirming the amendment of the By-Laws must be passed by a majority of the votes cast by shareholders in person or by proxy at the meeting.

If the amendment to the By-Laws is rejected by the shareholders, the amendment ceases to be effective and the Corporation will fail to satisfy NASDAQ listing requirements. If shareholders amend the amendment at the meeting and confirm the amended By-Laws, the By-Laws will continue in effect in the form so confirmed.

The persons named in the form of proxy will, unless a Shareholder has instructed that the shares it represents be voted AGAINST or such Shareholder ABSTAINS from voting to confirm the amendment to the By-Laws or someone else is appointed as proxy holder, be voted FOR confirming the amendment to the By-Laws to increase the quorum requirement from 25% to 33 1/3%.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC. You can obtain copies from the SEC or the CSA, through the SEC’s or the CSA’s websites at the addresses indicated above, or from Mitel by requesting them in writing or by telephone at the following address and telephone number:

By Mail:

Mitel Networks Corporation

350 Legget Drive

Ottawa, Ontario, Canada K2K 2W7

Telephone: (613) 592-2122

These documents are available from Mitel without charge, excluding any exhibits to them. You can also find information about Mitel at their Internet websites at www.mitel.com. Information contained on the website does not constitute part of this proxy circular.

H.	OTHER MATTERS

Management of the Corporation knows of no amendment or variation to the matters referred to in the notice of meeting and of no other business to be brought before the meeting. If any amendment, variation or other business is properly brought before the meeting, the form of proxy confers discretion on the persons named on the form of proxy to vote on any amendment or variation of the matters referred to in the notice of Meeting or any other business in accordance with their best judgment.

The CBCA provides that, in certain circumstances, eligible shareholders are entitled to submit to the Corporation notice of a matter that such shareholder proposes to raise at a meeting of shareholders. The final date by which we must receive such a proposal, including any shareholder proposal which includes nominees for director and any proposal made pursuant to Rule 14a-8 of the Exchange Act, to be raised at our next annual meeting of shareholders (subsequent to this meeting) is [    ], 2018. Any eligible shareholder who may wish to exercise this right should carefully consider whether they are eligible to make such a proposal, and comply with the relevant provisions of the CBCA and the rules and regulation of the SEC.

I.	APPROVAL BY THE BOARD OF DIRECTORS

The contents and the distribution of this proxy circular have been approved by the Mitel Board.

DATED April [    ], 2017 on behalf of the Mitel Board.

“Richard McBee”

Richard D. McBee

Chief Executive Officer and President

Ottawa, Ontario, Canada

APPENDIX A

MITEL NETWORKS CORPORATION

(the “Company”)

MANDATE OF THE BOARD OF DIRECTORS

Statutory Power of the Board

The board of directors is elected by the shareholders of the Company and has the statutory power and obligation to supervise the management of the Company. The role of the board is primarily one of stewardship. Although directors are elected by shareholders, a director’s duty is owed first and foremost to the Company and not to a particular constituency.

Fiduciary Duty and Duty of Care

The board’s fundamental relationship with the Company is guided by a fiduciary principle that requires each director to act honestly and in good faith with a view to the best interests of the Company. In exercising their powers and discharging their duties, every director must exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. These principles require a director to put the Company’s interests first, avoid conflicts of interest and avoid exploiting business opportunities of the Company for self-interest purposes. This mandate is not intended to expand upon the standards of conduct prescribed under statutory or regulatory requirements for directors of a corporation.

The board may designate the officers of the Company, specify their duties and delegate to them powers to manage the day to day business and affairs of the Company. In addition, the board discharges its responsibilities through standing committees such as the audit committee, the nominating and governance committee and the compensation committee and may also periodically form special committees to address specific issues of a more short-term nature. The duties and responsibilities delegated to standing committees of the board are prescribed in the charters for such standing committees.

Additionally, absent actual knowledge to the contrary, the board shall be entitled to rely on (i) the integrity of those persons or organizations within or outside the Company from which it receives information, (ii) the accuracy of the financial and other information provided by such person or organization, and (iii) representations made by management and such persons or organizations in relation to any services provided by such persons or organizations to the Company and its subsidiaries.

Primary Board Roles

The board’s primary roles are to oversee corporate performance and to oversee the quality, depth and continuity of management to meet the Company’s strategic objectives. The board will focus its attention on the following key responsibilities:

•	Appoint and oversee the Chief Executive Officer and other senior officers.

The board will appoint, monitor and evaluate the performance of the chief executive officer and key employees, settle the terms of employment of the chief executive officer and key employees, with input from the compensation committee, approve organizational changes and require that adequate planning is undertaken for management training, development and succession.

•	Oversee strategy implementation and performance.

The board will review and evaluate a strategic planning process developed by management and will provide guidance regarding the process. The board will monitor management’s implementation of the process and provide ongoing advice on strategic planning matters for the Company. The board will provide guidance regarding changes required to improve corporate performance in terms of profitability, growth and competitive strength. The board will approve, at least on an annual basis, a business plan for the Company which takes into account, among other things, the opportunities and risks of the business.

•	Monitor the financial performance of the Company and other financial reporting matters.

The board will approve the audited financial statements and interim financial statements of the Company, and the notes thereto and the management’s discussion and analysis accompanying such financial statements and such other financial reports as the board, with input from the audit committee, is required to approve from time to time in accordance with applicable securities laws and the rules of any stock exchange on which the Company’s securities are listed for trading.

•	Identify and oversee management of principal business risks.

The board will, among other actions, require periodic reports from management describing the Company’s programs and systems for identifying financial and other business risks and for managing such risks and protecting corporate assets such as intellectual property, confidential information, physical property and employees. The board will provide advice to management regarding any changes or improvements necessary or desirable to improve the Company’s management of its principal business risks.

•	Monitor the legal and ethical performance of the Company.

The board will seek assurances that the Company adheres to and complies with applicable laws and legal standards and ensure that processes and policies are established and communicated to management and other employees to encourage appropriate attention to legal compliance issues, including compliance with contractual obligations and claims against the Company, as well as timely reporting of significant legal matters to the board.

The board will seek assurances from the chief executive officer, the Corporate Counsel and management that the company’s business is conducted in a manner that reflects strict adherence to the Code of Business Conduct and core corporate values and that the chief executive officer and management create a culture of integrity throughout the Company.

•	Maintain shareholder relations.

The board will seek assurances from management that the Company makes complete, accurate and timely disclosure of material information and complies with disclosure requirements prescribed in securities legislation. The board will prepare and adopt a communication and disclosure policy by which the Company communicates directly to shareholders or indirectly to shareholders through the financial press, analysts, employees and other corporate stakeholders and regulatory authorities with regard to the plans, decisions, prospects and financial results of the Company and receives feedback from such stakeholders.

•	Develop and oversee the Company’s approach to governance.

The board will develop, adopt and periodically evaluate the Company’s performance against corporate governance guidelines and practices that are applicable to the Company and will require reports from the nominating and governance committee as to the committee’s activities regarding the Company’s corporate governance practices. The board, either directly or through the Nominating and Corporate Governance Committee, will oversee regular assessments of the effectiveness and contribution of the board, its committees and individual directors.

•	Oversee internal control and management information systems.

The board will review periodic reports describing the Company’s internal control systems and management information systems and provide advice on changes required to improve the adequacy of the systems as well as oversee the Company’s compliance with applicable audit, accounting and financial reports and requirements.

The Board’s Commitment

The board undertakes to maintain an independent view of the Company’s strategic direction, the chief executive officer and management. The board will continually seek to improve its effectiveness by:

•	creating an atmosphere of intellectual honesty and promoting a culture of integrity within the Company and adherence to core corporate values;

•	preparing for and attending board meetings and promoting open, constructive and critical dialogue among board members and between board members and management;

•	keeping up to date on the Company, its business, principal risks and strategy, and engaging in dialogue inside and outside the boardroom on substantive issues;

•	stating questions and concerns regarding the Company, its business, principal risks or other matters or issues as they arise;

•	sharing perspectives, experience and judgment with and providing guidance and strategic direction to management;

•	continually assessing management’s operational performance in executing the Company’s business plan and evaluating the adequacy of controls in audit and performance;

•	declaring any conflicts of interest, real or perceived;

•	continually seeking ways to assess and improve overall board performance; and

•	adhering to this mandate and reviewing and reassessing the adequacy of the mandate at least annually.

A-1

SCHEDULE A

ANNUAL RESOLUTION NO. 1

RESOLVED AS A RESOLUTION OF THE SHAREHOLDERS OF MITEL NETWORKS CORPORATION (THE “CORPORATION”) THAT:

The following persons are elected as directors of the Corporation until the next annual meeting of shareholders or until their successor is elected:

Benjamin H. Ball	Martha H. Bejar
Peter D. Charbonneau	Terence H. Matthews
Richard D. McBee	John P. McHugh
Sudhakar Ramakrishna	David M. Williams

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SCHEDULE B

ANNUAL RESOLUTION NO. 2

RESOLVED AS A RESOLUTION OF THE SHAREHOLDERS OF MITEL NETWORKS CORPORATION (THE “CORPORATION”) THAT:

Deloitte LLP are appointed the auditors of the Corporation until the close of the next annual meeting of the shareholders, or until a successor is appointed, at such remuneration as may be determined by the directors, and the directors are authorized to fix such remuneration.

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SCHEDULE C

ANNUAL RESOLUTION NO. 3

RESOLVED, ON AN ADVISORY BASIS AND NOT TO DIMINISH THE ROLE AND RESPONSIBILITIES OF THE BOARD OF DIRECTORS, AS A RESOLUTION OF THE SHAREHOLDERS OF MITEL NETWORKS CORPORATION (THE “CORPORATION”) THAT:

The shareholders approve the executive compensation disclosed in the management proxy circular delivered in advance of the 2017 annual meeting of shareholders of the Corporation.

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SCHEDULE D

RESOLUTION NO. 4

RESOLVED, ON AN ADVISORY BASIS AND NOT TO DIMINISH THE ROLE AND RESPONSIBILITIES OF THE BOARD OF DIRECTORS, AS A RESOLUTION OF THE SHAREHOLDERS OF MITEL NETWORKS CORPORATION (THE “CORPORATION”) THAT:

The shareholders determine whether the preferred frequency of an advisory vote on the executive compensation of the Corporation’s NEOs as set forth in the Corporation’s proxy statement should be every one year, two years, or three years.

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SCHEDULE E

ORDINARY RESOLUTION NO. 1

WHEREAS:

A.

Mitel Network Corporation (the “Corporation”) proposes to adopt the 2017 Omnibus Incentive Plan to assist the Corporation in attracting, retaining and motivating key employees, directors, officers and consultants through performance related incentives, thereby advancing the interests of the Corporation and its shareholders.

RESOLVED AS AN ORDINARY RESOLUTION OF THE SHAREHOLDERS OF THE CORPORATION THAT:

1.

The 2017 Omnibus Incentive Plan of the Corporation, in the form annexed as Appendix E-1 hereto, as summarized in the management information circular of the Corporation dated April [    ], 2017 and subject to such additions, amendments, deletions, supplements or alterations to the 2017 Omnibus Incentive Plan as may be approved by the board of directors of the Corporation prior to the meeting of shareholders on May 15, 2017, is hereby ratified, approved and adopted.

2.	A total of 10,000,000 common shares in the capital of the Corporation be and is hereby authorized to be reserved for issuance pursuant to the 2017 Omnibus Incentive Plan.

3.

Any director or officer of the Corporation be and is hereby authorized to do such things and to sign, execute and deliver all documents that such director and officer may, in their discretion, determine to be necessary in order to give full effect to the intent and purpose of this resolution.

4.

Notwithstanding the approval of the matters provided for herein, the board of directors of the Corporation is hereby authorized, without further approval of the shareholders of the Corporation, to revoke this resolution for any reason, at any time before the action approved by this resolution becomes effective.

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APPENDIX E-1

MITEL NETWORKS CORPORATION

2017 Omnibus Incentive Plan

May 15, 2017

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Mitel Networks Corporation

2017 Omnibus Incentive Plan

ARTICLE I

PURPOSE

1.1	Purpose

The purpose of this Plan is to assist the Company in attracting, retaining and motivating key employees, directors, officers and consultants through performance related incentives, thereby advancing the interests of the Company and its shareholders.

ARTICLE II

INTERPRETATION

2.1	Definitions

When used herein, unless the context otherwise requires, the following terms have the indicated meanings, respectively:

“Affiliate” means a corporation or other entity that, directly or through one or more intermediaries, controls, is controlled by or is under common control with, the Company;

“Award” means any Option, Restricted Share Unit, Deferred Share Unit, Performance Share Unit, Performance Compensation Awards or Other Share-Based Award granted under this Plan;

“Award Agreement” means a signed, written agreement between a Participant or a Director Participant and the Company evidencing the terms and conditions on which an Award has been granted under this Plan;

“Black Out Period” means the period of time during which the Company has imposed trading restrictions on its Insiders;

“Board” means the board of directors of the Company;

“Business Day” means a day, other than a Saturday or Sunday, on which the principal commercial banks in New York City, New York are open for commercial business during normal banking hours;

“Change in Control” means the happening of any of the following events:

(i)

A change in the composition of the Board over a period of twelve consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination;

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(ii)

The acquisition, directly or indirectly, by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing more than 35% of the total combined voting power of the Company’s then outstanding securities pursuant to a tender or exchange offer made directly to the Company’s shareholders which the Board does not recommend such shareholders accept.

(iii)	A Corporate Transaction.

(iv)

Notwithstanding the foregoing, in the case of an Award that constitutes non-qualified deferred compensation subject to section 409A of the Code, the definition of “Change in Control” set forth above shall not apply, and the term “Change in Control” shall instead mean a “change in the ownership or effective control” of the Company or “in the ownership of a substantial portion of the assets” of the Company within the meaning of section 409A(a)(2)(A)(v) of the Code and the regulations and guidance issued thereunder, but only to the extent this substitute definition is necessary in order for the Award to comply with the requirements prescribed by section 409A of the Code.

“Corporate Transaction” means:

(i)

the consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not shareholders of the Company immediately prior to such merger, consolidation or other reorganization; or

(ii)	the sale, assignment or other transfer of all or substantially all of the assets of the Company to a Person other than a Subsidiary of the Company;

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated under it;

“Common Shares” means the common shares in the capital of the Company and any other securities of the Company or any Affiliate or any successor that may be so designated by the Committee;

“Committee” has the meaning set forth in Section 3.2 of this Plan;

“Company” means Mitel Networks Corporation;

“Consultant Participant” means an individual or a consultant company, other than an Employee Participant or a Director Participant that:

(i)	is engaged to provide services to the Company or a Subsidiary other than services provided in relation to a distribution of securities of the Company or a Subsidiary;

(ii)	provides the services under a written contract with the Company or a Subsidiary; and

(iii)	spends or will spend a significant amount of time and attention on the affairs and business of the Company or a Subsidiary,

and includes a Consultant Participant’s Permitted Assigns. For the purposes of this definition, “consultant company” means, with respect to an individual consultant, either (i) a company of which the individual consultant is an employee or shareholder; or (ii) a partnership of which the individual consultant is an employee or partner;

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“Covered Employee” shall have the meaning set forth in Section 162(m)(3) of the

Code; “Data” has the meaning set forth in Section 12.13 of this Plan;

“Date of Grant” means, for any Award, the date specified by the Committee at the time it grants the Award (which, for greater certainty, shall be no earlier than the date on which the Committee meets for the purpose of granting such Award) or if no such date is specified, the date upon which the Award was granted;

“Deferred Share Unit” or “DSU” means a unit equivalent in value to a Common Share, credited by means of a bookkeeping entry in the books of the Company in accordance with Article 5;

“Director Participant” means a director of the Company who is not an employee of the Company or a Subsidiary and includes a Director Participant’s Permitted Assigns;

“Director’s Option” means an Option granted to a Director Participant;

“Disabled” or “Disability” occurs when the Participant or Director Participant is entitled to receive payments under the Company’s long-term disability insurance plan, if one is in effect for such Participant at the time. If there is no long term disability insurance plan in effect, then Disability shall occur when the Participant or Director Participant is unable to perform his duties hereunder as a result of illness or mental or physical injury for a period of at least 180 days, as determined in accordance with procedures established by the Committee for purposes of this Plan;

“Distribution Date” means (i) in the case of a Director Participant, the date on which the Director Participant ceases to be a member of the Board or, in the case of a Participant, the Termination Date (the “Separation Date”); or (ii) such later date as elected by the Participant or Director Participant provided that in no event shall a Participant or Director Participant be permitted to elect a date which is later than the last Business Day of the calendar year following the calendar year in which the Separation Date occurs. An election for a Distribution Date described in (ii) above will only be valid if it is delivered to the Corporate Secretary of the Company prior to the Separation Date in the form prescribed for such purposes by the Company, provided that such election may not be made by a Participant or Director Participant who is a U.S. Taxpayer;

“Employee Participant” means a current full-time or part-time employee of the Company or a Subsidiary (other than a Director Participant or a Consultant Participant) and includes an Employee Participant’s Permitted Assigns;

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended from time to time;

“Exercise Notice” means a notice in writing, in the form acceptable to the Company, signed by a Participant or a Director Participant holding an Option and stating the Participant’s or Director Participant’s intention to exercise a particular Option;

“Exercise Price” means the price at which a Common Share may be purchased pursuant to the exercise of an Option;

“Exercise Period” means the period of time during which an Option granted under this Plan may be exercised (provided however that the Exercise Period may not exceed 10 years from the relevant Date of Grant);

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“Fair Market Value” means, with respect to any Common Share at a particular date, the closing price on the Nasdaq Global Market or, if the Common Shares are also listed on the Toronto Stock Exchange, the market or exchange where the majority of the trading volume and value of the Common Shares occurs on such date (or if such Common Shares did not trade on such exchange on such day, the closing price on the most recent trading day); provided that in the event that such Common Shares are not then listed on such stock exchange, the Fair Market Value shall be determined based on the closing price of such Common Shares on any stock exchange in Canada or the United States on which such Common Shares are then listed on the particular date (or if such Common Shares did not trade on such exchange on such day, the closing price on the most recent trading day ); and further provided that in the event that such Common Shares are not then listed on any stock exchange in Canada or the United States, the Fair Market Value shall be determined by the Board in its sole discretion;

“Incentive Stock Option” means an option granted under Section 4.6 of the Plan that meets the requirements of Section 422 of the Code or any successor provision and is designated as such in the applicable Award Agreement;

“Individual Optionee” means an Optionee who is an individual or the individual of which the Optionee is a Permitted Assign, as the case may be;

“Insider” has the meaning set forth in the TSX Rules;

“NI 45-106” means National Instrument 45-106 Prospectus and Registration Exemptions of the Canadian Securities Administrators, as amended from time to time;

“Non Qualified Stock Option” means an option granted under Article 4 of the Plan that is not intended to be or does not meet the requirements of an Incentive Stock Option. Any stock option granted by the Committee that is not designated as an Incentive Stock Option in the applicable Award Agreement will be deemed a Non Qualified Stock Option;

“Option” means a right to purchase Common Shares under this Plan;

“Optionee” means a Participant or a Director Participant who holds one or more Options under this Plan;

“Optionee’s Employer” means the Company or such Subsidiary as is or, if the Optionee has ceased to be employed by the Company or such Subsidiary, was the Optionee’s Employer;

“Other Share-Based Award” means any right granted under Section 8.1 of this Plan;

“Participant” means an Employee Participant or a Consultant Participant but not a Director Participant;

“Performance Compensation Award” means the Award described in Section 7.5;

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“Performance Goals” means performance goals based on one or more of the following criteria: (i) earnings including operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items or book value per share (which may exclude nonrecurring items); (ii) pre-tax income or after-tax income; (iii) earnings per Common Share (basic or diluted); (iv) operating profit; (v) revenue, revenue growth or rate of revenue growth; (vi) return on assets (gross or net), return on investment, return on capital, or return on equity; (vii) returns on sales or revenues; (viii) operating expenses; (ix) stock price appreciation or cumulative annual stock price appreciation; (x) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (xi) implementation or completion of critical projects or processes; (xii) economic value created; (xiii) cumulative earnings per share growth; (xiv) operating margin or profit margin; (xv) Common Share price or total shareholder return; (xvi) cost targets, reductions and savings, productivity and efficiencies; (xvii) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures and similar transactions, and budget comparisons; (xviii) personal professional objectives, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, the development of long term business goals, formation of joint ventures, research or development collaborations, and the completion of other corporate transactions; and (xix) any combination of, or a specified increase in, any of the foregoing. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company, a Subsidiary, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee. The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be made (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). The Committee is authorized at any time during the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), or at any time thereafter (but only to the extent the exercise of such authority after such period would not cause the Performance Compensation Awards or Performance Share Unit Awards granted to any Covered Employee to fail to qualify as “performance-based compensation” under Section 162(m) of the Code), in its sole and absolute discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants based on the following events: (a) asset write-downs; (b) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (c) any reorganization and restructuring programs; (d) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 (or any successor or pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year; (e) acquisitions or divestitures; (f) any other specific unusual or nonrecurring events, or objectively determinable category thereof; (g) foreign exchange gains and losses; (h) a change in the Company’s fiscal year;

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“Performance Period” means the one or more periods of time not less than one fiscal quarter in duration, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Compensation Award or Performance Share Unit.

“Performance Share Unit” or “PSU” means any right granted under Section 7.1 of the Plan;

“Permitted Assign” has the meaning assigned to that term in NI 45-106;

“Person” includes an individual, sole proprietorship, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, and a natural person in his or her capacity as trustee, executor, administrator or other legal representative;

“Plan” means this Mitel Networks Corporation 2017 Omnibus Incentive Plan, as amended from time to time;

“Re-Price” means any of the following (or any other action that has the same effect as any of the following): (1) changing the terms of an Award to lower its exercise price (other than on account of capital adjustments resulting from share splits, etc., as described in Section 11.2 hereof), (2) any other action that is treated as a repricing under generally accepted accounting principles, and (3) repurchasing for cash or canceling an Award in exchange for another Award at a time when its exercise price is greater than the Fair Market Value of the underlying Stock, unless the cancellation and exchange occurs in connection with an event set forth in Article 10.

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“Restricted Share Unit” or “RSU” means a right to receive cash or a Common Share granted, as determined by the Committee, under Section 6.1 of this Plan;

“Securities Act” means the United States Securities Act of 1933, as amended from time to time;

“Security Based Compensation Arrangement” has the meaning given to that term in the TSX Rules;

“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain

“Termination Date” means, in the case of a Participant or Director Participant whose employment or term of office or engagement with the Company or an Affiliate terminates:

(i)	by reason of the Participant’s or Director Participant’s death, the date of death; or

(ii)	for any reason whatsoever other than death, the later of:

(A)

in the case of a Participant, the last day of the minimum statutory notice period, if any, to which that Participant is entitled upon such termination pursuant to applicable employment and/or labour standards legislation;

(B)

the date designated by the Company or the Affiliate, as the case may be, as the last day of the Participant’s or Director Participant’s employment or term of office or engagement with the Company or the Affiliate, as the case may be; and

provided that in the case of termination by reason of voluntary resignation by the Participant or Director Participant, such date shall not be earlier than the date that notice of resignation was received from such Participant or Director Participant;

(iii)

the date of consummation of a sale, divestiture, spin-off, or other similar transaction with respect to a Company Affiliate where such Participant is employed by or provides services to such Company Affiliate as at the date of the consummation, unless the Participant’s employment or service is transferred to another entity that would constitute a Company Affiliate immediately following such transaction.

and “Termination Date” in any such case specifically does not mean the date on which any period of contractual or common law notice, reasonable notice, salary continuation or deemed employment that the Company or the Affiliate, as the case may be, may be required at law to provide to a Participant would expire;

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“TSX Rules” means Part VI of the Company Manual of the Toronto Stock Exchange, as amended from time to time; and

“U.S. Taxpayer” shall mean a Participant or Director Participant who is a U.S. citizen, U.S. permanent resident or U.S. tax resident for purposes of the Code.

2.2	Interpretation

(a)

Whenever the Board or, where applicable, the Committee is to exercise discretion in the administration of this Plan, the term “discretion” means the sole and absolute discretion of the Board or the Committee, as the case may be.

(b)	As used herein, the terms “Article”, “Section”, “Subsection” and “clause” mean and refer to the specified Article, Section, Subsection and clause of this Plan, respectively.

(c)	Words importing the singular include the plural and vice versa and words importing any gender include any other gender.

(d)	Whenever any payment is to be made or action is to be taken on a day which is not a Business Day, such payment shall be made or such action shall be taken on the next following Business Day.

(e)	In this Plan, a Person is considered to be “controlled” by a Person if:

(i)	in the case of a Person,

(A)

voting securities of the first-mentioned Person carrying more than 50% of the votes for the election of directors are held, directly or indirectly, otherwise than by way of security only, by or for the benefit of the other Person; and

(B)	the votes carried by the securities are entitled, if exercised, to elect a majority of the directors of the first-mentioned Person;

(ii)	in the case of a partnership that does not have directors, other than a limited partnership, the second-mentioned Person holds more than 50% of the interests in the partnership; or

(iii)	in the case of a limited partnership, the general partner is the second-mentioned Person.

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ARTICLE III

ADMINISTRATION

3.1	Administration

Subject to Section 3.2, this Plan will be administered by the Board and the Board has sole and complete authority, in its discretion, to:

(a)	determine the individuals to whom grants under the Plan may be made;

(b)

make grants of Awards under the Plan relating to the issuance of Common Shares (including any combination of Options, Deferred Share Units, Restricted Share Units, Performance Share Units or Other Share-Based Awards) in such amounts, to such Persons and, subject to the provisions of this Plan, on such terms and conditions as it determines including without limitation:

(i)	the time or times at which Awards may be granted;

(ii)	the conditions under which:

(A)	Awards may be granted to Participants or Director Participants; or

(B)	other Awards may be forfeited to the Company,

including any conditions relating to the attainment of specified Performance Goals;

(iii)	the Exercise Price, and/or price to be paid by a Participant or Director Participant in connection with the granting of Awards;

(iv)	the time or times when each Option becomes exercisable and, subject to Section 4.3, the duration of the Exercise Period;

(v)	whether restrictions or limitations are to be imposed on the Common Shares issuable pursuant to grants of Awards, and the nature of such restrictions or limitations, if any; and

(vi)

any acceleration of exercisability or vesting, extending the post-termination exercise period of Options (but not beyond the original expiry date) or waiver of termination regarding any Award, in situations addressing Change in Control, Corporation Transaction, death, Disability or certain terminations of service, based on such factors as the Board may determine;

(c)	interpret this Plan and adopt, amend and rescind administrative guidelines and other rules and regulations relating to this Plan; and

(d)	make all other determinations and take all other actions necessary or advisable for the implementation and administration of this Plan.

The Board’s determinations and actions within its authority under this Plan are conclusive and binding on the Company and all other Persons. The day-to-day administration of the Plan may be delegated to such officers and employees of the Company or of a Subsidiary as the Board determines.

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3.2	Delegation to Committee

To the extent permitted by applicable law and the Company’s articles, the Board may, from time to time, delegate to a committee (the “Committee”) of the Board all or any of the powers conferred on the Board under the Plan. In connection with such delegation, the Committee will exercise the powers delegated to it by the Board in the manner and on the terms authorized by the Board. Any decision made or action taken by the Committee arising out of or in connection with the administration or interpretation of this Plan in this context is final and conclusive. Notwithstanding any such delegation or any reference to the Committee in this Plan, the Board may also take any action and exercise any powers that the Committee is authorized to take or has power to exercise under this Plan. To the extent applicable in respect of certain Awards granted to a Participant who is a Covered Employee, such Committee shall be composed of not less than two directors of the Company, neither of whom shall be employees of the Company or its Affiliates and each of whom shall otherwise be “outside directors” for the purposes of Section 162(m) of the Code. Further, to the extent the Company wishes to have a “Qualified Plan” as defined in Rule 16b-3(b)(4), such Committee shall be composed of not less than two directors of the Company, each of whom are “non-employee directors” for purposes of Section 16 of the Exchange Act and Rule 16b-3 thereunder.

3.3	Eligibility

All Participants and Director Participants are eligible to participate in the Plan, subject to subsections 9.1(e) and 9.2(g). Eligibility to participate does not confer upon any Participant or Director Participant any right to receive any grant of an Award pursuant to the Plan. The extent to which any Participant or Director Participant is entitled to receive a grant of an Award pursuant to the Plan will be determined in the sole and absolute discretion of the Committee, provided however that the following restrictions shall also apply to this Plan, together with all other Security Based Compensation Arrangements of the Company:

(a)	the number of Common Shares issuable to Insiders, at any time, under all Security Based Compensation Arrangements, shall not exceed 10% of issued and outstanding Common Shares; and

(b)	the number of Common Shares issued to Insiders, within any one year period, under all Security Based Compensation Arrangements, shall not exceed 10% of issued and outstanding Common Shares.

If the Company repurchases Common Shares for cancellation such that the tests in Section 3.3(a) or (b) are not met following such repurchase, this shall not constitute non-compliance under the Plan for any Awards then outstanding.

3.4	Total Common Shares Available/Share Limits

(a)

Subject to Section 3.4(b), the aggregate number of Common Shares that may be issued for all purposes pursuant to the Plan must not exceed 10,000,000 Common Shares. No grant may be made under the Plan if such grant would result in the issuance of Common Shares in excess of the above-noted limit. From within the aggregate number of Common Shares above, the aggregate number of Common Shares that may be issued for purposes of the grant of Incentive Stock Options pursuant to the Plan must not exceed 10,000,000 Common Shares.

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(b)

For purposes of computing the total number of Common Shares available for grant under the Plan, Common Shares subject to any Award (or any portion thereof) that has expired or is forfeited, cancelled or otherwise terminated prior to the issuance or transfer of such Common Shares and Common Shares subject to an Award (or portion thereof) that is settled in cash in lieu of settlement in Common Shares shall again be available for grant under the Plan. In addition, Shares that are exchanged by a Participant or withheld by the Company as full or partial payment in connection with the exercise or settlement of an Option shall not be available for subsequent Awards under the Plan.

(c)	Individual Award Limits
(i)

Subject to adjustment pursuant to Article 11, no Participant shall receive a grant of Awards covering, in the aggregate in excess of 2,500,000 shares (including shares issuable pursuant to Options) during any calendar year.

(ii)

Subject to adjustment pursuant to Article 11, no Director Participant shall receive a grant of cash and Awards, in the aggregate with a grant date value in excess of $400,000 U.S. dollars during any calendar year, provided however that a non-employee director who is newly elected as a director shall be eligible to receive a grant of cash and Awards with a value in the aggregate up to $700,000 U.S. dollars in such in such initial year; and provided further that any advance election by a Director Participant to receive an Award of DSUs instead of cash for director fees shall not count against such limit.

(iii)	The maximum amount that can be paid in any calendar year to any Participant pursuant to a cash Performance Compensation Award described in Section 7.5 shall be $5,000,000 U.S dollars.

3.5	Award Agreements

All grants of Awards under this Plan will be evidenced by Award Agreements. Award Agreements will be subject to the applicable provisions of this Plan and will contain such provisions as are required by this Plan and any other provisions that the Committee may direct. Any one officer of the Company is authorized and empowered to execute and deliver, for and on behalf of the Company, an Award Agreement to each Participant or Director Participant granted an Award pursuant to this Plan.

3.6	Conditions of Grant

Each Participant or Director Participant will, when requested by the Company, sign or acknowledge and deliver all such documents relating to the granting of Awards or exercise of Options which the Company deems necessary or desirable, and shall be deemed to have accepted such award by electronic acknowledgement through the stock plan administration procedures established by the Company.

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3.7	Non-transferability of Awards

Subject to Section 9.1, Awards granted under this Plan may only be exercised during the lifetime of the Participant or Director Participant by such Participant or Director Participant personally. No assignment or transfer of Awards, whether voluntary, involuntary, by operation of law or otherwise, vests any interest or right in such Awards whatsoever in any assignee or transferee (except that a Participant or Director Participant may transfer Awards (other than Incentive Stock Options) to Permitted Assigns in a manner consistent with applicable tax and securities laws) and immediately upon any assignment or transfer, or any attempt to make the same, such Awards will terminate and be of no further force or effect. Further, an Incentive Stock Option shall not be transferrable other than by will or by the law of descent and distribution and shall be exercisable during the life time of the Participant, only by the Participant. If any Participant or Director Participant has transferred Awards to a corporation pursuant to this Section 3.7, such Awards will terminate and be of no further force or effect if at any time the transferor should cease to own all of the issued shares of such corporation.

3.8	Minimum Vesting Requirements.

Notwithstanding any provision of the Plan to the contrary, the Committee shall not award more than 5% of the total common Shares available pursuant to Section 3.4 pursuant to Awards that are scheduled to vest in less than 12 months of the date of grant, subject, in each case, to the Committee’s authority under the Plan to vest Awards earlier, as the Committee deems appropriate as permitted by Section 3.1(b) hereof. This Section 3.8 shall not apply to awards of DSUs received by a Participant pursuant to an advance election by a Director to receive an Award of DSUs instead of cash for vested director fees or an advance election by an Employee Participant to receive an Award of DSUs instead of vested cash compensation.

ARTICLE IV

GRANT OF OPTIONS

4.1	Grant of Options

The Committee may, from time to time, subject to the provisions of this Plan and such other terms and conditions as the Committee may prescribe, grant Options to any Participant or any Director Participant.

4.2	Exercise Price

The Exercise Price will be as determined by the Committee but in any event will be no less than the Fair Market Value on the Date of Grant. The Committee may not Re-Price outstanding Options unless there is approval by the Company shareholders.

4.3	Term of Options

Subject to any accelerated termination as permitted by the Committee or as otherwise set forth in this Plan, each Option, unless otherwise specified by the Committee, expires on the seventh (7th) anniversary of the Date of Grant (provided that if such expiry would otherwise be during or immediately after a Black Out Period, then the expiry shall be extended until ten (10) Business Days following the expiration of the Black Out Period); provided that in no event will the Exercise Period of an Option exceed ten (10) years from its Date of Grant.

The Committee shall have the authority to condition the grant or vesting of Options upon the attainment of specified Performance Goals, or such other factors (which may vary as between Options) as the Committee may determine in its sole discretion.

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4.4	Exercise of Options

Unless otherwise specified by the Committee at the time of granting an Option and reflected in an Award Agreement, and except as otherwise provided in this Plan, each Option will vest and be exercisable as to one-quarter of the Common Shares which are subject to such Option, on the date which is twelve months after the Date of Grant, and thereafter, one-sixteenth of such original quantity of Common Shares will vest quarterly on each subsequent three-month anniversary of the Date of Grant, the final one- sixteenth of such Common Shares to vest on the fourth (4th) anniversary of the Date of Grant.

Once an instalment vests and becomes exercisable, it remains exercisable until expiration or termination of the Option, unless otherwise specified by the Committee in connection with the grant of such Option or otherwise as specified herein. Each Option may be exercised at any time or from time to time, in whole or in part, for up to the total number of Common Shares with respect to which it is then exercisable. The Committee has the right to accelerate the date upon which any instalment of any Option becomes exercisable.

Subject to the provisions of this Plan and any Award Agreement, Options shall be exercised by means of a fully completed Exercise Notice delivered to the Company.

4.5	Payment of Exercise Price

The Exercise Notice must be accompanied by payment in full of the Exercise Price in respect of the Common Shares to be purchased. The Exercise Price must be fully paid by cash, certified cheque, bank draft or money order payable to the Company. No Common Shares will be issued or transferred until full payment therefor has been received by the Company. As soon as practicable after receipt of any Exercise Notice and full payment of the Exercise Price, the Company will issue such Common Shares to the Participant or Director Participant, as the case may be.

4.6	Incentive Stock Options

The following provisions will apply only to Incentive Stock Options granted under the Plan:

(a)

No Incentive Stock Option may be granted to any Employee Participant who, at the time such Option is granted, (i) is not an employee of the Company or a Subsidiary or (ii) owns securities possessing more than ten percent (10%) of the total combined voting power of all classes of securities of the Company or of any Subsidiary, except that with respect to provision (ii) hereof such an Option may be granted to such an Employee if, at the time the Option is granted, the exercise price is at least one hundred ten percent (110%) of the Fair Market Value of the Common Shares subject to the Option, and the Option by its terms is not exercisable after the expiration of five (5) years from the Date of Grant; and

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(b)

To the extent that the aggregate Fair Market Value of the Common Shares with respect to which Incentive Stock Options (without regard to this subsection) are exercisable for the first time by any individual during any calendar year (under all plans of the Company and its Affiliates) exceeds U.S. $100,000, such Options will be treated as Non Qualified Stock Options. This subsection will be applied by taking Options into account in the order in which they were granted. If some but not all Options granted on any one day are subject to this subsection, then such Options will be apportioned between Incentive Stock Option and Non Qualified Stock Option treatment in such manner as the Committee will determine. The maximum number of Common Shares that may be issued under Incentive Stock Options granted under the Plan shall be equal to the number of Common Shares available for issuance pursuant to Section 3.4 of the Plan.

4.7	Special Rule Applicable to U.S. Taxpayers

With respect to Options granted to Participants or Director Participants who are U.S. Taxpayers, Common Shares shall constitute “stock of the service recipient” within the meaning of Section 409A of the Code if such Participant or Director Participant performs services for any Affiliate that is at least fifty percent (50%) owned by the Company.

ARTICLE V

GRANT OF DEFERRED SHARE UNITS

5.1	Number of Deferred Share Units

The Committee may, from time to time, subject to the provisions of this Plan and such other terms and conditions as the Committee may prescribe, grant Deferred Share Units to any Participant or Director Participant.

All Deferred Share Units received by a Participant or Director Participant shall be credited to an account maintained for the Participant or the Director Participant on the books of the Company, as of the Date of Grant. The award of Deferred Share Units for a calendar year to a Participant or Director Participant shall be evidenced by an Award Agreement or such other documentation pursuant to Company practices.

5.2	Distribution of Deferred Share Units

A Participant or Director Participant shall receive, on the Distribution Date, a lump sum payment in cash equal to the number of Deferred Share Units recorded in the Participant’s or Director Participant’s account on the Distribution Date multiplied by the Fair Market Value, less any applicable withholding taxes. At the option of the Committee, the Company may settle the Deferred Share Units in Common Shares. Upon payment in full of the value of the Deferred Share Units, whether in cash or in Common Shares, the Deferred Share Units shall be cancelled.

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5.3	Death of Participant Prior to Distribution

Upon the death of a Participant or Director Participant prior to the distribution of the Deferred Share Units credited to the account of such Participant or Director Participant under the Plan, a cash payment shall be made to the estate of such Participant or Director Participant on or about the sixtieth (60th) day after the death of the Participant or Director Participant or on a later date elected by the Participant’s or Director Participant’s estate, in the form prescribed for such purposes by the Company and delivered to the Corporate Secretary no later than twenty (20) days after the Company is notified of the death of the Participant or Director Participant, provided that such date is no later than the last Business Day of the calendar year following the calendar year in which the Participant or Director Participant dies. Notwithstanding the foregoing, and to the extent necessary to comply with the requirements of Section 409A of the Code, upon the death of a Participant or a Director Participant who is a U.S. Taxpayer, such cash payment shall be made on the thirtieth (30th) day after such Participant’s or Director Participant’s death or as soon as practicable thereafter and no subsequent deferral of the payment may be made. Such cash payment shall be equivalent to the amount which would have been paid to the Participant or Director Participant pursuant to and subject to Section 5.2, calculated on the basis that the day on which the Participant or Director Participant dies, or the date elected by the estate, as applicable, is the Distribution Date. Upon payment in full of the value of all of the Deferred Share Units that become payable under this Section 5.3, the Deferred Share Units shall be cancelled.

ARTICLE VI

GRANT OF RESTRICTED SHARE UNITS

6.1	Grant of RSUs

The Committee may, from time to time, subject to the provisions of this Plan and such other terms and conditions as the Committee may prescribe, grant RSUs to any Participant or any Director Participant.

6.2	Terms of RSUs

The Committee shall have the authority to condition the grant of RSUs upon the attainment of specified Performance Goals, or such other factors (which may vary as between awards of RSUs) as the Committee may determine in its sole discretion.

6.3	Vesting of RSUs

The Committee shall have the authority to determine at the time of grant, in its sole discretion subject to this Plan, the duration of the vesting period and other vesting terms applicable to the grant of RSUs, which terms shall be set out in the applicable Award Agreement.

6.4	Share Certificates

Unless otherwise specified in the Award Agreement, as soon as practicable following the expiry of the applicable vesting period, or at such later date as may be determined by the Committee in its sole discretion, a share certificate representing the Common Shares issuable pursuant to the RSUs shall be registered in the name of the Participant or Director Participant, or as the Participant or Director Participant may direct, subject to applicable securities laws.

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ARTICLE VII

PERFORMANCE SHARE UNITS

7.1	Grant of Performance Share Units

The Committee may, from time to time, subject to the provisions of this Plan and such other terms and conditions as the Committee may prescribe, grant Performance Share Units to any Participant. Each Performance Share Unit will consist of a right, (i) denominated or payable in cash, Common Shares, other securities or other property, and (ii) which will confer on the holder thereof rights valued as determined by the Committee and payable to, or exercisable by, the holder of the Performance Share Unit, in whole or in part, upon the achievement of such Performance Goals during such Performance Periods as the Committee will establish.

7.2	Value of Performance Share Units

The initial value of a Performance Share Unit will be established by the Committee at the Date of Grant and, to the extent related to Common Shares, other securities or other property will initially be equal to 100% of the Fair Market Value of a Common Share or the fair market value (as determined by the Board) of such other security or such other property on the Date of Grant.

7.3	Terms of Performance Share Units

Subject to the terms of the Plan and any applicable Award Agreement, the Performance Goals to be achieved during any Performance Period, the length of any Performance Period, the amount of any Performance Share Unit granted, the termination of a Participant’s employment and the amount of any payment or transfer to be made pursuant to any Performance Share Unit will be determined by the Committee and by the other terms and conditions of any Performance Share Unit.

7.4	Performance Goals

The Committee will issue Performance Goals within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code). The Performance Goals may be based upon the achievement of Company-wide, divisional or individual goals, or any other basis determined by the Committee. Notwithstanding the foregoing, to the extent deemed desirable by the Committee, in the case of a Covered Employee, the Committee shall establish only the Performance Goals of the type set forth in Section 2.1.

7.5	Performance Compensation Awards

(a)	General

The Committee shall have the authority, at the time of grant of any Award described in this Plan (other than Options granted with an exercise price equal to or greater than the Fair Market Value per share of Common Share on the Grant Date), to determine whether such Award shall be “qualified performance-based compensation” under Section 162(m) of the Code. In addition, the Committee shall have the authority to make an Award of a cash bonus to any Participant and designate such Award as a Performance Compensation Award in order to qualify such Award as “performance-based compensation” under Section 162(m) of the Code.

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(b)	Eligibility

The Committee will, in its sole discretion, designate within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code) which Participants will be eligible to receive Performance Compensation Awards in respect of such Performance Period. However, designation of a Participant eligible to receive an Award hereunder for a Performance Period shall not in any manner entitle the Participant to receive payment in respect of any Performance Compensation Award for such Performance Period. The determination as to whether such Participant becomes entitled to payment in respect of any Performance Compensation Award shall be decided solely in accordance with the provisions of this Section 7.5. Moreover, designation of a Participant eligible to receive an Award hereunder for a particular Performance Period shall not require designation of such Participant eligible to receive an Award hereunder in any subsequent Performance Period and designation of one person as a Participant eligible to receive an Award hereunder shall not require designation of any other person as a Participant eligible to receive an Award hereunder in such period or in any other period.

(c)	Discretion of Committee with Respect to Performance Compensation Awards

With regard to a particular Performance Period, the Committee shall have full discretion to select the length of such Performance Period (provided any such Performance Period shall be not less than one fiscal quarter in duration), the type(s) of Performance Compensation Awards to be issued, the measurement criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goal (s) that is (are) to apply to the Company. Within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence of this Section 7.5(c) and record the same in writing.

(d)	Payment of Performance Compensation Awards

(i)	Condition to Receipt of Payment

Unless otherwise provided by the Committee, a Participant must be employed by the Company on the date of payment to be eligible for payout in respect of a Performance Compensation Award for such Performance Period.

(ii)	Limitation

A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that the measurement factors established by the Committee as applied against the Performance Goals determines that all or some portion of such Participant’s Performance Compensation Award has been earned for the Performance Period.

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(iii)	Certification

Following the completion of a Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, calculate and certify in writing the amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Committee shall then determine the actual size of each Participant’s Performance Compensation Award for the Performance Period and, in so doing, may apply Negative Discretion in accordance with Section 7. 1.1(d)(iv) hereof, if and when it deems appropriate.

(iv)	Use of Discretion

In determining the actual size of an individual Performance Compensation Award for a Performance Period, the Committee may reduce or eliminate the amount of the Performance Compensation Award earned under the Performance Goals in the Performance Period through the use of Negative Discretion if, in its sole judgment, such reduction or elimination is appropriate. The Committee shall not have the discretion to (A) grant or provide payment in respect of Performance Compensation Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained or (B) increase a Performance Compensation Award above the maximum amount payable under Section 1.1(d)(vi) of the Plan.

(v)	Timing of Award Payments

Performance Compensation Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable following completion of the certifications required by this Section 7.5.

ARTICLE VIII

OTHER SHARE-BASED AWARDS

8.1	Other Share-Based Awards

The Committee may, from time to time, subject to the provisions of this Plan and such other terms and conditions as the Committee may prescribe, grant Other Share-Based Awards to any Participant. Each Other Share-Based Award will consist of a right (1) which is other than an Award or right described in Article 4, 5, 6 or 7 above and (2) which is denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Common Shares (including, without limitation, securities convertible into Common Shares) as are deemed by the Committee to be consistent with the purposes of the Plan; provided, however, that such right will comply with applicable law. Subject to the terms of the Plan and any applicable Award Agreement, the Committee will determine the terms and conditions of Other Share-Based Awards. Common Shares or other securities delivered pursuant to a purchase right granted under this Section 8.1 will be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including, without limitation, cash, Common Shares, other securities, other Awards, other property, or any combination thereof, as the Committee will determine.

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ARTICLE IX

TERMINATION OF EMPLOYMENT

9.1	Death or Disability

Subject to Section 5.3, and unless otherwise specified in an Award Agreement, if a Participant or Director Participant dies or becomes Disabled while an employee, officer or director of or consultant to the Company or an Affiliate:

(a)

the executor or administrator of the Participant’s or Director Participant’s estate or the Participant or Director Participant, as the case may be, may exercise Options of the Participant or Director Participant. The number of Options exercisable shall equal:

(i)	the number of Options that were exercisable at the Termination Date; plus

(ii)

a portion of the next instalment of the Options due to vest equal to the number of Options next due to vest multiplied by a fraction the numerator of which is the number of days elapsed since the date of vesting of the last instalment of the Options (or if none have vested, the Date of Grant) to the Termination Date and the denominator of which is the number of days between the date of vesting of the last instalment of the Option (or if none have vested, the Date of Grant) and the date of vesting of the next instalment of the Option;

(b)

the right to exercise such Options terminates on the earlier of: (i) the date that is twelve months after the Termination Date; and (ii) the date on which the Exercise Period of the particular Option expires. Subject to subsection (a), any Options held by the Participant or Director Participant that are not yet exercisable at the Termination Date immediately expire and are cancelled on the Termination Date;

(c)

except for Performance Compensation Awards, a portion of the next instalment of any other Awards due to vest shall immediately vest, such portion to equal the number of Awards next due to vest multiplied by a fraction the numerator of which is the number of days elapsed since the date of vesting of the last instalment of the Awards (or if none have vested, the Date of Grant) to the Termination Date and the denominator of which is the number of days between the date of vesting of the last instalment of the Awards (or if none have vested, the Date of Grant) and the date of vesting of the next instalment of the Awards;

(d)

subject to subsection (c), any other Awards held by the Participant or Director Participant that are not yet vested at the Termination Date are immediately forfeited to the Company on the Termination Date; and

(e)	such Participant’s or Director Participant’s eligibility to receive further grants of Awards under the Plan ceases as of the Termination Date.

9.2	Termination of Employment or Services

(a)

Where a Participant’s or Director Participant’s employment or term of office or engagement with the Company or an Affiliate terminates by reason of the Participant’s death or Disability or, in the case of a Director Participant, the Director Participant’s death or Disability, then the provisions of Section 9.1 will apply.

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(b)

Where a Participant’s employment or term of office or engagement terminates by reason of a Participant’s resignation, then unless otherwise specified in the Award Agreement, any Options held by the Participant that are exercisable at the Termination Date continue to be exercisable by the Participant until the earlier of: (A) the date that is 30 days after the Termination Date; and (B) the date on which the Exercise Period of the particular Option expires. Any Options held by the Participant that are not yet exercisable at the Termination Date immediately expire and are cancelled on the Termination Date, and any other Awards held by the Participant that are not yet vested at the Termination Date are immediately forfeited to the Company on the Termination Date.

(c)

Where a Participant’s employment or term of office or engagement terminates by reason of termination by the Company or an Affiliate without cause (as determined by the Committee in its sole discretion) (whether such termination occurs with or without any or adequate notice or reasonable notice, or with or without any or adequate compensation in lieu of such notice), then, unless otherwise specified in the Award Agreement, any Options held by the Participant that are exercisable at the Termination Date continue to be exercisable by the Participant until the earlier of: (A) the date that is 90 days after the Termination Date; and (B) the date on which the Exercise Period of the particular Option expires. Any Options held by the Participant that are not yet exercisable at the Termination Date immediately expire and are cancelled on the Termination Date, and any other Awards held by the Participant that are not yet vested at the Termination Date are immediately forfeited to the Company on the Termination Date.

(d)

Where a Participant’s employment or term of office or engagement is terminated by the Company or an Affiliate for cause (as determined by the Committee in its sole discretion), or, in the case of a Consultant Participant, for breach of contract (as determined by the Committee in its sole discretion), then any Options held by the Participant at the Termination Date (whether or not exercisable) immediately expire and are cancelled on the Termination Date, and any other Awards held by the Participant at the Termination Date (whether or not vested) are immediately forfeited to the Company on the Termination Date.

(e)

Where a Director Participant’s term of office is terminated for breach by the Director Participant of his or her fiduciary duty to the Company (as determined by the Committee in its sole discretion), then any Options held by the Director Participant at the Termination Date (whether or not exercisable) immediately expire and are cancelled on the Termination Date, and any other Awards held by the Director Participant at the Termination Date (whether or not vested) are immediately forfeited to the Company on the Termination Date.

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(f)

Where a Director Participant’s term of office terminates for any reason other than death or Disability of the Director Participant or a breach by the Director Participant of his or her fiduciary duty to the Company (as determined by the Committee in its sole discretion), the Committee or the Board may, in its sole discretion, at any time prior to or following the Termination Date, (A) permit the exercise of any or all Options held by the Director Participant, whether or not exercisable at the Termination Date, in the manner and on the terms authorized by the Board, provided that neither the Committee nor the Board shall, in any case, authorize the exercise of an Option pursuant to this Section beyond the date on which the Exercise Period of the particular Option expires; and (B) provide for the vesting of any or all other Awards held by a Director Participant on the Termination Date.

(g)

The eligibility of a Participant or Director Participant to receive further grants under the Plan ceases as of the date that the Company or an Affiliate, as the case may be, provides the Participant or Director Participant with written notification that the Participant’s employment or term of office, or the Director Participant’s term of office, as the case may be, is terminated, notwithstanding that such date may be prior to the Termination Date.

(h)

Unless the Committee, in its sole discretion, otherwise determines, at any time and from time to time, Awards are not affected by a change of employment arrangement within or among the Company or a Subsidiary for so long as the Participant continues to be an employee of the Company or a Subsidiary, including without limitation a change in the employment arrangement of a Participant whereby such Participant becomes a Director Participant.

9.3	Incentive Stock Options

Notwithstanding anything to the contrary in this Article 9, in the case of an Incentive Stock Option, any Incentive Stock Options held by a U.S. Taxpayer that are exercisable at the Termination Date continue to be exercisable by the U.S. Taxpayer until the earlier of: (A) the date that is three months after the Termination Date; (B) the date on which the Exercise Period of the particular Incentive Stock Option expires; or (C) any shorter post-Termination Date exercise period as is set forth in this Article 9 or in the U.S. Taxpayer’s Award Agreement.

ARTICLE X

CHANGE IN CONTROL

10.1	Corporate Transaction/Change in Control
(a)

Corporate Transaction. In the event that the Company is a party to a Corporate Transaction, outstanding Awards shall be subject to the applicable agreement of merger, reorganization, or sale of assets. Such agreement may provide, without limitation, for

i.	the continuation of an outstanding Award by the Company (if the Company is the surviving corporation),

ii.

the assumption or substitution of outstanding Options, or other Awards by the surviving corporation or its parent, except that the exercise price and the number and nature of shares issuable upon exercise of any such Option, will be adjusted appropriately pursuant to Section 424(a) of the Code,

iii.	the assumption of outstanding Award Agreements by the surviving corporation or its parent,

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iv.

the replacement of outstanding Options, and other Awards with a cash incentive program of the surviving corporation which preserves the spread existing on the unvested portions of such outstanding Awards at the time of the transaction and provides for subsequent payout in accordance with the same vesting provisions applicable to those Awards,

v.	or for the cancellation of outstanding Options, and other Awards, with or without consideration,

in all cases without the consent of the Participant.

(b)

Acceleration. The Committee may determine, at the time of grant of an Award or thereafter, that in the event of a Change of Control, such Award shall become fully or partially vested as to all Common Shares subject to such Award.

(c)	Dissolution. To the extent not previously exercised or settled, Options, and other Awards shall terminate immediately prior to the dissolution or liquidation of the Company.

10.2	Parachute Payments

If a Participant or Director Participant is entitled to receive payments that would qualify as excess “parachute payments” under Section 280G of the Code, those payments shall be reduced by the necessary amount so that the Participant or Director Participant is not subject to excise tax under Section 4999 of the Code if such reduction would result in the Participant or Director Participant receiving a greater after-tax payment. If a reduction is necessary, cash payments shall first be reduced, beginning with the payment that is scheduled to be paid the latest and continuing to reduce earlier scheduled payments, followed by reduction in full value Share Awards, and then Options.

ARTICLE XI

SHARE CAPITAL ADJUSTMENTS

11.1	General

The existence of any Awards does not affect in any way the right or power of the Company or its shareholders to make, authorize or determine any adjustment, recapitalization, reorganization or any other change in the Company’s capital structure or its business, or any amalgamation, combination, arrangement, merger or consolidation involving the Company, to create or issue any bonds, debentures, Common Shares or other securities of the Company or to determine the rights and conditions attaching thereto, to effect the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or to effect any other corporate act or proceeding, whether of a similar character or otherwise, whether or not any such action referred to in this Section would have an adverse effect on this Plan or on any Award granted hereunder.

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11.2	Reorganization of Company’s Capital

Should the Company effect a subdivision or consolidation of Common Shares or any similar capital reorganization or a payment of a stock dividend (other than a stock dividend that is in lieu of a cash dividend), or should any other change be made in the capitalization of the Company, amalgamation, combination, arrangement, merger or other transaction or reorganization involving the Company and occurring by exchange of Common Shares, by sale or lease of assets or otherwise, in each case that does not constitute a Change in Control then: (a) the number of Common Shares that may be acquired on the vesting of outstanding Awards or the exercise of any outstanding Options; and/or (b) the Exercise Price of any outstanding Options; and/or (c) the terms of any Other Award in order to preserve proportionately the rights and obligations of the Participants or Director Participants holding such Awards, shall be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and in compliance with applicable securities laws, and the number of Common Shares issuable under the Plan shall be correspondingly adjusted.

11.3	Immediate Exercise of Awards

Where the Board determines that the steps provided in Sections 11.2 would not preserve proportionately the rights, value and obligations of the Participants or Director Participants holding such Awards in the circumstances or otherwise determines that it is appropriate:

(a)	the Board may permit the immediate exercise of any outstanding Options that are not otherwise exercisable, and the immediate vesting of any unvested Awards; and

(b)	if the Board takes the step contemplated in (a) above, the Board may also authorize the Company, to the extent permitted under applicable laws, to offer to purchase any Options from any Participant or Director Participants for a price equal to the difference between the Fair Market Value of the underlying Common Shares and the Exercise Price of the Options.

11.4	Issue by Company of Additional Shares

Except as expressly provided in this Article 11, neither the issue by the Company of shares of any class or securities convertible into or exchangeable for shares of any class, nor the conversion or exchange of such shares or securities, affects, and no adjustment by reason thereof is to be made with respect to: (a) the number of Common Shares that may be acquired as a result of a grant of Awards or upon the exercise of any outstanding Options; or (b) the Exercise Price of any outstanding Options.

11.5	Fractions

No fractional Common Shares will be issued on the exercise of an Option or the grant of an Award. Accordingly, if, as a result of any adjustment under Section 11.2 a Participant or Director Participant would become entitled to a fractional Common Share, the Participant or Director Participant has the right to acquire only the adjusted number of full Common Shares and no payment or other adjustment will be made with respect to the fractional Common Shares which shall be disregarded.

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ARTICLE XII

MISCELLANEOUS PROVISIONS

12.1	Legal Requirement

The Company is not obligated to grant any Awards, issue any Common Shares or other securities, make any payments or take any other action if, in the opinion of the Board, in its sole discretion, such action would constitute a violation by a Participant, Director Participant or the Company of any provision of any applicable statutory or regulatory enactment of any government or government agency or the requirements of any stock exchange upon which the Common Shares may then be listed.

12.2	Participants’ Entitlement

Except as otherwise provided in this Plan, Options (whether or not exercisable) and other Awards previously granted under this Plan are not affected by any change in the relationship between, or ownership of, the Company and an Affiliate. For greater certainty, all grants of Awards remain valid and all Options remain valid and exercisable in accordance with the terms and conditions of this Plan and are not affected by reason only that, at any time, an Affiliate ceases to be an Affiliate.

12.3	Withholding Taxes

The granting or vesting of each Award and exercise of each Option granted under this Plan is subject to the condition that if at any time the Committee determines, in its discretion, that the satisfaction of withholding tax or other withholding liabilities is necessary or desirable in respect of such grant, vesting or exercise, such exercise is not effective unless such withholding has been effected to the satisfaction of the Committee. In such circumstances, the Committee may require that the withholding tax obligation be satisfied by any of the following methods or by a combination of such methods:

(a)	the tendering by the Participant or Director Participant of cash payment to the Company in an amount less than or equal to the total withholding tax obligation; or

(b)

permitting the Participant to direct the Company to withhold from the Common Shares otherwise due to the Participant or Director Participant such number of Common Shares having a Fair Market Value, determined as of the date the withholding tax obligation arises, less than or equal to the amount of the total withholding tax obligation in the relevant jurisdiction; or

(c)

the withholding by the Company from any cash payment otherwise due to the Participant or Director Participant such amount of cash as is less than or equal to the amount of the total withholding tax obligation;

provided, however, that the sum of any cash so paid or withheld and the Fair Market Value of any Common Shares so withheld is sufficient to satisfy the total withholding tax obligation. Any such additional payment is due no later than the date on which any amount with respect to the Award or exercised Option is required to be remitted to the relevant tax authority by the Company or an Affiliate, as the case may be.

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12.4	Rights of Participant

No Participant or Director Participant has any claim or right to be granted an Award (including, without limitation, an Option granted in substitution for any Option that has expired pursuant to the terms of this Plan) and the granting of any Award is not to be construed as giving a Participant or Director Participant a right to remain as an employee, consultant or director of the Company or an Affiliate. No Participant or Director Participant has any rights as a shareholder of the Company in respect of Common Shares issuable on the exercise of any Option or issuable pursuant to any other Award until the allotment as a book entry representing the delivery or the issuance to such Participant or Director Participant of certificates representing such Common Shares.

12.5	Other Incentive Awards

The Committee shall have the right to grant other incentive awards based upon Common Shares under this Plan to Participants or Director Participants in accordance with applicable laws and regulations and subject to regulatory approval, including without limitation the approval of the Toronto Stock Exchange and Nasdaq (to the extent the Company has any securities listed on the particular exchange), having such terms and conditions as the Committee may determine, including without limitation the grant of Common Shares based upon certain conditions and the grant of securities convertible into Common Shares.

12.6	Termination

The Plan will terminate on the earliest of: (i) the date upon which no further Common Shares remain available for issuance under the Plan and no Options or other Awards remain outstanding; and (ii) the acceleration of the vesting, if any, of Options and other Awards pursuant to Section 10.1 upon the occurrence of a Change in Control, unless renewed for such further period and upon such terms and conditions as the Committee may determine, but in all events the Plan will automatically terminate on May 15, 2027, being the tenth anniversary of the effective date of the Plan.

12.7	Amendment

(a)

Subject to the rules and policies of any stock exchange on which the Common Shares are listed and applicable law, the Board may, without notice or shareholder approval, at any time or from time to time, amend the Plan for the purposes of:

(i)

making any amendments to the general vesting provisions of each Option, PSU, RSU or other Award, including accelerating the vesting conditions in situations addressing Change in Control, Corporation Transaction, death, Disability or certain terminations of service, based on such factors as the Board may determine;

(ii)

making any amendments to the general term of each Option provided that no Option held by an Insider may be extended beyond its original expiry date, and no Option may be exercised after the tenth (10th) anniversary of the Date of Grant;

(iii)	making any amendments to the provisions set out in Article 9;

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(iv)

making any amendments to add covenants of the Company for the protection of Participants or Director Participants, as the case may be, provided that the Board shall be of the good faith opinion that such additions will not be materially prejudicial to the rights or interests of the Participants or Director Participants, as the case may be;

(v)

making any amendments not inconsistent with the Plan as may be necessary or desirable with respect to matters or questions which, in the good faith opinion of the Board, having in mind the best interests of the Participants and Director Participants, it may be expedient to make, including amendments that are desirable as a result of changes in law in any jurisdiction where a Participant or Director Participant resides, provided that the Board shall be of the opinion that such amendments and modifications will not be materially prejudicial to the interests of the Participants and Director Participants; or

(vi)

making such changes or corrections which, on the advice of counsel to the Company, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the Board shall be of the opinion that such changes or corrections will not be prejudicial to the rights and interests of the Participants or Director Participants.

(b)

Subject to Section 10.1, the Board shall not materially alter or impair any rights or increase any obligations with respect to an Award previously granted under the Plan without the consent of the Participant or Director Participant, as the case may be.

(c)

Notwithstanding any other provision of this Plan, none of the following amendments shall be made to this Plan without approval of the Toronto Stock Exchange and Nasdaq (to the extent such consent is required and the Company has any securities listed on the particular exchange) and the approval of shareholders in accordance with the requirements of such exchange(s):

(i)

amendments to the Plan which would increase the number of Common Shares issuable under the Plan, except pursuant to the provisions in the Plan, including Section 11.2, which permit the Board to make adjustments in the event of transactions affecting the Company or its capital;

(ii)

amendments to the Plan which would increase the number of Common Shares issuable to Insiders, except in connection with a Change in Control or pursuant to the provisions in the Plan, including Sections 11.2, which permit the Board to make adjustments in the event of transactions affecting the Company or its capital;

(iii)	amendments to the Plan which would increase the number of Common Shares issuable to Director Participants under the Plan, otherwise than in accordance with the terms of this Plan;

(iv)

amendments that would extend the Exercise Period of any Options held by Insiders, beyond the Exercise Period otherwise determined in accordance with this Plan (except the automatic extension of Options which otherwise would expire during or immediately after a Blackout Period as provided in this Plan);

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(v)	amendments that would extend the expiry of an Option to be beyond ten years from its date of grant;

(vi)

amendments that would reduce the Exercise Price of any Options held by Insiders (for this purpose, a cancellation or termination of an Option of a Participant or Director Participant prior to its expiry date for the purpose of reissuing an Option to the same Participant or Director Participant within three (3) months of such cancellation or termination with a lower exercise price shall be treated as an amendment to reduce the exercise price of an Option), except for the purpose of maintaining Option value in connection with a Change in Control or pursuant to the provisions in the Plan, including Sections 11.2, which permit the Board to make adjustments in the event of transactions affecting the Company or its capital;

(vii)	the addition of any form of financial assistance to a Participant or Director Participant;

(viii)	amendments that would permit Options or rights under the Plan to be transferred other than for normal estate settlement purposes;

(ix)	amendments to this Section 12.7; and

(x)	amendments for which the applicable exchange rules require shareholder approval.

Any amendment that would cause an Award held by a U.S. Taxpayer to fail to comply with Section 409A of the Code shall be null and void ab initio.

12.8	Section 409A of the Code

This Plan will be construed and interpreted to be exempt from the requirements of Section 409A of the Code, however, to the extent that Awards are not so exempt, then Awards will be construed and interpreted to comply with Section 409A of the Code to the extent required to avoid the imposition of the additional tax under Section 409A of the Code. The Company reserves the right to amend this Plan to the extent it reasonably determines is necessary in order to preserve the intended tax consequences of this Plan in light of Section 409A of the Code and any regulations or guidance under that section. In no event will the Company be responsible if Awards under this Plan result in adverse tax consequences to a U.S. Taxpayer under Section 409A of the Code. Notwithstanding any provisions of the Plan to the contrary, in the case of any “specified employee” within the meaning of Section 409A of the Code who is a U.S. Taxpayer, distributions of non-qualified deferred compensation under Section 409A of the Code made in connection with a “separation from service” within the meaning set forth in Section 409A of the Code may not be made prior to the date which is six months after the date of separation from service (or, if earlier, the date of death of the U.S. Taxpayer). Any amounts subject to a delay in payment pursuant to the preceding sentence shall be paid as soon practicable following such six-month anniversary of such separation from service.

E-1-29

12.9	Requirement of Notification of Election Under Section 83(b) of the Code

If a Participant or Director Participant, in connection with the acquisition of Common Shares under the Plan, is permitted under the terms of the Award Agreement to make the election permitted under Section 83(b) of the Code (i.e., an election to include in gross income in the year of transfer the amounts specified in Section 83(b) of the Code notwithstanding the continuing transfer restrictions) and the Participant or Director Participant makes such an election, the Participant or Director Participant shall notify the Company of such election within ten (10) days of filing notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code.

12.10	Requirement of Notification Upon Disqualifying Disposition Under Section 421(b) of the Code

If any Participant shall make any disposition of Common Shares issued pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten (10) days thereof.

12.11	Indemnification

Every member of the Board will at all times be indemnified and saved harmless by the Company from and against all costs, charges and expenses whatsoever including any income tax liability arising from any such indemnification, that such member may sustain or incur by reason of any action, suit or proceeding, taken or threatened against the member, otherwise than by the Company, for or in respect of any act done or omitted by the member in respect of this Plan, such costs, charges and expenses to include any amount paid to settle such action, suit or proceeding or in satisfaction of any judgment rendered therein.

12.12	Participation in the Plan

The participation of any Participant or Director Participant in the Plan is entirely voluntary and not obligatory and shall not be interpreted as conferring upon such Participant or Director Participant any rights or privileges other than those rights and privileges expressly provided in the Plan. In particular, participation in the Plan does not constitute a condition of employment or engagement nor a commitment on the part of the Company to ensure the continued employment or engagement of such Participant or Director Participant. The Plan does not provide any guarantee against any loss which may result from fluctuations in the market value of the Common Shares. The Company does not assume responsibility for the income or other tax consequences for the Participants and Director Participants and they are advised to consult with their own tax advisors.

E-1-30

12.13	Participant Information and Consent to Data Transfer

Each Participant shall provide the Company with all information (including personal information) required by the Company in order to administer the Plan. By participating in the Plan, the Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data by and among, as applicable, the Company, any Affiliate and any third party administrator retained by the Company for the exclusive purpose of implementing, administering and managing the Plan and all entitlements under the Plan. The Participant understands that the Company and/or Affiliates hold certain personal information, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares or directorships held in the Company, the Affiliates and details of any entitlements under the Plan, for the purpose of implementing, administering and managing the Plan (collectively, “Data”). The Participant understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Participant’s country or elsewhere, and that the recipient’s country may have different data privacy laws and protections from the Participant’s country. The Participant understands that he or she may have the right, if residing in a particular jurisdiction to request a list with the names and addresses of any potential recipients of the Data by contacting the local human resources representative. The Participant authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the awards granted under the Plan. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage the Participant’s entitlements under the Plan and comply with applicable laws. The Participant understands that he or she may have the right, if residing in a particular jurisdiction, at any time, to view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. The Participant understands, however, that refusing or withdrawing his or her consent may affect the Participant’s ability to participate in the Plan. For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant understands that he or she may contact the applicable local human resources representative.

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12.14	International Participants

With respect to Participants or Director Participants who reside or work outside Canada and the United States, the Board may, in its sole discretion, amend, or otherwise modify, without shareholder approval, the terms of the Plan or Awards with respect to such Participants or Director Participants in order to conform such terms with the provisions of local law, and the Committee may, where appropriate, establish one or more sub-plans to reflect such amended or otherwise modified provisions.

12.15	Clawback or Recoupment Policy

All Awards shall be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Board or required by law during the term of Participant’s employment or other service with the Company that is applicable to executive officers, employees, directors or other service providers of the Company, and in addition to any other remedies available under such policy and applicable law, may require the cancellation of outstanding Awards and the recoupment of any gains realized with respect to Awards.

12.16	Effective Date

This Plan becomes effective on a date to be determined by the Board.

12.17	Governing Law

This Plan is created under and is to be governed, construed and administered in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

F- 1

SCHEDULE F

BY-LAW RATIFICATION RESOLUTION

RESOLVED AS A RESOLUTION OF THE SHAREHOLDERS OF MITEL NETWORKS CORPORATION (THE “CORPORATION”) THAT:

The amendment to By-Law No. 1A of the Corporation, as adopted and approved by the Corporation’s board of directors on December 16, 2016, is hereby confirmed, without amendment.

000001
Mr A Sample Designation (if any) Add1 Add2 add3 add4 add5 add6
8th Floor, 100 University Avenue Toronto, Ontario M5J 2Y1 www.computershare.com
Security Class
123
Holder Account Number
C1234567890    XXX
Form of Proxy - Annual General and Special Meeting to be held on May 15, 2017
This Form of Proxy is solicited by and on behalf of Management.
Notes to proxy
1.    Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting or any adjournment or postponement thereof. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse).
2.    If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you must sign this proxy with signing capacity stated, and you may be required to provide documentation evidencing your power to sign this proxy.
3.    This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy.
4.    If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder.
5.    The securities represented by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by Management.
6.    The securities represented by this proxy will be voted in favour or withheld from voting or voted against each of the matters described herein, as applicable, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has speci?ed a choice with respect to any matter to be acted on, the securities will be voted accordingly.
7.    This proxy confers discretionary authority in respect of amendments or variations to matters identi?ed in the Notice of Meeting or other matters that may properly come before the meeting or any adjournment or postponement thereof.
8.    This proxy should be read in conjunction with the accompanying proxy statement and other documentation provided by Management.
9.    To vote by mail – complete this proxy form in full, sign and return it in the envelope provided by 4:00 p.m., Ottawa time, on May 11, 2017.
Proxies submitted must be received by 4:00 p.m., Eastern Time, on May 11, 2017.
VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK!
To Vote Using the Telephone    To Vote Using the InternetTo Receive Documents Electronically
Call the number listed BELOW from a touch tone•Go to the following web site:• You can enroll to receive future securityholder
telephone.    www.investorvote.comcommunications electronically by visiting
1-866-732-VOTE (8683) Toll Free    •Smartphone?www.investorcentre.com and clicking at the
bottom of the page.
Scan the QR code to vote now.
If    you vote by telephone or the Internet, DO NOT mail back this proxy.
Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual.
Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the Management nominees named on the reverse of this proxy.
Instead of mailing this proxy, you may choose one of the two voting methods outlined above to vote this proxy.
To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER listed below.
CONTROL NUMBER    123456789012345
CPUQC01.E.INT/000001/i1234
01B81B

MR SAM SAMPLE

C1234567890

XXX 123

Appointment of Proxyholder

OR

as my/our proxyholder with full power of substitution and to attend, act and to vote for and on behalf of the shareholder in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the Annual General and Special Meeting of shareholders of Mitel Networks Corporation to be held at The Brookstreet Hotel, 525 Legget Drive, Kanata, Ontario K2K 2W2 on May 15, 2017 at 4:00 p.m. and at any adjournment or postponement thereof.

VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES.

1. Number of Directors

The Board recommends you vote **FOR** the following resolution:

To set the number of Directors at eight.

	For	Against	Abstain
To set the number of Directors at eight.	☐	☐	☐

2. Election of Directors

The Board recommends you vote **FOR** the following nominees:

Nominee	For	Withhold
01. Dr. Terence H. Matthews	☐	☐
02. Richard D. McBee	☐	☐
03. Benjamin H. Ball	☐	☐
04. Martha H. Bejar	☐	☐
05. Peter D. Charbonneau	☐	☐
06. John P. McHugh	☐	☐
07. Sudhakar Ramakrishna	☐	☐
08. David M. Williams	☐	☐

Fold

3. Appointment of Auditors

The Board recommends you vote **FOR** the following resolution:

For	Withhold
☐	☐

4. Advisory Vote for Executive Compensation

The Board recommends you vote **FOR** the following resolution:

An advisory (non-binding) resolution to approve executive compensation.

For	Against	Abstain
☐	☐	☐

1 Year	2 Years	3 Years	Abstain
☐	☐	☐	☐

Fold

6. Ordinary Resolution No. 1

The Board recommends you vote **FOR** the following resolution:

For	Against	Abstain
☐	☐	☐

7. Ratification of Amendment to By-Laws

The Board recommends you vote **FOR** the following resolution:

For	Against	Abstain
☐	☐	☐

Signature(s)

Date

MM / DD / YY

N M W Q 219917 X X X X A R 2 999999999999

01B82B

MR SAM SAMPLE C1234567890
XXX 123
Appointment of Proxyholder
I/We, being holder(s) of Mitel Networks Corporation hereby appoint:
Richard McBee or, failing him, Steven Spooner, or failing him, Gregory Hiscock
Print the name of the person you are appointing if this person is someone OR other than the Management Nominees listed herein.
1. Number of Directors
The Board recommends you vote FOR the following resolution:
To set the number of Directors at eight.
2. Election of Directors
For Against Abstain
The Board recommends you vote FOR the following nominees:
For Withhold
01. Dr. Terence H. Matthews 04. Martha H. Bejar 07. Sudhakar Ramakrishna
02. Richard D. McBee 05. Peter D. Charbonneau 08. David M. Williams
For Withhold
03. Benjamin H. Ball
06. John P. McHugh
3. Appointment of Auditors
The Board recommends you vote FOR the following resolution:
Reappointment of Deloitte LLP as Auditors of the Corporation for the ensuing year and authorizing the Directors to ? x their remuneration.
4. Advisory Vote for Executive Compensation
The Board recommends you vote FOR the following resolution:
An advisory (non-binding) resolution to approve executive compensation.
1 Year
5. Advisory Vote for Frequency of “Say-on-Pay” Votes
The Board recommends you vote “1 YEAR” for the following resolution:
An advisory (non-binding) resolution for the shareholders to determine whether the preferred frequency of an advisory vote on the executive compensation of the Corporation’s NEOs as set forth in the Corporation’s proxy statement should be every one year, two years, or three years.
6. Ordinary Resolution No. 1
The Board recommends you vote FOR the following resolution:
A resolution to approve the 2017 Omnibus Incentive Plan of the Corporation, as more particularly described in the accompanying management information circular.
7. Rati? cation of Amendment to By-Laws
The Board recommends you vote FOR the following resolution:
A resolution to con? rm the amendment to By-Law No. 1A of the Corporation, as approved and adopted by the Board on December 16, 2016, to increase the quorum requirement of any meeting of the Corporation’s shareholders from 25% to 33 1/3%.
Authorized Signature(s) – This section must be completed for your instructions to be executed.
I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this Proxy will be voted as recommended by Management.
Signature(s)
Interim Financial Statements – Mark this box if you would like to receive Interim Financial Statements and accompanying Management’s Discussion and Analysis by mail.
Annual Financial Statements – Mark this box if you would NOT like to receive the Annual Financial Statements and accompanying Management’s Discussion and Analysis by mail.
If you are not mailing back your proxy, you may register online to receive the above ? nancial report(s) by mail at www.computershare.com/mailinglist.
NMWQ 219917 XXXX A R 2 999999999999
01B82B